    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996


                                                      REGISTRATION NO. 333-12323
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 CONSECO, INC.
             (Exact name of Registrant as specified in its charter)

         INDIANA                             6719                           35-1468632
     (State or other                  (Primary Standard                  (I.R.S. Employer
     jurisdiction of                      Industrial
     incorporation or                Classification Code               Identification No.)
      organization)                        Number)

        11825 N. PENNSYLVANIA ST., CARMEL, INDIANA 46032, (317) 817-6100 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               LAWRENCE W. INLOW
                                 CONSECO, INC.
                           11825 N. PENNSYLVANIA ST.
                             CARMEL, INDIANA 46032
                                 (317) 817-6163
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

              JAMES C. HELFRICH                                JOANNE L. BOBER
   CAPITOL AMERICAN FINANCIAL CORPORATION                JONES, DAY, REAVIS & POGUE
            1001 LAKESIDE AVENUE                            599 LEXINGTON AVENUE
            CLEVELAND, OHIO 44114                         NEW YORK, NEW YORK 10022
               (216) 696-6400                                  (212) 326-3939

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of a wholly-owned subsidiary of Conseco, Inc. ("Conseco") with and into Capitol American Financial Corporation ("CAF") pursuant to an Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------


     CONSECO HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL CONSECO SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     CAPITOL AMERICAN FINANCIAL CORPORATION
                              1001 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114

Dear Fellow Shareholder:


     You are cordially invited to attend a Special Meeting of shareholders of Capitol American Financial Corporation, Inc. ("CAF"), to be held on Tuesday, November 26, 1996 at the Amphitheater, Lower Level, 1001 Lakeside Avenue, Cleveland, Ohio, at 10:00 a.m., local time (the "CAF Special Meeting").



     At the CAF Special Meeting, shareholders of record of CAF at the close of business on October 14, 1996 will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among CAF, Conseco, Inc., an Indiana corporation ("Conseco"), and CAF Acquisition Company, an Ohio corporation and a wholly-owned subsidiary of Conseco ("Merger Sub"), and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, among other things, (1) Merger Sub will be merged with and into CAF, with CAF being the surviving corporation (the "Merger"), and (2) each outstanding share of the common stock, without par value ("CAF Common Stock"), of CAF (other than shares of CAF Common Stock held by CAF as treasury stock or Dissenting Shares (as defined in the Merger Agreement)) will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).


     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, CAF AND THE SHAREHOLDERS OF CAF, HAS APPROVED AND AUTHORIZED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE SHAREHOLDERS OF CAF VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     The Board of Directors has received a written opinion of Donaldson, Lufkin & Jenrette Securities Corporation, which has acted as financial advisor to CAF in connection with the Merger, as to the fairness to CAF's shareholders, from a financial point of view, of the Merger Consideration to be received by CAF's shareholders pursuant to the terms of the Merger Agreement.


     Whether or not you plan to attend the CAF Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope as soon as possible so that your shares will be represented at the CAF Special Meeting. If you attend the CAF Special Meeting, you may vote in person even if you have previously returned your proxy. If you have any questions regarding the proposed transaction, please call Linda M. Margolin, Director of Investor Relations, at (216) 696-6400.


     As a shareholder of CAF, you have dissenters' rights, described in the accompanying Proxy Statement/Prospectus. To exercise such rights, a shareholder must not have voted his or her CAF Common Stock in favor of the Merger and must deliver to CAF, not later than ten days after the CAF Special Meeting, a written demand for cash equal to the "fair value" of such shareholder's shares of CAF Common Stock. See "The Merger -- Rights of Dissenting Shareholders" and Annex C in the Proxy Statement/Prospectus.

                                          Sincerely,

                                          David H. Gunning
                                          Chairman and
                                          Chief Executive Officer


October 17, 1996

                     CAPITOL AMERICAN FINANCIAL CORPORATION
                              1001 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

To the Shareholders of Capitol American Financial Corporation:


     Notice is hereby given that a special meeting (the "CAF Special Meeting") of the shareholders of Capitol American Financial Corporation ("CAF") will be held on Tuesday, November 26, 1996 at the Amphitheater, Lower Level, 1001 Lakeside Avenue, Cleveland, Ohio, at 10:00 a.m., local time, for the following purposes:



          1. To consider and vote upon a proposal to authorize and adopt the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among CAF, Conseco, Inc., an Indiana corporation ("Conseco"), and CAF Acquisition Company, an Ohio corporation and wholly-owned subsidiary of Conseco ("Merger Sub"), and the transactions contemplated thereby, pursuant to which, among other things, (A) Merger Sub will be merged with and into CAF, with CAF being the surviving corporation (the "Merger"), and (B) each outstanding share of the common stock, without par value (the "CAF Common Stock"), of CAF (other than shares of CAF Common Stock held by CAF as treasury stock or Dissenting Shares (as defined in the Merger Agreement)) will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).


          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Merger is more completely described in the accompanying Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Annex A thereto.

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, CAF AND THE SHAREHOLDERS OF CAF, HAS APPROVED AND AUTHORIZED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE SHAREHOLDERS OF CAF VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


     The Board of Directors of CAF has fixed the close of business on October 14, 1996, as the record date for determination of shareholders entitled to notice of, and to vote at, the CAF Special Meeting and any adjournments and postponements thereof.


                                          By order of the Board of Directors

                                          Peter D. Miller
                                          Secretary


October 17, 1996



     YOU ARE CORDIALLY INVITED TO ATTEND THE CAF SPECIAL MEETING IN PERSON, HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES OF CAF COMMON STOCK WILL BE REPRESENTED. IF YOU ATTEND THE CAF SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                                   IMPORTANT

     PLEASE DO NOT SEND YOUR STOCK CERTIFICATES REPRESENTING CAF COMMON STOCK AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                     CAPITOL AMERICAN FINANCIAL CORPORATION


                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            CONSECO, INC. PROSPECTUS
                             SHARES OF COMMON STOCK


     This Proxy Statement/Prospectus is being furnished to holders of shares of Common Stock, without par value ("CAF Common Stock"), of Capitol American Financial Corporation, an Ohio corporation ("CAF"), in connection with the solicitation of proxies by the CAF Board of Directors for use at a special meeting of CAF shareholders to be held on November 26, 1996 at the Amphitheater, Lower Level, 1001 Lakeside Avenue, Cleveland, Ohio, commencing at 10:00 a.m., local time, (the "CAF Special Meeting"). The CAF Special Meeting has been called to consider and vote on a proposal to authorize and adopt an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), among CAF, Conseco, Inc., an Indiana corporation ("Conseco") and CAF Acquisition Company, an Ohio corporation and wholly-owned subsidiary of Conseco (the "Merger Sub"), pursuant to which the Merger Sub will be merged with and into CAF (the "Merger") with CAF surviving the Merger as a wholly-owned subsidiary of Conseco.


     This Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed as part of a Registration Statement on Form S-4 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Common Stock, no par value ("Conseco Common Stock"), issuable in connection with the Merger (as defined herein). All information concerning Conseco contained in this Proxy Statement/Prospectus has been furnished by Conseco, and all information concerning CAF contained in this Proxy Statement/Prospectus has been furnished by CAF.


     The Conseco Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CNC". On October 16, 1996, the closing price of the Conseco Common Stock as reported on the NYSE was $50 3/4.



     The CAF Common Stock is listed on the NYSE under the symbol "CAF". On October 16, 1996, the closing price of the CAF Common Stock as reported on the NYSE was $36.



     This Proxy Statement/Prospectus and the related form of proxy are first being mailed to shareholders of CAF on or about October 18, 1996.


                            ------------------------
THE SHARES OF CONSECO COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN
  APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
    STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS OCTOBER 17, 1996.

                             AVAILABLE INFORMATION

     Conseco and CAF are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by Conseco and CAF with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Conseco and CAF, that file electronically with the Commission. The Conseco Common Stock and the CAF Common Stock are listed on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     Conseco has filed the Registration Statement with the Commission with respect to the Conseco Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CONSECO, AMERICAN TRAVELLERS CORPORATION, TRANSPORT HOLDINGS INC. AND LIFE PARTNERS GROUP, INC. SHOULD BE DIRECTED TO JAMES W. ROSENSTEELE, VICE PRESIDENT, INVESTOR RELATIONS, CONSECO, INC., 11825 NORTH PENNSYLVANIA STREET, CARMEL, INDIANA 46032, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR. ROSENSTEELE AT
(317) 817-2893. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CAF SHOULD BE DIRECTED TO LINDA M. MARGOLIN, DIRECTOR OF INVESTOR RELATIONS, CAPITOL AMERICAN FINANCIAL CORPORATION, 1001 LAKESIDE AVENUE, CLEVELAND, OHIO 44114, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MS. MARGOLIN AT (216) 696-6400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE NOVEMBER 19, 1996.


     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference:


          1. Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("Conseco's Annual Report"); Conseco's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; Conseco's Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, March 14, 1996, April 10, 1996, August 2, 1996, August 25, 1996 and
     September 25, 1996; and the description of Conseco Common Stock in Conseco's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.


          2. CAF's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("CAF's Annual Report"); CAF's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; CAF's Current Report on Form 8-K dated August 25, 1996; and the description of CAF Common Stock in CAF's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.


          3. Annual Report on Form 10-K of American Travellers Corporation ("ATC") for the fiscal year ended December 31, 1995 ("ATC's Annual Report"); ATC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and ATC's Current Report on Form 8-K dated August 25, 1996.



          4. Annual Report on Form 10-K of Transport Holdings Inc. ("THI") for the fiscal year ended December 31, 1995 ("THI's Annual Report"); THI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and THI's Current Report on Form 8-K dated September 25, 1996.



          5. Annual Report on Form 10-K of Life Partners Group, Inc. ("LPG") for the fiscal year ended December 31, 1995 ("LPG's Annual Report"); LPG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and LPG's Current Reports on Form 8-K dated March 11, 1996 and April 10, 1996.


     In addition, the Merger Agreement, a copy of which is attached hereto as Annex A, is incorporated herein by reference.


     All documents filed by Conseco, CAF, ATC, THI or LPG pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the CAF Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     State insurance holding company laws and regulations applicable to Conseco and CAF generally provide that no person may acquire control of Conseco or CAF, and thus indirect control of their respective insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Conseco Common Stock or CAF Common Stock, as the case may be, would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSECO OR CAF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONSECO OR CAF SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         -----
AVAILABLE INFORMATION.................................................................      ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     iii
TABLE OF CONTENTS.....................................................................       v
SUMMARY...............................................................................       1
  General.............................................................................       1
  The Companies.......................................................................       1
  CAF Shareholder Meeting.............................................................       2
  The Merger; The Merger Agreement....................................................       3
  Selected Historical Financial Information of Conseco................................      10
  Selected Historical Financial Information of LPG....................................      12
  Selected Historical Financial Information of CAF....................................      14
  Selected Historical Financial Information of ATC....................................      16
  Selected Historical Financial Information of THI....................................      18
  Summary Unaudited Pro Forma Consolidated Financial Information......................      20
  Comparative Unaudited Per Share Data of Conseco and CAF.............................      23
  Market Price Information............................................................      24
INFORMATION CONCERNING CONSECO AND THE MERGER SUB.....................................      25
  Background..........................................................................      25
  Insurance Operations................................................................      25
  Fee-Based Operations................................................................      26
  Other Pending Acquisitions By Conseco...............................................      26
  General Information Concerning Conseco and the Merger Sub...........................      27
INFORMATION CONCERNING CAF............................................................      27
CAF SHAREHOLDER MEETING...............................................................      28
  General.............................................................................      28
  Matters to be Considered at the CAF Special Meeting.................................      28
  Voting at the CAF Special Meeting; Record Date; Quorum..............................      28
  Proxies; Revocation of Proxies......................................................      29
THE MERGER............................................................................      30
  Background of the Merger............................................................      30
  Conseco's Reasons for the Merger....................................................      31
  CAF's Reasons for the Merger; Recommendation of the CAF Board of Directors..........      32
  Opinion of CAF's Financial Advisor..................................................      33
  Certain Consequences of the Merger..................................................      39
  Conduct of the Business of Conseco and CAF after the Merger.........................      40
  Interests of Certain Persons In the Merger..........................................      40
  Indemnification of Directors and Officers; Insurance................................      41
  Accounting Treatment................................................................      41
  Certain Federal Income Tax Consequences.............................................      42
  Regulatory Approvals................................................................      43


                                                                                         PAGE
                                                                                         -----
  NYSE Listing of Conseco Common Stock................................................      43
  Rights of Dissenting Shareholders...................................................      44
THE MERGER AGREEMENT..................................................................      45
  The Merger..........................................................................      45
  Effective Time......................................................................      45
  Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts.........      46
  Treatment of CAF Stock Options......................................................      47
  CAF Employee Matters................................................................      47
  Dissenting Shares...................................................................      47
  Representations and Warranties......................................................      48
  Certain Covenants...................................................................      48
  Conditions to the Merger............................................................      50
  Termination.........................................................................      50
  Right of CAF Board of Directors to Withdraw Its Recommendation......................      51
  Acquisition Proposal Fees...........................................................      51
  Expenses............................................................................      51
  Modification or Amendment...........................................................      51
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO......................      52
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................      75
  Amendment of By-Laws................................................................      75
  Voting with Respect to Certain Business Combinations................................      75
  Certain Provisions Relating to Acquisitions.........................................      75
  Right to Bring Business Before an Annual or Special Meeting of Shareholders.........      77
  Shareholder Action By Written Consent...............................................      77
  Removal of Directors................................................................      77
  Director Liability..................................................................      77
  Indemnification.....................................................................      78
  Dividends and Repurchases...........................................................      79
  Dissenters' Rights..................................................................      79
  Director and Officer Discretion.....................................................      80
MANAGEMENT OF THE SURVIVING CORPORATION UPON CONSUMMATION OF THE MERGER...............      80
LEGAL MATTERS.........................................................................      80
EXPERTS...............................................................................      80
INDEPENDENT ACCOUNTANTS...............................................................      81
OTHER MATTERS.........................................................................      81
Annex A -- Agreement and Plan of Merger...............................................     A-1
Annex B -- Opinion of Donaldson, Lufkin & Jenrette Securities Corporation.............     B-1
Annex C -- Section 1701.85 of the Ohio Revised Code...................................     C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, contained elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. All share and per share information in this Proxy Statement/Prospectus concerning Conseco has been adjusted to reflect a two-for-one stock split of the Conseco Common Stock effected April 1, 1996, unless otherwise stated. Except as otherwise indicated, all financial information in this Proxy Statement/Prospectus is presented in accordance with generally accepted accounting principles ("GAAP"). Shareholders are urged to read this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

                                    GENERAL


     This Proxy Statement/Prospectus relates to the Merger of Merger Sub with and into CAF pursuant to the Merger Agreement. See "The Merger."


                                 THE COMPANIES


CONSECO, INC. ................   Conseco is a financial services holding company
                                 engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. Conseco's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, and to focus resources on the development and expansion of profitable products and strong distribution channels.



                                 On August 2, 1996, Conseco completed its acquisition of Life Partners Group, Inc. ("LPG"). On September 30, 1996, Conseco acquired the shares of American Life Holdings, Inc. ("ALH") (of which Conseco previously owned approximately 37 percent) which Conseco did not own for approximately $165 million in cash. Conseco (including ALH) and LPG collected an aggregate of approximately $3.6 billion of total premiums and annuity deposits in 1995 from a diverse portfolio of products. After giving pro forma effect to the acquisition of LPG, Conseco's total assets and shareholders' equity at June 30, 1996 would have been approximately $23 billion and $1.9 billion, respectively. See "Information Concerning Conseco and the Merger Sub."



                                 Conseco has also entered into (1) an Agreement and Plan of Merger (the "ATC Merger Agreement") with American Travellers Corporation ("ATC") pursuant to which ATC will be merged into Conseco (the "ATC Merger"), with each share of ATC Common Stock converted into the right to receive a fraction of a share of Conseco Common Stock having a value between $32.00 and $35.03 per share and (2) an Agreement and Plan of Merger (the "THI Merger Agreement") with Transport Holdings Inc.

                                 ("THI") pursuant to which THI will be merged into Conseco (the "THI Merger"), with each share of THI Common Stock converted into the right to receive between 1.40 and 1.83 shares of Conseco Common Stock. Conseco has also announced that it intends to acquire the shares of Bankers Life Holding Corporation ("BLH") (of which Conseco currently owns approximately 90.5 percent) which Conseco does not own in a merger in which each share of BLH Common Stock would be converted into the right to receive a fraction of a share of Conseco Common Stock having a value of $25.00 per share. Consummation of the Merger is not conditioned upon consummation by Conseco of any of the other pending acquisitions. See "Information Concerning Conseco and the Merger Sub -- Other Pending Acquisitions by Conseco" and "Unaudited Pro Forma Consolidated Financial Statements of Conseco."


CAF ACQUISITION COMPANY.......   The Merger Sub, a wholly-owned subsidiary of
                                 Conseco, was formed for the purpose of
                                 effecting the Merger. To date, the Merger Sub has not engaged in any activities other than those incident to its organization and the consummation of the Merger. See "Information
                                 Concerning Conseco and the Merger Sub."

CAPITOL AMERICAN FINANCIAL
  CORPORATION.................   CAF, through its insurance subsidiaries,
                                 underwrites, markets and distributes individual and group supplemental health and accident insurance. For the year ended December 31, 1995, CAF's earned premiums were $282.1 million, of which approximately 66 percent was from cancer insurance. See "Information
                                 Concerning CAF."

                               CAF SHAREHOLDER MEETING


TIME, DATE AND PLACE..........   The CAF Special Meeting will be held at 10:00
                                 a.m., local time, on November 26, 1996, at the Amphitheater, Lower Level, 1001 Lakeside
                                 Avenue, Cleveland, Ohio, and at any adjournment or postponement thereof.


PURPOSE OF THE MEETING........   The purpose of the CAF Special Meeting is to
                                 consider and vote upon (1) a proposal to authorize and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the CAF Special Meeting or any adjournments or postponements thereof. See "CAF Shareholder
                                 Meeting -- Matters to be Considered at the CAF
                                 Special Meeting."


RECORD DATE, SHARES ENTITLED
TO VOTE, QUORUM...............   Holders of record of shares of CAF Common Stock
                                 at the close of business on October 14, 1996
                                 (the "CAF Record Date"), are entitled to notice of and to vote at the CAF Special Meeting. As of the CAF Record Date, there were 17,507,190 shares of CAF Common Stock outstanding and entitled to vote which were held by 104 holders of record. Each holder of record of shares of CAF Common Stock on the CAF Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the CAF shareholders at the CAF Special

                                 Meeting. See "CAF Shareholder Meeting -- Voting at the CAF Special Meeting; Record Date; Quorum."


                                 The presence, in person or by properly executed proxy, of the holders of stock representing a majority of the voting power of all outstanding shares of the CAF Common Stock at the CAF Special Meeting is necessary to constitute a quorum at the CAF Special Meeting. See "CAF Shareholder Meeting -- Voting at the CAF Special Meeting; Record Date; Quorum."


VOTE REQUIRED.................   The authorization and adoption by CAF of the
                                 Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of CAF Common Stock entitled to vote thereon. See "CAF Shareholder Meeting
                                 -- Voting at the CAF Special Meeting; Record
                                 Date; Quorum."

PROXIES, REVOCATION OF
PROXIES.......................   The enclosed proxy card permits each CAF
                                 shareholder to specify that shares be voted
                                 "FOR" or "AGAINST" (or "ABSTAIN") the
                                 authorization and adoption of the Merger
                                 Agreement and the Merger. If properly executed and returned, such proxy will be voted in accordance with the choice specified. Where a signed proxy card is returned, but no choice specified, the shares will be voted for authorization and adoption of the Merger
                                 Agreement and the Merger.

                                 A proxy relating to the CAF Special Meeting may be revoked by the shareholder giving the proxy at any time before it is exercised; however, mere attendance at the Special Meeting will not itself have the effect of revoking the proxy. A CAF shareholder may revoke a proxy by notification in writing sent (or given in person at the CAF Special Meeting) to the Secretary of CAF or by sending or giving to the Secretary of CAF a later dated proxy. See "CAF Shareholder Meeting -- Proxies; Revocation of Proxies."


CERTAIN VOTING INFORMATION....   As of October 14, 1996, CAF's directors and
                                 officers as a group beneficially owned 87,165 shares (or approximately .5 percent) of the outstanding CAF Common Stock entitled to vote at the CAF Special Meeting. All directors and officers of CAF have indicated that they will vote for the authorization and adoption of the Merger Agreement and the Merger. As of the CAF
                                 Record Date, Barry J. Hershey and Connie
                                 Hershey were entitled to vote 9,487,284 shares of CAF Common Stock, or approximately 54.2 percent of the number of shares of CAF Common
                                 Stock outstanding and entitled to vote on such date. Each of Barry J. Hershey and Connie
                                 Hershey have agreed to vote all shares of CAF
                                 Common Stock owned by them in favor of the adoption of the Merger Agreement. See "CAF
                                 Shareholder Meeting -- Voting at the CAF
                                 Special Meeting; Record Date; Quorum."


                        THE MERGER; THE MERGER AGREEMENT

REASONS FOR THE MERGER;
  RECOMMENDATION OF THE CAF
  BOARD OF DIRECTORS..........   Conseco. The Board of Directors of Conseco
                                 approved the Merger Agreement and the Merger based on a number of factors including its belief that: (1) the addition of CAF's cancer insurance and supplemental health insurance business would enable Conseco to offer a complete portfolio of insurance products to its customers; (2) the addition of CAF's distribution channels further diversifies Conseco's current distribution system and provides Conseco additional opportunities to cross-sell its current products; (3) the Merger offers Conseco and CAF the opportunity to improve their profitability through the achievement of economies of scale, the elimination of redundancies and the enhancement of market position; and (4) the Merger and the other pending acquisitions would further strengthen Conseco's position in the senior market. See "The Merger -- Conseco's
                                 Reasons for the Merger."


                                 CAF. The CAF Board of Directors approved the
                                 Merger Agreement and the Merger based on a number of factors, including: (1) information concerning the financial condition, results of operations and prospects of CAF and Conseco, both by itself and in combination with ATC and upon consummation of the acquisitions of the stock of ALH and BLH not already owned by Conseco; (2) information concerning the potential effects of a combination of CAF and Conseco, from both a financial and operational perspective; (3) the historical and recent market prices of CAF Common Stock; (4) the historical and recent market prices of Conseco Common Stock; (5) comparisons of the proposed transaction to recent comparable transactions;
                                 (6) the opportunity for CAF shareholders to receive both a substantial premium over the then-current market price of CAF Common Stock and the ability of the CAF shareholders to continue as shareholders in the combined company through Conseco Common Stock to be paid to them in the Merger; (7) the alternatives available to CAF including the likelihood that either remaining independent or pursuing a transaction involving any other strategic partner would not result in greater value to CAF or its shareholders; and (8) the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") that the consideration to be received by the CAF shareholders pursuant to the terms of the Merger Agreement is fair to such holders from a financial point of view.

                                 The Board of Directors of CAF recommends that shareholders of CAF authorize and adopt the Merger and the Merger Agreement. In evaluating the recommendation of the CAF Board of Directors, shareholders of CAF should carefully consider the matters described under "The Merger -- CAF's Reasons for the Merger; Recommendation of the CAF Board of Directors" and "-- Interests of Certain Persons in the Merger."

OPINION OF CAF'S FINANCIAL
  ADVISOR.....................   DLJ has delivered its written opinion to the
                                 Board of Directors of CAF that, as of August
                                 25, 1996, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration to be received by the shareholders of CAF pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to the shareholders of CAF.

                                 The full text of the written opinion of DLJ, which sets forth assumptions made, procedures followed, other matters considered and limits of the review undertaken by DLJ in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. Holders of CAF Common Stock should read such opinion in its entirety. See "The Merger -- Opinion of CAF's Financial Advisor."


EFFECT OF MERGER..............   Upon consummation of the Merger: (1) the Merger
                                 Sub will be merged with and into CAF, with CAF being the surviving corporation (the "Surviving
                                 Corporation"); and (2) each outstanding share of CAF Common Stock will be canceled, and each holder of a certificate representing shares of CAF Common Stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate, the Merger Consideration (as defined below). Fractional shares of Conseco
                                 Common Stock will not be issuable in connection with the Merger. CAF shareholders otherwise entitled to fractional shares of Conseco Common
                                 Stock will receive the value of such fractional shares in cash, determined as described herein under "The Merger Agreement -- Conversion of
                                 Shares; Exchange of Stock Certificates; No
                                 Fractional Amounts."


                                 A copy of the Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus and is incorporated by reference herein. See "The Merger Agreement."

MERGER CONSIDERATION..........   Upon the consummation of the Merger, each share
                                 of CAF
                                 Common Stock issued and outstanding immediately prior to the Effective Time (as defined below)
                                 (other than shares of CAF Common Stock held as treasury shares by CAF or Dissenting Shares (as defined below)) will be canceled and converted into the right to receive (1) $30.00 in cash plus the Time Factor (as defined below), if any (collectively, the "Cash Consideration"), and
                                 (2) the fraction (rounded to the nearest ten-thousandth of a share) of a share of Conseco Common Stock determined by dividing
                                 $6.50 by the Trading Value. The "Trading Value" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE
                                 Composite Transactions Reporting System for the
                                 20 consecutive trading days immediately
                                 preceding the second trading day prior to the Effective Time. The "Time Factor", if any, shall be equal to $0.25 if the Effective Time shall not have occurred by December 10, 1996, which amount shall be increased by an additional $0.25 on the tenth day of each calendar month thereafter until the occurrence of the Effective Time. The Cash Consideration, the Conseco Common Stock to be issued to holders of shares of CAF Common Stock in accordance with the Merger Agreement and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."
                                 Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger Agreement listed on the NYSE. See
                                 "The Merger Agreement -- Conversion of Shares;
                                 Exchange of Stock Certificates; No Fractional
                                 Amounts."

                                 No fractional shares of Conseco Common Stock will be issued in the Merger. Each CAF shareholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock will receive in lieu thereof cash in accordance with the terms of the Merger Agreement. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

                                 As soon as reasonably practicable after
                                 consummation of the Merger, a letter of
                                 transmittal from First Union National Bank of North Carolina (the "Paying Agent") (including instructions setting forth the procedures for exchanging such holder's certificates representing CAF Common Stock ("Certificates") for the Merger Consideration payable to such holder pursuant to the Merger Agreement) will be sent to each holder of record, as of the Effective Time, of shares of CAF Common Stock. Upon surrender of such Certificates to the Paying Agent together with a duly completed and executed letter of transmittal, such holder will promptly receive the Merger Consideration for each share of CAF Common Stock previously represented by the Certificates so surrendered. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

EFFECTIVE TIME OF THE
  MERGER......................   The Merger will become effective on the date a
                                 Certificate of Merger is filed with the
                                 Secretary of State of Ohio or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). See "The Merger
                                 Agreement -- Effective Time."

TREATMENT OF OPTIONS..........   Immediately prior to the Effective Time, each
                                 outstanding unexpired option to purchase shares of CAF Common Stock ("CAF Stock Option") and each restricted stock right ("Restricted
                                 Share") which have been granted pursuant to CAF's 1992 Equity Participation Plan, as amended, (the "1992 Equity Participation Plan") shall be fully vested. Subject to the following sentence, each CAF Stock Option will automatically be converted at or as of the Effective Time into an option to purchase
                                 Conseco Common Stock. With respect to (1) an employee of CAF who is either (A) given notice that he or she will not be asked to remain in his or her position beyond the period ending six months after the Effective Time or (B) terminated prior to the end of the six month period after the Effective Time or (2) a non-employee director of CAF, each CAF Stock
                                 Option held by such person immediately prior to the Effective Time shall be converted automatically at or as of the Effective Time into the right to receive an amount in cash equal to the product of (A) the Merger
                                 Consideration for one share of CAF Common Stock minus the current exercise price of the CAF
                                 Stock Option multiplied by (B) the total number of shares of CAF Common Stock subject thereto.
                                 See "The Merger Agreement -- Treatment of CAF
                                 Stock Options."

CERTAIN CONSEQUENCES OF THE
  MERGER......................   Upon consummation of the Merger, the CAF
                                 shareholders will become shareholders of
                                 Conseco, and each share of CAF Common Stock issued and outstanding immediately prior to the consummation of the Merger (other than shares held as treasury shares of CAF or Dissenting
                                 Shares) shall be converted into the right to receive the Merger Consideration. In addition, holders of CAF Stock Options will be entitled to receive, upon the exercise of their respective CAF Stock Options, a number of shares of Conseco

                                 Common Stock determined as described under "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts" and " -- Treatment of CAF Stock Options."


                                 After consummation of the Merger and without giving effect to the proposed acquisitions of ATC and BLH, the current Conseco shareholders will own approximately 96 percent of the shares of Conseco Common Stock then outstanding, and the current CAF shareholders will own approximately 4 percent of such shares. See "The Merger -- Certain Consequences of the Merger."



CONDITIONS TO THE MERGER;
  REGULATORY APPROVALS;
  TERMINATION OF THE MERGER
  AGREEMENT...................   The obligations of Conseco and CAF to
                                 consummate the Merger are subject to the satisfaction of certain conditions, including requisite CAF shareholder approval, and the receipt of certain governmental consents and approvals including, without limitation, the approvals or exemptive orders of the Insurance
                                 Commissioners under the state insurance codes of the states of Arizona and Ohio, which are the jurisdictions in which insurance companies owned by CAF are domiciled, and the expiration
                                 (or earlier termination) of the relevant waiting period under the Hart-Scott-Rodino
                                 Antitrust Improvements Act of 1976, as amended
                                 (the "HSR Act"). Such waiting period is
                                 scheduled to expire on November 6, 1996. See
                                 "The Merger -- Regulatory Approvals" and "The
                                 Merger Agreement -- Conditions to the Merger."


                                 The Merger Agreement is subject to termination by Conseco or CAF (provided that such party is not in breach of the Merger Agreement) if the Merger is not consummated by March 31, 1997, and prior to such time upon the occurrence of certain events. See "The Merger Agreement -- Termination."


RIGHT OF CAF BOARD OF
  DIRECTORS TO WITHDRAW ITS
  RECOMMENDATION; FEES........   Under the Merger Agreement, the Board of
                                 Directors of CAF may not (1) withdraw or modify, in a manner materially adverse to Conseco or CAF Acquisition, the approval or recommendation by the Board of Directors of the Merger Agreement or the Merger, (2) approve or recommend an Acquisition Proposal (as defined in the Merger Agreement) or (3) enter into any agreement with respect to any Acquisition
                                 Proposal, unless CAF receives an Acquisition
                                 Proposal and the Board of Directors of CAF determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to shareholders under applicable law it is necessary for the Board of Directors to withdraw or modify, in a manner materially adverse to Conseco or CAF Acquisition, its approval or recommendation of the Merger
                                 Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition
                                 Proposal or terminate the Merger Agreement. If the Board of Directors of CAF takes any of the foregoing actions, CAF shall, concurrently with the taking of any such action, pay to Conseco upon demand $15 million, payable in same-day funds.

CONDUCT OF THE BUSINESS OF
  CONSECO AND CAF AFTER THE
  MERGER......................   Pursuant to the Merger Agreement, (1) the
                                 members of the Board of Directors of the Merger
                                 Sub immediately prior to the consummation of the Merger shall become the directors of the Surviving Corporation following the consummation of the Merger, and (2) the officers of the Merger Sub immediately prior to the consummation of the Merger shall become the officers of the Surviving Corporation following the consummation of the Merger. Conseco's Board of Directors and management will not be affected by the Merger. See "Management of the Surviving Corporation Upon Consummation of the
                                 Merger." Conseco plans to consolidate certain operations of CAF with Conseco's operations after consummation of the Merger. See "The
                                 Merger -- Conduct of the Business of Conseco and CAF After the Merger."

INTERESTS OF CERTAIN PERSONS
  IN THE MERGER...............   Certain directors and officers of CAF have
                                 interests in the Merger different from the interests of other CAF shareholders. See "The
                                 Merger -- Interests of Certain Persons in the
                                 Merger."

INDEMNIFICATION OF DIRECTORS
  AND OFFICERS; INSURANCE.......   Conseco has agreed to honor the terms of
                                 existing indemnification agreements between CAF and certain of its officers and directors. In addition, Conseco has agreed to maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by CAF's existing officers' and directors' liability insurance policies. See "The Merger -- Interests of Certain Persons in the Merger" and "-- Indemnification of Officers and Directors; Insurance."

DISSENTERS' RIGHTS............   Under Ohio law, shareholders who vote against
                                 or abstain from voting in favor of the Merger and deliver to CAF a written demand for payment of the fair cash value of the shares as to which they seek relief within 10 days after the CAF Special Meeting have the right to obtain cash payment for the appraised value of their shares of CAF Common Stock. In order to exercise such rights, a shareholder must comply with all the procedural requirements of Section
                                 1701.85 of the Ohio Revised Code, the full text of which is attached to this Proxy
                                 Statement/Prospectus as Annex C. Shares of CAF
                                 Common Stock held by shareholders who shall have effectively dissented from the Merger and perfected their dissenters' rights in accordance with Section 1701.85 (the
                                 "Dissenting Shares") shall not be converted into or exchangeable for the right to receive the Merger Consideration, but shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with Section 1701.85. See "The
                                 Merger -- Rights of Dissenting Shareholders."

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES................   The receipt of the Merger Consideration
                                 (including any cash amounts received by
                                 dissenting CAF shareholders pursuant to the exercise of dissenters' rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a CAF shareholder will recognize gain or loss equal to the difference between his or her adjusted tax basis in the shares of CAF Common Stock exchanged in the Merger, and the amount of cash and the fair market value of the Conseco Common Stock received therefor. Such gain or loss will be capital gain or loss, and will be long-term gain or loss if, on the date of the Merger, the shares of CAF Common Stock were held for more than one year. CAF and Conseco each have indicated its intention to treat any amount paid pursuant to the Time Factor as additional purchase price that would increase the capital gain (or decrease the capital loss) recognized by a CAF shareholder on the disposition of his or her CAF Common Stock in the Merger. See "The
                                 Merger -- Certain Federal Income Tax
                                 Consequences."

ACCOUNTING TREATMENT..........   The Merger will be accounted for as a
                                 "purchase" under GAAP. See "The Merger --
                                 Accounting Treatment."

COMPARISON OF SHAREHOLDERS'
RIGHTS........................   Upon consummation of the Merger, the CAF
                                 shareholders will become shareholders of
                                 Conseco. See "Comparison of Shareholders'
                                 Rights" for a summary of the material
                                 differences between the rights of holders of Conseco Common Stock and CAF Common Stock.
                                 These differences arise from the distinctions between the laws of the jurisdictions in which Conseco and CAF are incorporated (Indiana and Ohio, respectively) and the distinctions between the respective charters and bylaws of Conseco and CAF.


SHAREHOLDERS AGREEMENT........   Conseco, Barry J. Hershey and Connie Hershey
                                 have entered into a Shareholders Agreement (the
                                 "Shareholders Agreement") pursuant to which each of Barry J. Hershey and Connie Hershey have agreed, among other things, to vote all shares of CAF Common Stock owned by them in favor of the adoption of the Merger Agreement.
                                 As of the CAF Record Date, Barry J. Hershey and
                                 Connie Hershey were entitled to vote 9,487,284 shares of CAF Common Stock, or approximately
                                 54.2 percent of the number of shares of CAF
                                 Common Stock outstanding and entitled to vote on such date.

            SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO(a)

     The selected historical financial information set forth below was derived from the consolidated financial statements of Conseco. Conseco's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in Conseco's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with Conseco's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of Conseco's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.


                                                                                                                 SIX MONTHS
                                                                YEARS ENDED DECEMBER 31,                       ENDED JUNE 30,
                                                ---------------------------------------------------------   ---------------------
                                                  1991        1992        1993        1994        1995        1995        1996
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income........................ $   280.8   $   378.7   $ 1,293.8   $ 1,285.6   $ 1,465.0   $   730.2   $   741.4
Investment activity:
  Net investment income........................     921.4       888.6       896.2       385.7     1,142.6       556.9       561.9
  Net trading income (losses)..................      50.7        35.9        93.1        (4.9)        2.5         6.0        (7.3)
  Net realized gains (losses)..................     123.3       124.3       149.5       (25.6)      186.4        74.5        10.2
Total revenues.................................   1,391.8     1,523.9     2,636.0     1,862.0     2,855.3     1,389.4     1,364.3
Interest expense on notes payable..............      69.9        46.2        58.0        59.3       119.4        52.4        54.2
Total benefits and expenses....................   1,168.6     1,193.9     2,025.8     1,537.6     2,436.8     1,187.1     1,142.8
Income before income taxes, minority interest
  and extraordinary charge.....................     223.2       330.0       610.2       324.4       418.5       202.3       221.5
Extraordinary charge on extinguishment of debt,
  net of tax...................................       5.0         5.3        11.9         4.0         2.1          --        17.4
Net income.....................................     116.0       169.5       297.0       150.4       220.4       124.3        96.4
Preferred dividends............................       6.8         5.5        20.6        18.6        18.4         9.2        17.2
Net income applicable to common stock..........     109.2       164.0       276.4       131.8       202.0       115.1        79.2
PER SHARE DATA(b)
Net income, primary............................ $    2.05   $    2.71   $    4.73   $    2.50   $    4.69   $    2.67   $    1.71
Net income, fully diluted......................      2.01        2.70        4.39        2.44        4.22        2.39        1.59
Dividends declared per common share............      .035        .043        .150        .250        .093        .073        .040
Book value per common share outstanding at
  period end...................................      7.73       10.93       16.89       10.45       20.44       16.33       17.68
Shares outstanding at period end...............      49.4        49.8        50.6        44.4        40.5        40.4        41.9
Average fully diluted shares outstanding.......      50.8        59.2        67.0        61.7        52.2        52.1        60.6
BALANCE SHEET DATA -- PERIOD END
Total assets................................... $11,832.4   $11,772.7   $13,749.3   $10,811.9   $17,297.5   $17,078.6   $17,426.3
Notes payable for which Conseco is directly
  liable.......................................     177.6       163.2       413.0       191.8       871.4       613.5       670.0
Notes payable of BLH, not direct obligations
  of Conseco...................................        --       392.0       290.3       280.0       301.5       272.2       297.9
Notes payable of Partnership entities, not
  direct obligations of Conseco................     319.3          --          --       331.1       283.2       308.0       281.6
Total liabilities..............................  11,321.3    11,154.4    12,382.9     9,743.2    15,782.5    15,528.3    15,857.1
Minority interest..............................      79.5        24.0       223.8       321.7       403.3       606.9       292.3
Shareholders' equity...........................     431.6       594.3     1,142.6       747.0     1,111.7       943.4     1,276.9
OTHER FINANCIAL DATA(c)
Premiums collected(d).......................... $ 1,648.7   $ 1,464.9   $ 2,140.1   $ 1,879.1   $ 3,106.4   $ 1,725.6   $ 1,501.6
Operating earnings(e)..........................      61.5       114.8       162.0       151.7       131.3        52.2       102.2
Operating earnings per fully diluted common
  share(b)(e)..................................      1.05        1.80        2.39        2.46        2.52        1.00        1.69
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed maturity
  securities(f)................................     431.6       560.3     1,055.2       884.7       999.1       910.1     1,332.9
Book value per common share outstanding,
  excluding unrealized appreciation
  (depreciation) of fixed maturity
  securities(b)(f).............................      7.73       10.24       15.16       13.55       17.66       15.50       19.02
Ratio of debt (including debt of CCP guaranteed
  by Conseco until its retirement in 1993) for
  which Conseco is directly liable to total
  capital of Conseco only(g):
    As reported................................       .29X        .22X        .27X        .20X        .44X        .34X        .34X
    Excluding unrealized appreciation
      (depreciation)(f)........................       .29X        .23X        .28X        .18X        .47X        .34X        .33X
Adjusted statutory capital (at period
  end)(h)...................................... $   617.1   $   603.1   $ 1,135.5   $   509.0   $ 1,021.0   $   901.2   $ 1,009.3
Adjusted statutory earnings(i).................      90.0       153.4       273.8       248.6       321.7       138.9       166.4
Ratio of adjusted statutory earnings to cash
  interest(j)..................................      2.62X       5.75X       4.94X       5.06X       3.79X       3.97X       4.11X


                                               (See footnotes on following page)

-------------------------
(a) Comparison of consolidated financial information in the above table is significantly affected by the Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II") acquisitions, the sale of Western National Corporation ("WNC") and the transactions affecting Conseco's ownership interest in BLH and CCP Insurance, Inc. ("CCP"). For periods beginning with their acquisitions and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of Conseco. Following the completion of the initial public offering by CCP in July 1992, the Company did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of WNC (and subsequent disposition of Conseco's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, ALH. Refer to the notes to the consolidated financial statements included in Conseco's Annual Report, incorporated by reference herein, for a description of business combinations.


(b) All share and per share amounts have been restated to reflect the April 1, 1996 two-for-one stock split.


(c) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(d) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(e) Represents income before extraordinary charge, excluding net trading income (losses) (net of income taxes), net realized gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

(f) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

(g) Represents the ratio of notes payable for which Conseco is directly liable to the sum of shareholders' equity and notes payable for which Conseco is directly liable.

(h) Includes: (1) statutory capital and surplus; (2) mandatory securities valuation reserve ("MSVR") at periods ended prior to December 31, 1992; (3) asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") at periods ended on or after December 31, 1992; and (4) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's and BLH's wholly owned life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(i) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's and BLH's wholly owned life insurance companies as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(j) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and BLH and their wholly owned subsidiaries that is required to be paid in cash.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG(a)

     The selected historical financial information set forth below was derived from the audited consolidated financial statements of LPG. LPG's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in LPG's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with LPG's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of LPG's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.


                                                                                                                SIX MONTHS
                                                               YEARS ENDED DECEMBER 31,                       ENDED JUNE 30,
                                               --------------------------------------------------------    --------------------
                                                 1991        1992        1993        1994        1995        1995        1996
                                               --------    --------    --------    --------    --------    --------    --------
                                                               (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income....................... $  187.1    $  187.3    $  210.8    $  217.9    $  280.1    $  129.4    $  155.7
Investment activity:
  Net investment income.......................    207.5       218.6       221.1       225.4       277.1       134.9       146.2
  Net realized gains (losses).................     18.6        23.1        18.4       (19.7)       15.8         2.4         2.3
Total revenues................................    420.6       436.5       455.7       428.2       576.1       268.6       306.9
Interest expense..............................     43.4        35.3        26.0        20.7        27.9        12.0        11.8
Total benefits and expenses...................    376.5       374.8       373.8       369.9       592.8       251.0       279.4
Income (loss) before income taxes, minority
  interest and extraordinary charge...........     44.1        61.7        81.9        58.5       (16.7)       17.6        27.5
Extraordinary charge, net of tax..............       --         5.6         4.8         2.6          --          --          --
Net income (loss).............................     22.8        32.1        47.2        34.6       (13.4)       11.3        15.9
Dividends in kind on preferred stock..........     13.4        15.4         4.0          --          --          --          --
Net income (loss) applicable to common
  stock.......................................      9.4        16.7        43.2        34.6       (13.4)       11.3        15.9
PER SHARE DATA
Income (loss) before extraordinary charge,
  primary and fully diluted................... $  (0.61)   $   1.08    $   2.05    $   1.43    $  (0.49)   $    .42    $    .56
Net income (loss), primary and fully
  diluted.....................................    (0.61)       0.62        1.85        1.33       (0.49)        .42         .56
Dividends declared per common share...........       --          --      0.0375         .08         .11         .05         .06
Book value per common share outstanding at
  period end..................................    13.92       15.98       12.25       11.50       14.35       14.20       12.47
Shares outstanding at period end..............      8.0        14.4        25.4        25.5        27.9        27.8        28.2
Average fully diluted shares outstanding......      9.0        12.1        23.4        26.1        27.1        26.8        28.4
BALANCE SHEET DATA -- PERIOD END
Total assets.................................. $2,976.9    $3,292.7    $3,589.4    $3,748.8    $4,980.9    $5,035.7    $4,974.7
Notes payable.................................    335.5       314.3       210.1       210.5       246.1       239.3       238.9
Total liabilities.............................  2,841.2     3,062.8     3,278.2     3,455.2     4,580.4     4,640.5     4,623.1
Minority interest.............................     24.1          --          --          --          --          --          --
Shareholders' equity..........................    111.6       229.9       311.2       293.6       400.5       395.2       351.6
OTHER FINANCIAL DATA(b)
Premiums collected(c)......................... $  508.2    $  465.5    $  470.2    $  411.8    $  497.3    $  248.2    $  280.1
Operating earnings (loss)(d)..................     15.5        31.9        44.1        50.0       (28.9)        9.4        20.5
Operating earnings (loss) per primary and
  fully diluted common share(d)...............     1.72        2.63        1.88        1.91       (1.06)        .35         .72
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(e)......................    111.6       229.9       291.7       325.0       344.3       376.8       361.8
Book value per common share outstanding,
  excluding unrealized appreciation
  (depreciation) of fixed maturity
  securities(e)...............................    13.92       15.98       11.48       12.73       12.34       13.54       12.83
Ratio of debt to total capital(f):
  As reported.................................      .75X        .58X        .40X        .42X        .38X        .38X        .40X
  Excluding unrealized appreciation
    (depreciation)(e).........................      .75X        .58X        .42X        .39X        .42X        .39X        .40X
Adjusted statutory capital (at period
  end)(g)..................................... $  149.4    $  191.3    $  169.8    $  174.3    $  209.8    $  174.7    $  219.3
Adjusted statutory earnings(h)................     75.7        76.4        83.4        75.8        78.1        28.9        46.4
Ratio of adjusted statutory earnings to cash
  interest(i).................................     1.83X       2.25X       3.46X       3.78X       3.46X       2.58X       4.06X


                                               (See footnotes on following page)

-------------------------
(a) Comparison of consolidated financial information in the above table is significantly affected by the acquisition of Lamar Financial Group, Inc. ("Lamar") on April 28, 1995. Such acquisition was accounted for using the purchase method, and the results of operations at Lamar are included in the consolidated financial data from the date of acquisition. Refer to the notes to the consolidated financial statements included in LPG's Annual Report incorporated by reference herein for a description of the acquisition.

(b) Amounts under this heading are included to assist the reader in analyzing LPG's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(d) Represents income before extraordinary charge, excluding net realized gains (losses) (less that portion of amortization of cost of policies purchased and the cost of policies produced and income taxes relating to such gains (losses)).

(e) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which LPG began to do with respect to a portion of its portfolio effective December 31, 1993. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in LPG's Annual Report which is incorporated herein by reference.

(f) Represents the ratio of notes payable to the sum of shareholders' equity and notes payable.

(g) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of LPG's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of LPG's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of LPG and its consolidated subsidiaries that is required to be paid in cash.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF

     The selected historical financial information set forth below was derived from the consolidated financial statements of CAF. The consolidated balance sheets of CAF at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent accountants, and are included in CAF's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with CAF's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of CAF's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.


                                                                                                      SIX MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,                   JUNE 30,
                                                    ----------------------------------------------    ----------------
                                                     1991      1992      1993      1994      1995      1995      1996
                                                    ------    ------    ------    ------    ------    ------    ------
                                                             (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income............................ $188.4    $219.5    $244.8    $263.3    $282.1    $139.0    $146.6
Investment activity:
  Net investment income............................   17.5      22.8      33.5      41.0      48.6      23.3      27.2
  Net realized gains...............................     --        --        .6        --        --        --        .1
Total revenues.....................................  206.4     242.8     279.4     304.4     330.8     162.4     174.0
Interest expense...................................    1.2       1.6       1.5       2.3       2.4       1.3       1.0
Total benefits and expenses........................  162.2     189.8     210.8     235.7     259.2     126.3     132.4
Income before income taxes and cumulative effect of
  change in accounting for income taxes............   44.2      53.0      68.6      68.7      71.6      36.1      41.6
Income from cumulative effect of change in
  accounting for income taxes......................    3.7        --        --        --        --        --        --
Net income.........................................   32.6      35.0      43.5      44.8      46.0      23.0      27.1
PER SHARE DATA
Income before cumulative effect of change in
  accounting for income taxes, primary and fully
  diluted.......................................... $ 1.77    $ 2.19    $ 2.36    $ 2.50    $ 2.64    $ 1.31    $ 1.55
Net income, primary and fully diluted..............   2.00      2.19      2.36      2.50      2.64      1.31      1.55
Dividends declared per common share................   .050      .255      .280      .320      .360      .180      .200
Book value per common share outstanding at period
  end..............................................   5.68      9.61     11.58     13.34     16.71     14.48     16.83
Shares outstanding at period end...................   16.0      18.5      18.2      17.5      17.5      17.5      17.5
Average fully diluted shares outstanding...........   16.3      16.0      18.5      17.9      17.5      17.5      17.5
BALANCE SHEET DATA -- PERIOD END
Total assets....................................... $397.7    $556.8    $668.5    $793.1    $948.3    $850.6    $980.4
Notes payable......................................   21.0      20.0      22.0      24.0      24.0      28.0      29.5
Total liabilities..................................  307.0     379.1     457.2     559.5     656.6     597.8     686.1
Shareholders' equity...............................   90.7     177.7     211.3     233.6     291.7     252.8     294.3
OTHER FINANCIAL DATA(a)
Operating earnings(b).............................. $ 28.9    $ 35.0    $ 43.1    $ 44.8    $ 46.0    $ 23.0    $ 27.0
Operating earnings per primary and fully diluted
  common share(b)..................................   1.77      2.19      2.33      2.50      2.64      1.31      1.54
Shareholders' equity excluding unrealized
  appreciation of fixed maturity securities(c).....   90.7     177.7     211.3     233.6     272.9     252.8     297.1
Book value per common share outstanding, excluding
  unrealized appreciation of fixed maturity
  securities(c)....................................   5.68      9.61     11.58     13.34     15.63     14.48     16.99
Ratio of debt to total capital(d):
  As reported......................................    .19X      .10X      .09X      .09X      .08X      .10X      .09X
  Excluding unrealized appreciation(c).............    .19X      .10X      .09X      .09X      .08X      .10X      .09X
Adjusted statutory capital (at period end)(e)...... $ 48.3    $108.7    $108.0    $ 93.9    $ 88.5    $ 96.4    $ 99.5
Adjusted statutory earnings(f).....................   20.1      25.6      33.5      29.4      30.9      15.3      21.7
Ratio of adjusted statutory earnings to cash
  interest(g)......................................   17.8X     16.9X     23.2X     13.0X     13.2X     12.5X     21.1X


                                               (See footnotes on following page)

-------------------------
(a) Amounts under this heading are included to assist the reader in analyzing CAF's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(b) Represents net income before cumulative effect of change in accounting for income taxes and net realized gains, net of income taxes.

(c) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which CAF began to do with respect to a portion of its portfolio effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in CAF's Annual Report which is incorporated herein by reference.

(d) Represents the ratio of notes payable to the sum of shareholders' equity and notes payable.

(e) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of CAF's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(f) Represents gains from operations before interest expense and income taxes of CAF's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(g) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of CAF and its consolidated subsidiaries that is required to be paid in cash.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC

     The selected historical financial information set forth below was derived from the consolidated financial statements of ATC. The consolidated balance sheets of ATC at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Arthur Andersen LLP, independent public accountants, and are included in ATC's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with ATC's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of ATC's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.


                                                                                                  SIX MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                   JUNE 30,
                                                ----------------------------------------------    ----------------
                                                 1991      1992      1993      1994      1995      1995      1996
                                                ------    ------    ------    ------    ------    ------    ------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income......................   $117.0    $138.3    $166.4    $201.9    $274.0    $122.7    $186.9
Investment activity:
  Net investment income......................      8.1       8.7       9.4      11.0      23.2       8.1      21.3
  Net realized gains.........................      (.1)       .4        .2        --        .1        --       1.3
Total revenues...............................    125.0     147.4     176.0     212.9     297.3     130.8     209.5
Interest expense.............................       .2        .2        --       1.0       3.3        .9       4.0
Total benefits and expenses..................    108.3     131.2     152.7     185.9     262.6     115.2     184.6
Income before income taxes...................     16.7      16.2      23.3      27.0      34.7      15.6      24.9
Net income...................................     11.0      10.7      14.6      18.4      23.7      10.7      16.8
PER SHARE DATA(a)
Net income, primary..........................   $  .71    $  .68    $  .92    $ 1.14    $ 1.45    $  .66    $ 1.01
Net income, fully diluted....................      .71       .68       .92      1.14      1.36       .66       .81
Book value per common share outstanding at
  period end.................................     5.95      6.66      7.51      8.65     10.77      9.32     10.50
Shares outstanding at period end.............     15.2      15.2      15.5      15.8      15.9      15.9      16.3
Average fully diluted shares outstanding.....     15.5      15.6      15.8      16.1      18.4      16.2      23.6
BALANCE SHEET DATA -- PERIOD END
Total assets.................................   $219.7    $240.9    $299.0    $400.8    $836.1    $435.5    $867.4
Notes payable (including convertible
  subordinated debentures)...................      8.4        --      12.0      20.0     103.5      20.0     103.5
Total liabilities............................    129.3     139.7     182.8     264.5     665.3     287.8     696.4
Shareholders' equity.........................     90.4     101.2     116.2     136.3     170.8     147.7     171.0
OTHER FINANCIAL DATA(b)
Operating earnings(c)........................   $ 11.1    $ 10.4    $ 14.5    $ 18.4    $ 23.6    $ 10.7    $ 15.9
Operating earnings per fully diluted common
  share(a),(c)...............................      .71       .67       .91      1.14      1.35       .66       .77
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(d).....................     90.4     101.2     116.2     136.3     160.6     147.7     181.9
Book value per common share outstanding
  excluding unrealized appreciation of fixed
  maturity securities(a),(d).................     5.95      6.66      7.51      8.65     10.13      9.32     11.17
Ratio of debt to total capital(e):
  As reported................................      .08X       --       .09X      .13X      .38X      .12X      .38X
  Excluding unrealized appreciation(d).......      .08X       --       .09X      .13X      .39X      .12X      .36X
Adjusted statutory capital (at period
  end)(f)....................................   $ 29.9    $ 30.5    $ 47.0    $ 58.0    $ 74.3    $ 59.0    $ 87.7
Adjusted statutory earnings (loss)(g)........     (3.3)     (1.1)      4.3      11.3     (29.6)      8.2       7.4
Ratio of adjusted statutory earnings to cash
  interest(h)................................       (i)       (i)       (i)     11.3X       (i)      9.1X      2.1X


                                               (See footnotes on following page)

-------------------------

(a) All share and per share amounts have been restated to reflect the April 10, 1996 three-for-two stock split.



(b) Amounts under this heading are included to assist the reader in analyzing ATC's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.


(c) Represents net income excluding net realized gains (losses), net of income taxes.

(d) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which ATC began to do effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in ATC's Annual Report which is incorporated herein by reference.

(e) Represents the ratio of notes payable (including convertible subordinated debentures) to the sum of shareholders' equity and notes payable (including convertible subordinated debentures).

(f) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of ATC's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.


(g) Represents gains from operations before interest expense and income taxes of ATC's consolidated insurance subsidiaries as reported for statutory accounting purposes, plus income before interest expense and income taxes of all non-life companies.


(h) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of ATC and its consolidated subsidiaries that is required to be paid in cash.

(i) Not meaningful or not applicable.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF THI


     The selected historical financial information set forth below reflects a series of transactions which occurred on September 29, 1995, pursuant to which previously separate companies (all of which were wholly owned subsidiaries of Travelers Group Inc.) were combined with THI and the outstanding common stock of THI was distributed to the shareholders of Travelers Group Inc. The financial statements of THI for periods prior to the September 29, 1995 transactions, reflect the results of operations and the financial position of the previously separate companies as if such companies had been combined at the beginning of the periods presented using the pooling of interests method. In conjunction with the September 29, 1995 transactions, THI issued $50 million of its subordinated notes and borrowed $62 million from a group of banks. The proceeds of the borrowings were used, in part, to make a distribution of $96 million to the former parent and to pay expenses of $6.5 million associated with the September 29, 1995 transactions. During the fourth quarter of 1995, THI sold its long-term care business to ATC. These transactions significantly affect the comparability of the results of operations in 1996 with prior periods.



     The selected historical financial information was derived from the consolidated financial statements of THI. The consolidated balance sheets of THI at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent public accountants, and are included in THI's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with THI's Annual Report. The consolidated financial information as of December 31, 1992, and as of and for the year ended December 31, 1991, and the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of THI's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.



                                                                                                  SIX MONTHS
                                                       YEARS ENDED DECEMBER 31,                 ENDED JUNE 30,
                                            -----------------------------------------------    ----------------
                                             1991      1992      1993      1994      1995       1995      1996
                                            ------    ------    ------    ------    -------    ------    ------
                                                      (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income...................  $342.7    $289.0    $256.9    $227.7    $ 190.2    $108.6    $ 55.6
Investment activity:
  Net investment income...................    42.1      43.7      44.0      46.6       49.7      26.0      19.9
  Net realized gains (losses).............     2.8      19.7      26.8      (3.4)       6.7        .4        .3
Total revenues............................   399.6     368.1     331.0     270.9      246.6     135.0      76.4
Interest expense..........................      --        --        --        --        2.3        --       4.5
Expenses of spin-off and related
  transactions............................      --        --        --        --        2.2        --        --
Loss on sale of long term care business...      --        --        --        --       68.5        --        --
Total benefits and expenses...............   356.5     305.3     281.0     234.9      287.7     113.9      62.5
Income (loss) before income taxes and
  cumulative effect of change in
  accounting principle....................    43.1      62.8      50.0      36.0      (41.1)     21.1      13.9
Cumulative effect of change in accounting
  principle...............................      --        --       (.3)       --         --        --        --
Net income (loss).........................    30.3      42.7      32.6      23.0      (26.8)     14.0       9.0
PER SHARE DATA
Net income (loss), primary(a).............                                          $(17.75)             $ 3.85
Net income (loss), fully diluted(a).......                                           (17.75)               2.42
Book value per fully diluted common
  share(b)................................                                            66.59               61.60
Shares outstanding at period end..........                                              1.6                 1.6
Average fully diluted shares
  outstanding.............................                                              2.0                 3.1
BALANCE SHEET DATA -- PERIOD END
Total assets..............................  $740.0    $813.3    $890.7    $885.2    $ 950.5    $949.7    $924.5
Notes payable (including convertible
  subordinated debentures)................      --        --        --        --      110.3        --     108.3
Total liabilities.........................   502.1     548.3     587.6     595.8      746.4     619.9     756.4
Shareholders' equity......................   237.9     265.0     303.1     289.4      204.1     329.8     168.1

                                                                                                  SIX MONTHS
                                                       YEARS ENDED DECEMBER 31,                 ENDED JUNE 30,
                                            -----------------------------------------------    ----------------
                                             1991      1992      1993      1994      1995       1995      1996
                                            ------    ------    ------    ------    -------    ------    ------
                                            (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA(C)
Operating earnings(d).....................  $ 28.5    $ 29.7    $ 15.5    $ 25.2    $  15.4    $ 13.8    $  8.8
Operating earnings per fully diluted
  common share(a), (d)....................                                             7.50                2.35
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(e)..................   237.9     265.0     303.1     312.2      180.9     317.5     164.6
Book value per common share outstanding
  excluding unrealized appreciation of
  fixed maturity securities(e)............                                            59.14               60.49
Ratio of debt total capital(f):
  As reported.............................      (j)       (j)       (j)       (j)      .35X        (j)     .39X
  Excluding unrealized appreciation(e)....      (j)       (j)       (j)       (j)      .38X        (j)     .40X
Adjusted statutory capital (at period
  end)(g).................................  $ 96.9    $122.2    $132.0    $130.7    $ 163.5    $129.2    $146.7
Adjusted statutory earnings (loss)(h).....    28.0      39.3       8.1      24.5       51.8      10.9      19.3
Ratio of adjusted statutory earnings to
  cash interest(i)........................      (j)       (j)       (j)       (j)    45.98X        (j)    5.42X


---------------

(a) Per share data for the year ended December 31, 1995, is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year. Operating earnings per fully diluted share data for the year ended December 31, 1995, also include the dilutive effect of the issuance of the subordinated convertible notes from the date of issuance, September 29, 1995 (such equivalent shares were anti-dilutive for purposes of computing net loss per fully diluted share for the year ended December 31, 1995).

(b) Book value per common share reflects the dilution which would occur if the subordinated convertible notes were converted to common stock and outstanding options were exercised.


(c) Amounts under this heading are included to assist the reader in analyzing THI's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.



(d) Represents income before cumulative effect of change in accounting principle, excluding: (i) net realized gains (losses), net of income taxes;
    (ii) the loss on the sale of long-term care business, net of income taxes; and (iii) expenses related to THI's September 29, 1995 spin-off and related transactions, net of income taxes.


(e) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which THI began to do effective January 1, 1994. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in THI's Annual Report which is incorporated herein by reference.

(f) Represents the ratio of notes payable (including convertible subordinated debentures) to the sum of shareholders' equity and notes payable (including convertible subordinated debentures).

(g) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of THI's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.


(h) Represents gains from operations before interest expense and income taxes of THI's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense, expenses related to THI's September 29, 1995 spin-off, and income taxes of all non-life companies.


(i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of THI and its consolidated subsidiaries that is required to be paid in cash.

(j) Not applicable.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The summary unaudited pro forma consolidated financial information set forth below was derived from the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Proxy Statement/Prospectus. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco". The summary unaudited pro forma consolidated financial information is based upon the historical and pro forma consolidated financial statements and related notes thereto of Conseco, LPG, CAF, ATC and THI incorporated by reference in this Proxy Statement/Prospectus. This information should be read in conjunction with such materials and the unaudited pro forma consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus.



     The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma Conseco before the Merger" reflects the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the call of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed on September 29, 1996; (2) the acquisition of all of the outstanding common stock of ALH, not previously owned by Conseco, and related transactions (the "ALH Transaction") completed on September 30, 1996; (3) the acquisition and merger of LPG completed effective June 30, 1996 (the "LPG Merger"); (4) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (5) the increase of Conseco's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (8) the debt restructuring of ALH in the fourth quarter of 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Merger", reflects further adjustments to the consolidated operating results for Conseco as if the Merger had occurred on January 1, 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the consolidated operating results for Conseco as if the following additional planned transactions had occurred on January 1, 1995: (1) the acquisition of all of the outstanding common stock of BLH not previously owned by Conseco and related transactions (the "BLH Transaction"); (2) the ATC Merger; and (3) the planned issuance by Conseco of $350.0 million of 9.25 percent tax deductible preferred securities ("Preferred Securities") and the use of the proceeds to reduce outstanding debt (the "Preferred Securities Offering"); and (4) the THI Merger.



     The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the column headed "Pro forma Conseco before the Merger" reflects the application of certain pro forma adjustments for the LPG Merger, the Series D Call and the ALH Transaction, which have already occurred. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the financial position of Conseco as if the Merger had occurred on June 30, 1996. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the financial position of Conseco as if the following additional planned transactions had occurred on June 30, 1996: (1) the BLH Transaction; (2) the ATC Merger; (3) the Preferred Securities Offering; and (4) the THI Merger.


     The summary unaudited pro forma financial information for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, is provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of future results of operations or financial condition of Conseco. Conseco anticipates cost savings and additional benefits as a result of completing the transactions set forth above. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. The Merger, the ATC Merger and the THI Merger will be accounted for under the purchase method of accounting. The BLH Transaction will be accounted for using the step acquisition method of accounting.



                                                    YEAR ENDED DECEMBER 31, 1995              SIX MONTHS ENDED JUNE 30, 1996
                                               ---------------------------------------    ---------------------------------------
                                               PRO FORMA                 PRO FORMA FOR    PRO FORMA                 PRO FORMA FOR
                                                CONSECO                   THE MERGER       CONSECO                   THE MERGER
                                                BEFORE      PRO FORMA      AND OTHER       BEFORE      PRO FORMA      AND OTHER
                                                  THE        FOR THE        PLANNED          THE        FOR THE        PLANNED
                                                MERGER       MERGER      TRANSACTIONS      MERGER       MERGER      TRANSACTIONS
                                               ---------    ---------    -------------    ---------    ---------    -------------
                                                                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income....................... $1,752.8     $2,034.9       $ 2,498.7      $   897.2    $ 1,043.8      $ 1,286.3
Investment activity:
  Net investment income.......................  1,461.1      1,506.3         1,574.0          719.4        745.0          783.7
  Net trading income (losses).................      2.5          2.5             2.5           (7.3)        (7.3)          (7.3)
  Net realized gains..........................    220.3        220.2           222.0           15.4         15.4           19.0
Total revenues................................  3,498.4      3,825.7         4,358.9        1,685.4      1,857.6        2,143.0
Interest expense on notes payable.............    143.5        180.6           161.9           67.6         86.2           78.5
Total benefits and expenses...................  3,001.7      3,308.9         3,771.9        1,423.9      1,579.2        1,822.7
Income before income taxes, minority interest
  and extraordinary charge....................    496.7        516.8           587.0          261.5        278.4          320.3
Income before extraordinary charge............    283.1        293.6           327.5          148.9        158.9          181.3
PER SHARE DATA
Income before extraordinary charge, primary...    $3.74        $3.76           $3.33          $1.93        $2.00          $1.82
Income before extraordinary charge, fully
  diluted.....................................     3.72         3.74            3.17           1.91         1.98           1.74
Book value per common share outstanding at
  period end..................................                                                24.29        25.12          30.11
Shares outstanding at period end..............     65.7         68.1            88.5           66.9         69.3           89.7
Average fully diluted shares outstanding......     76.0         78.4           103.8           77.8         80.2          105.6
BALANCE SHEET DATA -- PERIOD END
Total assets..................................                                            $23,058.3    $24,453.3      $26,644.5
Notes payable for which Conseco is directly
  liable......................................                                              1,198.5      1,788.0        2,183.6
Notes payable of BLH, not direct obligations
  of Conseco..................................                                                437.9        437.9             --
Total liabilities.............................                                             21,015.7     22,295.0       23,233.3
Minority interest in consolidated
  subsidiaries:
  Company-obligated mandatorily redeemable
    preferred stock...........................                                                   --           --          350.0
  Preferred stock.............................                                                 93.2         93.2           93.2
  Common stock................................                                                 57.5         57.5             --
Shareholders' equity..........................                                              1,891.9      2,007.6        2,968.0
OTHER FINANCIAL DATA(A)
Premiums collected(b)......................... $3,671.8     $3,953.9       $ 4,418.1      $ 1,781.7    $ 1,928.3      $ 2,170.8
Operating earnings(c).........................    231.0        241.6           274.1          136.0        146.0          165.3
Operating earnings per fully diluted common
  share(c)....................................     3.04         3.08            2.65           1.75         1.82           1.59
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(d)......................                                              1,948.3      2,064.0        3,024.4
Book value per common share outstanding,
  excluding unrealized appreciation
  (depreciation) of fixed maturity
  securities(d)...............................                                                25.13        25.93          30.74
Ratio of debt for which Conseco is directly
  liable to total capital of Conseco only(e):
  As reported.................................                                                  .38X         .46X           .39X
  Excluding unrealized appreciation
    (depreciation)(d).........................                                                  .37X         .45X           .39X
  Excluding unrealized appreciation
    (depreciation) and assuming conversion of
    ATC's Convertible Subordinated Debentures
    into Conseco Common Stock(d)..............                                                                              .34X

                                                    YEAR ENDED DECEMBER 31, 1995              SIX MONTHS ENDED JUNE 30, 1996
                                               ---------------------------------------    ---------------------------------------
                                               PRO FORMA                 PRO FORMA FOR    PRO FORMA                 PRO FORMA FOR
                                                CONSECO                   THE MERGER       CONSECO                   THE MERGER
                                                BEFORE      PRO FORMA      AND OTHER       BEFORE      PRO FORMA      AND OTHER
                                                  THE        FOR THE        PLANNED          THE        FOR THE        PLANNED
                                                MERGER       MERGER      TRANSACTIONS      MERGER       MERGER      TRANSACTIONS
                                               ---------    ---------    -------------    ---------    ---------    -------------
                                                                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Ratio of debt for which Conseco is directly
  liable and Preferred Securities to total
  capital of Conseco only(f):
  As reported.................................                                                                              .45X
  Excluding unrealized appreciation
    (depreciation)(d).........................                                                                              .45X
  Excluding unrealized appreciation
    (depreciation) and assuming conversion of
    ATC's Convertible Subordinated Debentures
    into Conseco Common Stock(d)..............                                                                              .41X
Adjusted statutory capital (at period
  end)(g)..................................... $1,508.6     $1,597.1       $ 1,834.9      $ 1,515.6    $ 1,615.1      $ 1,849.5
Adjusted statutory earnings(h)................    480.7        511.6           533.8          253.4        274.5          301.2
Ratio of adjusted statutory earnings to cash
  interest(i).................................     3.36X        2.84X           3.26X          3.74X        3.18X          3.78X


-------------------------

(a) Amounts under this heading are included to assist the reader in analyzing Conseco's pro forma financial position and pro forma results of operations. Such amounts are not intended to, and do not, represent pro forma insurance policy income, pro forma net income, pro forma net income per share, pro forma shareholders' equity or pro forma book value per share prepared in accordance with GAAP.

(b) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(c) Represents pro forma income before extraordinary charge, excluding net trading income (net of income taxes), net realized gains (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).

(d) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.


(e) Represents the ratio of pro forma notes payable for which Conseco is directly liable to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and the Preferred Securities.



(f) Represents the ratio of pro forma notes payable for which Conseco is directly liable and the Preferred Securities to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and the Preferred Securities.



(g) Includes: (1) statutory capital and surplus; (2) AVR and IMR; and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's pro forma life insurance subsidiaries, as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.



(h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's pro forma life insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of Conseco's pro forma non-life subsidiaries.



(i) Represents the pro forma ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and its pro forma subsidiaries that is required to be paid in cash.

            COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND CAF


     The following table sets forth selected historical per share data of Conseco, LPG, CAF, ATC and THI and corresponding pro forma and pro forma equivalent per share amounts for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, giving effect to the LPG Merger, the Series D Call, the ALH Transaction, the Merger, the ATC Merger, the BLH Transaction, the Preferred Securities Offering and the THI Merger. Pro forma equivalent amounts are presented assuming that the Conseco Share Price will be $48.00, so that: (1) each share of CAF Common Stock is exchanged for $30 in cash and .1354 shares of Conseco Common Stock in the Merger; (2) each share of BLH Common Stock, not previously owned by Conseco, is exchanged for .5208 shares of Conseco Common Stock in the BLH Transaction; (3) each outstanding share of ATC Common Stock is exchanged for .7298 shares of Conseco Common Stock in the ATC Merger; and (4) each outstanding share of THI Common Stock is exchanged for
1.4583 shares of Conseco Common Stock in the THI Merger. The information presented is derived from the consolidated financial statements and related notes thereto included in Conseco's Annual Report, LPG's Annual Report, CAF's Annual Report, ATC's Annual Report, THI's Annual Report (all of which are incorporated by reference herein) and the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Proxy Statement/Prospectus. The information should be read in conjunction with such materials. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco". The pro forma financial information is provided for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the above transactions been consummated at the beginning of the periods presented, or of future results.



                                                                                YEAR ENDED       SIX MONTHS
                                                                               DECEMBER 31,    ENDED JUNE 30,
                                                                                   1995             1996
                                                                               ------------    --------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE PER FULLY DILUTED COMMON SHARE:
  Historical:
    Conseco....................................................................    $ 4.26          $ 1.88
    LPG........................................................................      (.49)            .56
    CAF........................................................................      2.64            1.55
    ATC........................................................................      1.36             .81
    THI........................................................................    (17.75)(a)        2.42
  Pro forma:
    Conseco before the Merger..................................................      3.72            1.91
    Adjusted for the Merger....................................................      3.74            1.98
    Further adjusted for the ATC Merger, the THI Merger and other planned
     transactions..............................................................      3.17            1.74
    Equivalent for one share of CAF Common Stock(b)............................       .43             .24
DIVIDENDS PER COMMON SHARE:
  Historical:
    Conseco....................................................................    $ .093          $ .040
    LPG........................................................................      .110            .060
    CAF........................................................................      .360            .200
    ATC........................................................................        --              --
    THI........................................................................        --              --
  Pro forma:
    Conseco before the Merger..................................................      .093            .040
    Adjusted for the Merger....................................................      .093            .040
    Further adjusted for the ATC Merger, the THI Merger and other planned
     transactions..............................................................      .093            .040
    Equivalent for one share of CAF Common Stock(b)............................      .013            .005
BOOK VALUE PER COMMON SHARE:
  Historical:
    Conseco....................................................................                    $17.68
    LPG........................................................................                     12.47
    CAF........................................................................                     16.83
    ATC........................................................................                     10.50
    THI........................................................................                     61.60(c)
  Pro forma:
    Conseco before the Merger..................................................                     24.29
    Adjusted for the Merger....................................................                     25.12
    Further adjusted for the ATC Merger, the THI Merger and other planned
     transactions..............................................................                     30.11
    Equivalent for one share of CAF Common Stock(b)............................                      4.08


-------------------------

(a) Per share data for the year ended December 31, 1995, is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year.


(b) Amounts presented as equivalent for one share of CAF Common Stock relate only to the fractional share of Conseco Common Stock received in the Merger and give no effect to the $30.00 in cash plus the Time Factor, if any, received in the Merger.


(c) Book value per common share reflects the dilution which would occur if THI's subordinated convertible notes were converted into common stock and outstanding options were exercised.

                            MARKET PRICE INFORMATION

     Market prices for the shares of Conseco Common Stock and CAF Common Stock are reported on the NYSE. The table below sets forth for the periods indicated the high and low sale prices and the cash dividends paid per share of Conseco Common Stock and CAF Common Stock. For current price information with respect to the Conseco Common Stock and CAF Common Stock, shareholders are urged to consult publicly available sources.


                                                    CONSECO COMMON STOCK                            CAF COMMON STOCK
                                        --------------------------------------------    -----------------------------------------
                                             HIGH              LOW         DIVIDENDS        HIGH             LOW        DIVIDENDS
                                        --------------   ---------------   ---------    -------------   -------------   ---------
1994
  First Quarter........................ $32 1/8          $26 9/16           $0.0625     $23 5/8         $21 1/2           $0.08
  Second Quarter.......................  29 1/16          23 3/16            0.0625      24 3/4          21 7/8            0.08
  Third Quarter........................  26 3/16          21 5/8             0.0625      23 3/4          20 7/8            0.08
  Fourth Quarter.......................  23 1/8           17 15/16           0.0625      23              21 3/8            0.08
1995
  First Quarter........................  24 5/16          16 1/4             0.0625      23 3/4          20 1/4            0.09
  Second Quarter.......................  23 5/16          19 9/16            0.0625      24 1/4          19 7/8            0.09
  Third Quarter........................  26 5/8           22 3/4             0.01        23 3/8          21 3/4            0.09
  Fourth Quarter.......................  31 9/16          25 7/16            0.01        22 5/8          19 5/8            0.09
1996
  First Quarter........................  36 5/16          29 7/8             0.01        26 3/4          21 1/4            0.10
  Second Quarter.......................  39 7/8           36 1/2             0.02        26 1/8          23 5/8            0.10
  Third Quarter........................  49 3/8           35 1/4             0.02        35 3/8          23 3/4            0.10
  Fourth Quarter (through October 16,
     1996).............................  52 3/8           48 7/8             0.0625      36              35 3/4



     The information set forth in the table below presents: (1) the closing price for shares of Conseco Common Stock and CAF Common Stock on the NYSE on August 23, 1996, the last day on which trading occurred prior to the public announcement of the Merger Agreement, and on October 16, 1996, the last full trading day for which information was available prior to the date of this Proxy Statement/Prospectus, and (2) the "Equivalent Per Share Price" (as hereinafter defined) of CAF Common Stock on August 23, 1996 and October 16, 1996. The "Equivalent Per Share Price" of CAF Common Stock represents the sum of (A) $30.00 plus (B) the closing price per share of Conseco Common Stock reported on the NYSE, multiplied by $6.50 and divided by the Trading Value ($40.86 and $48.03 assuming consummation of the Merger had occurred on August 23, 1996 and October 16, 1996, respectively). The Equivalent Per Share Price is not the same as the Merger Consideration. The amount and value of the Merger Consideration to be received by holders of the CAF Common Stock can be determined only at the date the Merger is consummated. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."



                                                                                        CAF
                                                                                    COMMON STOCK
                                                                CONSECO    CAF       EQUIVALENT
                                                                COMMON    COMMON     PER SHARE
                       PER SHARE PRICE                          STOCK     STOCK        PRICE
-------------------------------------------------------------   ------    ------    ------------
August 23, 1996..............................................   $42.00    $25.00       $36.68
October 16, 1996.............................................   50.75     36.00         36.87



     Listing on the NYSE of the shares of Conseco Common Stock issuable in connection with the Merger is a condition to consummation of the Merger.



     Shareholders are urged to obtain a current market quotation for the Conseco Common Stock and the CAF Common Stock. No assurance can be given as to the future prices of, or markets for, Conseco Common Stock or CAF Common Stock.

               INFORMATION CONCERNING CONSECO AND THE MERGER SUB

BACKGROUND

     Conseco is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. Conseco's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

     On August 2, 1996, the Company completed the LPG Merger and LPG became a wholly-owned subsidiary of Conseco. A total of 16.3 million shares of the Conseco Common Stock were issued in connection with the LPG Merger, and Conseco assumed notes payable of LPG of $249.5 million. The subsidiaries of LPG sell a diverse portfolio of universal life insurance and, to a lesser extent, annuity products to individuals.


     On September 30, 1996, Conseco completed the acquisition of the common shares of ALH not already owned by Conseco for approximately $165 million in cash. ALH is a provider of retirement savings annuities. ALH has been included in Conseco's consolidated financial statements since September 1994, when it was acquired by Conseco Capital Partners II, L.P. Conseco now holds 59.2 percent of the outstanding common shares of ALH and BLH holds the remaining 40.8 percent of such shares.



     Conseco currently holds major ownership interests in the following life insurance businesses: (1) BLH, an NYSE-listed company in which Conseco currently holds a 90.5 percent ownership interest (and which is the parent company of Bankers Life and Casualty Company ("Bankers Life")); (2) ALH, formerly The Statesman Group, Inc.; (3) Great American Reserve Insurance Company ("Great American Reserve") and Beneficial Standard Life Insurance Company ("Beneficial Standard"), in which Conseco has had an ownership interest since their acquisition by Conseco Capital Partners, L.P. and which became wholly-owned subsidiaries in August 1995; (4) the subsidiaries of LPG, which are now wholly-owned subsidiaries of Conseco, including Philadelphia Life Insurance Company ("Philadelphia Life"), Massachusetts General Life Insurance Company ("Massachusetts General Life") and Lamar Life Insurance Company ("Lamar Life"); and (5) Bankers National Life Insurance Company ("Bankers National"), National Fidelity Life Insurance Company ("National Fidelity") and Lincoln American Life Insurance Company ("Lincoln American"), all of which are wholly owned by Conseco and which have profitable blocks of in-force business, although new product sales are currently not being pursued. BLH and its subsidiaries are collectively referred to hereinafter as BLH.



INSURANCE OPERATIONS


     Conseco's insurance operations are conducted through three segments: (1) senior market operations, consisting of the activities of BLH; (2) annuity operations, consisting of the activities of Great American Reserve and Beneficial Standard; and (3) life insurance operations, consisting of the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, as well as National Fidelity, Bankers National and Lincoln American.

     SENIOR MARKET OPERATIONS. BLH, with total assets of approximately $4.9 billion at June 30, 1996, markets health and life insurance and annuity products primarily to senior citizens through approximately 200 branch offices and approximately 3,200 career agents. Most of BLH's agents sell only BLH policies. Approximately 56 percent of the $1,513.8 million of total premiums and annuity deposits collected by BLH in 1995 (and approximately 59 percent of the $757.9 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of individual health insurance products, principally Medicare supplement and long-term care policies. BLH believes that its success in the individual health insurance market is attributable in large part to its career agency force, which permits one-on-one contacts with potential policyholders and builds loyalty to BLH among existing policyholders. Its efficient and highly automated claims processing system is designed to complement its personalized marketing strategy by stressing prompt payment of claims and rapid response to policyholder inquiries.


     ANNUITY OPERATIONS. The annuity companies (Great American Reserve and Beneficial Standard), with total assets of approximately $5.5 billion at June 30, 1996, market, issue and administer annuity, life and employee benefit-related insurance products through two cost-effective distribution channels: (1) approximately 3,000 educator market specialists, who sell tax-qualified annuities and certain employee benefit-related insurance products primarily to school teachers and administrators; and (2) approximately 9,000 professional independent producers, who sell various annuity and life insurance products aimed primarily at the retirement market. Approximately 87 percent of the $709.8 million of total premiums and annuity deposits collected by the annuity companies in 1995 (and approximately 88 percent of the $347.5 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of annuity products. This segment will include ALH beginning with its acquisition on September 30, 1996. ALH, with total assets of approximately $6.1 billion at June 30, 1996, is engaged primarily in the development, marketing, underwriting, issuance and administration of annuity and life insurance products. ALH markets those products through a general agency and insurance brokerage system comprised of approximately 25,000 independent licensed agents. Approximately 91 percent of the $825.6 million of total premiums and annuity deposits collected by ALH in 1995 (and approximately 91 percent of the $358.7 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of deferred annuities.


     LIFE INSURANCE OPERATIONS. Life insurance operations include the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, beginning with their acquisition in the third quarter of 1996. These companies distribute universal life insurance products using two primary marketing systems, the client company system and the regional director system, comprising a total of approximately 25,000 professional independent producers. Approximately 74 percent of the $497.3 million of total insurance premiums and annuity deposits collected by LPG in 1995 (and approximately 72 percent of the $280.1 million of total insurance premiums and annuity deposits collected in the first six months of 1996) was from the sale of life insurance products, primarily universal life insurance. Segment activities also include Conseco's other wholly owned life insurance subsidiaries -- Bankers National Life, National Fidelity Life and Lincoln American Life -- which have profitable in-force blocks of annuity and life products, but do not currently market their products to new customers.

FEE-BASED OPERATIONS

     Conseco's subsidiaries provide various services to affiliated and unaffiliated clients. Conseco Capital Management, Inc. managed approximately $28 billion of invested assets at June 30, 1996 including $17.2 billion of assets of affiliated companies. Marketing Distribution Systems Consulting Group, Inc. provides marketing services to financial institutions related to the distribution of insurance and investment products. Conseco Risk Management, Inc. distributes property and casualty insurance products as an independent agency. Conseco Mortgage Capital, Inc. originates and services mortgages. Total fees from affiliates and nonaffiliates were $69.2 million and $54.3 million for 1995 and the first six months of 1996, respectively. To the extent that these services are provided to entities that are included in the financial statements on a consolidated basis, the intercompany fees are eliminated in consolidation. Earnings in this segment increase when Conseco adds new clients (either affiliated or unaffiliated) and when Conseco increases the fee-producing activities conducted for clients. Effective January 1, 1996, Conseco's subsidiaries entered into new service agreements with Conseco's service subsidiaries. Such new agreements had the effect of increasing revenues from fee-based operations by $21.9 million in the first six months of 1996, but had no effect on consolidated net income.

     In addition to Conseco's fee-based operations, Conseco Private Capital Group, Inc. makes direct strategic investments in growing companies, providing these firms with the capital or financing they need to continue their growth, make acquisitions or realize the potential of their businesses.

OTHER PENDING ACQUISITIONS BY CONSECO

     ATC. On August 25, 1996, Conseco and ATC entered into the ATC Merger Agreement pursuant to which ATC will be merged into Conseco. Under the ATC Merger Agreement, each of the approximately 18.0 million issued and outstanding shares of ATC Common Stock would be converted into the right to receive a fraction of a share of Conseco Common Stock having a value between $32.00 and $35.03, calculated as follows: (1) if the Conseco Share Price (as defined below) is greater than or equal to $42.25 per share and less than or equal to $46.25 per share, .7574 of a share of Conseco Common Stock, (2) if the Conseco Share Price is less than $42.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $32.00 by the Conseco Share Price or (3) if the Conseco Share Price is greater than $46.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $35.03 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten trading days immediately preceding the second trading day prior to the date of the ATC Merger. For additional information concerning ATC, see ATC's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of ATC."



     THI. On September 25, 1996, Conseco and THI entered into an Agreement and Plan of Merger (the "THI Merger Agreement") pursuant to which THI will be merged with and into Conseco, with Conseco being the surviving corporation. Under the THI Merger Agreement, each of the outstanding shares of common stock of THI would be converted into the right to receive the whole number and fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $70.00 by the Conseco/THI Share Price (as hereinafter defined). The "Conseco/THI Share Price" shall be equal to the Trading Average (as hereinafter defined); provided, however, that if the Trading Average is less than $38.25, then the Conseco/THI Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Conseco/THI Share Price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten consecutive trading days immediately preceding the second trading day prior to the date of the THI Merger. For additional information concerning THI, see THI's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of THI."


     BLH. Conseco also announced on August 26, 1996 that it intends to merge with BLH in a transaction in which each of the 4.7 million shares of BLH Common Stock not already owned by Conseco would be converted into the right to receive $25.00 in Conseco Common Stock.

     Consummation of the Merger is not conditioned upon consummation by Conseco of the other pending acquisitions. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco."

GENERAL INFORMATION CONCERNING CONSECO AND THE MERGER SUB

     Conseco's and the Merger Sub's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco and the Merger Sub is (317) 817-6100.

     The Merger Sub, a wholly-owned subsidiary of Conseco, was formed for the purpose of effecting the Merger. To date, the Merger Sub has not engaged in any activities other than those incident to its organization and the consummation of the Merger.


     For additional information concerning Conseco, including information concerning ALH and BLH, see Conseco's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of Conseco." For additional information concerning LPG, see LPG's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of LPG."


                           INFORMATION CONCERNING CAF

     CAF, through its insurance subsidiaries, underwrites, markets and distributes individual and group supplemental health and accident insurance. CAF was organized as an Ohio corporation in 1970. CAF's primary insurance subsidiary is Capitol American Life Insurance Company ("CALI"), an Arizona corporation organized in 1970. CALI is the sole shareholder of CAF's other two principal operating subsidiaries, Frontier National Life Insurance Company, an Ohio corporation organized in 1986, and Capitol National Life Insurance Company, an Ohio corporation organized in 1984. CAF's primary product is cancer insurance and its other products are accident insurance, intensive care insurance, heart care insurance and hospital indemnity insurance. CAF operates in 47 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

     For a more detailed description of the business of CAF, see the description set forth in CAF's Annual Report, which is incorporated herein by reference.

     CAF's executive offices are located at 1001 Lakeside Avenue, Cleveland, Ohio 44114 and its telephone number is (216) 696-6400.

                            CAF SHAREHOLDER MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to holders of CAF Common Stock in connection with the solicitation of proxies by the CAF Board of Directors for use at the CAF Special Meeting to be held on November 26, 1996 at the Amphitheater, Lower Level, 1001 Lakeside Avenue, Cleveland, Ohio, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.



     This Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed with the Commission as part of the Registration Statement under the Securities Act relating to the shares of Conseco Common Stock issuable in connection with the Merger. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of CAF on or about October 18, 1996.


MATTERS TO BE CONSIDERED AT THE CAF SPECIAL MEETING

     At the CAF Special Meeting, holders of shares of CAF Common Stock will consider and vote upon (1) a proposal to authorize and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the CAF Special Meeting or any adjournments or postponements thereof.

     THE CAF BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT CAF SHAREHOLDERS VOTE FOR AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "-- CAF'S REASONS FOR THE MERGER; RECOMMENDATION OF THE CAF BOARD OF DIRECTORS."

     Holders of shares of CAF Common Stock who shall have effectively dissented from the Merger will be entitled to receive the appraised value of their shares under the Ohio Revised Code as a result of the Merger. See "The Merger -- Rights of Dissenting Shareholders."

VOTING AT THE CAF SPECIAL MEETING; RECORD DATE; QUORUM


     The CAF Board of Directors has fixed October 14, 1996 as the CAF Record Date. Accordingly, only holders of record of shares of CAF Common Stock on the CAF Record Date will be entitled to notice of and to vote at the CAF Special Meeting. As of the CAF Record Date, there were 17,507,190 shares of CAF Common Stock outstanding and entitled to vote which were held by 104 holders of record. Each holder of record of shares of CAF Common Stock on the CAF Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the CAF shareholders at the CAF Special Meeting. The presence, in person or by properly executed proxy, of the holders of stock representing a majority of the voting power of all outstanding shares of the CAF Common Stock at the CAF Special Meeting is necessary to constitute a quorum at the CAF Special Meeting.



     The authorization and adoption by CAF of the Merger Agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of CAF Common Stock entitled to vote thereon. Shares subject to abstentions will be treated as shares that are present at the CAF Special Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will be treated as shares that are present at the CAF Special Meeting for purposes of determining the presence of a quorum but will not be considered as voted for purposes of determining the number of CAF shareholders that have voted for or against the proposal. Accordingly, abstentions and broker non-votes will have the same practical effect as a vote against the authorization and adoption of the Merger Agreement or on any other matter submitted to the CAF shareholders which requires a percentage of the total number of outstanding shares for approval.

     As of the CAF Record Date, the directors and executive officers (as a group, 16 persons) and their affiliates were entitled to vote 87,165 shares (or approximately .5 percent) of CAF Common Stock. As of such date, Barry J. Hershey and Connie Hershey were entitled to vote 9,487,284 shares of CAF Common Stock, or approximately 54.2 percent of the number of shares of CAF Common Stock outstanding and entitled to vote as of such date. Barry J. Hershey and Connie Hershey are obligated, pursuant to the Shareholders Agreement, to vote their shares in favor of adoption of the Merger Agreement at the CAF Special Meeting. For information with respect to the beneficial ownership of shares of CAF Common Stock by each of CAF's directors and all directors and officers of CAF as a group, and each person known to CAF to be the beneficial owner of more than five percent of the outstanding shares of CAF Common Stock, see Item 12 of CAF's Annual Report (which incorporates portions of CAF's proxy statement dated March 29, 1996), which is incorporated by reference. Subsequent to the date of CAF's proxy statement dated March 29, 1996, the beneficial ownership of the following persons who own more than five percent of the outstanding CAF Common Stock has been reported to be changed and is now reported to be as set forth below:



                                                                       NUMBER OF        PERCENT
                                                                        SHARES        OF CLASS(1)
                                                                       ---------      -----------
Debra S. Guren(2)...................................................   1,826,490          10.4
Barry J. Hershey(3).................................................   7,602,224          43.4
Connie Hershey(4)...................................................   1,885,060          10.8
Loren W. Hershey(5).................................................   2,515,795          14.4
Hershey Family Foundation...........................................   1,310,371           7.5


-------------------------

(1) Based on 17,507,190 shares of CAF Common Stock outstanding as of October 14, 1996.



(2) Includes 711,680 shares of CAF Common Stock with respect to which Mrs. Guren exercises shared voting power and 10,300 shares of CAF Common Stock held by Peter Guren, Mrs. Guren's husband.



(3) Includes 2,943,652 shares of CAF Common Stock with respect to which Barry J. Hershey exercises shared voting power. Excludes 1,885,060 additional shares of CAF Common Stock beneficially owned by Connie Hershey, Barry J. Hershey's wife.



(4) Excludes 1,310,371 shares of CAF Common stock with respect to which Mrs. Hershey exercises shared voting power; these shares are reflected in Barry
    J. Hershey's total. Excludes 6,291,853 additional shares of CAF Common Stock beneficially owned by Barry J. Hershey, Mrs. Hershey's husband.



(5) Includes 626,220 shares of CAF Common Stock with respect to which Mr. Loren
    W. Hershey exercises shared voting power; 100,000 shares of CAF Common Stock held by Birgit Hershey, Mr. Loren W. Hershey's wife; 88,675 shares of CAF Common Stock held by Alexander L. Hershey, Mr. Loren W. Hershey's adult son; 88,675 shares of CAF Common Stock held by Samuel B. Hershey, Mr. Loren W. Hershey's adult son; and 90,000 shares of CAF Common Stock held in a trust, of which Alexander L. Hershey is a trustee.


PROXIES; REVOCATION OF PROXIES

     Shares of CAF Common Stock represented by properly executed proxies received at or prior to the CAF Special Meeting that have not been revoked will be voted at the CAF Special Meeting in accordance with the instructions contained therein. Shares of CAF Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR authorization and adoption of the Merger Agreement. CAF shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time prior to the vote on the Merger Agreement by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of CAF at any time prior to such vote or attending the CAF Special Meeting and voting in person. Mere attendance at the CAF Special Meeting will not itself revoke a proxy.

     If the CAF Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the CAF Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the CAF Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     At the date of this Proxy Statement/Prospectus, the CAF Board of Directors does not know of any business to be presented at the CAF Special Meeting other than as set forth in the notice accompanying this Proxy Statement/Prospectus. If any other matters are properly presented at the CAF Special Meeting for consideration, including among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     PROXY SOLICITATION. CAF will bear the cost of soliciting proxies from its shareholders. Additionally, Conseco and CAF will each bear one-half the cost of preparing and mailing this Proxy Statement/Prospectus and the preparation and filing of the Registration Statement. In addition to solicitation by mail, directors, officers and employees of CAF may solicit proxies by telephone, special letter, telegram or otherwise. Such directors, officers and employees of CAF will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of CAF Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

CAF SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

     The terms and conditions of the Merger were determined through arm's-length negotiations between the managements and Boards of Directors of CAF and Conseco. In determining the form of the transaction and the form and amount of the consideration, numerous factors were considered by the Boards of Directors of CAF and Conseco. See "-- Conseco's Reasons for the Merger" and "-- CAF's Reasons for the Merger; Recommendation of the CAF Board of Directors." The following is a brief discussion of those negotiations and certain related events.

     In November 1995, Barry Hershey, a significant shareholder of CAF, contacted DLJ (which had previously co-managed the initial public offering of CAF Common Stock in 1992) to discuss the possibility of a sale of CAF. Mr. Hershey asked DLJ representatives to review publicly available information regarding CAF and to review strategic alternatives to maximize shareholder value, including a possible sale of CAF. Mr. Hershey and his counsel met with DLJ representatives in April 1996 and authorized DLJ to have exploratory conversations with the senior management of certain companies to ascertain their possible interest in acquiring CAF. Commencing in April 1996, DLJ had meetings or discussions with senior management of seven companies to discuss whether there was any interest in acquiring CAF. After such discussion, Conseco indicated an interest at a price higher than the price indicated by any of the other companies.

     On June 3, 1996, Mr. Hershey met with his counsel, DLJ representatives and Mr. Gunning to advise the Company of Mr. Hershey's interest in exploring the possibility of a sale of the Company or other strategic alternatives and to review DLJ's conversations with potential acquirors. Between June and August, 1996, Conseco discussed several proposals with DLJ regarding the purchase of CAF, initially proposing $32.50 per share. DLJ discussed these proposals with Mr. Hershey and advised Conseco that they were unacceptable.

     On June 28, Mr. Hershey and his counsel met with Stephen C. Hilbert, Chairman of the Board, President and Chief Executive Officer of Conseco, and Rollin M. Dick, Executive Vice President and Chief Financial Officer of Conseco, to discuss possible terms of a transaction in which Conseco would acquire CAF. At that meeting Conseco offered to acquire the Company for $35.00 per share in cash which was rejected by Mr. Hershey who proposed a $38.00 per share price which was rejected by Conseco. Discussion continued in July and August on price and terms. Mr. Hershey ultimately advised Conseco of his willingness to vote for a sale of the Company as proposed by Conseco for $36.50 per share, consisting of $30.00 of cash and $6.50 of Conseco stock in a transaction which would provide the same consideration to all shareholders.

     At the regular quarterly meeting of the Conseco Board of Directors held on August 8, 1996, Mr. Hilbert and other members of Conseco's management reviewed with the Board the discussions regarding a possible merger with CAF. Information concerning CAF had been provided to the Directors prior to the meeting. After the Board considered and discussed the proposed acquisition of CAF and the proposed acquisitions of ATC, ALH and BLH, it was agreed that management of Conseco would continue to pursue a possible acquisition of CAF, with the understanding that final approval of any transaction would be considered at a special meeting of the Conseco Board of Directors.

     On August 11, 1996, the CAF Board of Directors held a telephonic meeting to discuss the possibility of a transaction with Conseco. DLJ representatives and Mr. Hershey and his counsel attended this meeting and presented information on the proposed transaction with Conseco. After discussion without either Mr. Hershey, his counsel or DLJ present, the Board of Directors authorized management to enter into discussions with Conseco.

     During the weeks of August 11 and 18, management of CAF and Conseco met to conduct due diligence reviews and to negotiate the terms and conditions of the Merger Agreement.

     The Conseco Board of Directors met on August 23 to consider the proposed merger. At the meeting, Conseco management reported on the due diligence review undertaken by Conseco and its advisors and on the results of the discussions to date with representatives of CAF and its legal and financial advisors. The Conseco Board discussed the potential benefits to Conseco of an acquisition of CAF. Management outlined for the Conseco Board the proposed terms and conditions of the Merger Agreement. After reviewing and discussing the merger proposal, the Conseco Board of Directors authorized management to execute and deliver the Merger Agreement in the form presented at the meeting, with such further changes as Conseco's management approved. See "-- Conseco's Reasons for the Merger."

     On August 25, 1996, at a special meeting of the CAF Board of Directors, management, legal counsel and DLJ reviewed in detail the transaction with the Board of Directors after which review the Board of Directors approved the Merger. Mr. Hershey and his counsel attended a portion of the meeting prior to the vote by the Board. The Merger Agreement and Shareholders Agreement were executed that day. See "-- CAF's Reasons for the Merger; Recommendation of the CAF Board of Directors."

CONSECO'S REASONS FOR THE MERGER

     The Board of Directors of Conseco approved the Merger Agreement by a unanimous vote at its August 23 meeting. In reaching its decision, the Conseco Board considered information provided at the Board meeting, including, among other things, (1) information concerning the financial performance and condition, business operations and prospects of CAF, including an analysis of possible cost savings and synergies, and a qualitative overview of the individual business segments, (2) the potential long-term and short-term effect of the transaction on Conseco's earnings per share, (3) the structure of the proposed transaction, (4) the terms of the Merger Agreement and (5) the presentation and recommendation made by the management of Conseco.

     A principal strategic objective of Conseco since it commenced operations in 1982 has been to acquire life and health insurance companies and to increase their value by implementing management strategies to reduce costs and improve administrative efficiency, centralize asset management, improve marketing and distribution, eliminate unprofitable products and focus resources on the development and expansion of profitable products. In furtherance of this strategy, Conseco has completed 13 acquisitions of insurance companies and related businesses since it commenced operations. Conseco believes that the value and profitability of its existing insurance subsidiaries can be enhanced as a result of the cross-selling opportunities presented by a company which complements Conseco's existing product lines and distribution channels.

     Conseco's operating strategy is to target selected markets which provide significant growth potential and to focus its sales efforts on profitable products which will provide predictable and diversified earnings regardless of interest rate changes or other changes in the economic environment. Conseco also seeks to be a major competitor in each of its targeted markets and to develop strong, complementary distribution channels. Strategic acquisitions will be made by Conseco which are consistent with this strategy and which enable Conseco to maintain its targeted ratio of debt to total capital.

     The Conseco Board of Directors believes that the insurance businesses of Conseco and CAF complement each other. CAF's cancer insurance and other supplemental health products will provide Conseco an opportunity to expand its product portfolio. Completion of the Merger and Conseco's other pending acquisitions would enable Conseco to be a major competitor in the senior market, with more than 90,000 agents selling long term care insurance, Medicare supplement insurance, cancer insurance, other supplemental health insurance, universal life insurance and retirement annuity products. The addition of CAF's distribution system would also provide Conseco additional opportunities to cross-sell its current products. The Conseco Board of Directors also believes that the Merger offers Conseco and CAF the opportunity to improve their profitability and capitalization through the achievement of economies of scale, the elimination of redundancies and the enhancement of market position. By consolidating certain operations and eliminating expenses, Conseco expects to achieve, over time, significant savings of operating costs. See "-- Conduct of the Business of Conseco and CAF After the Merger."

CAF'S REASONS FOR THE MERGER; RECOMMENDATION OF THE CAF BOARD OF DIRECTORS

     At the meeting CAF's Directors held on August 25, 1996, the Directors of CAF unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, CAF and its shareholders.

     In reaching their determination, the CAF Directors met on August 11, 1996 and August 25, 1996 and received presentations from CAF management and Mr. Barry Hershey, its principal shareholder, as well as CAF's financial and legal advisors. As part of those presentations, the CAF Directors considered the proposed terms of the transaction, including the terms of the Merger Agreement and the Shareholders Agreement, as well as the efforts made by DLJ and Mr. Hershey to solicit other alternative transactions. In addition, in reaching their determination, the Directors considered a number of factors, including (1) information concerning the financial condition, results of operations and prospects of CAF and Conseco, both together and in combination with ATC and upon consummation of the acquisitions of the stock of ALH and BLH not already owned by Conseco; (2) information concerning the potential effects of a combination of CAF and Conseco, from both a financial and operational perspective; (3) the historical and recent market prices of CAF Common Stock; (4) the historical and recent market prices of Conseco Common Stock; (5) comparisons of the proposed transaction to recent comparable transactions; (6) the opportunity of CAF shareholders to receive both a substantial premium over the then-current market price of CAF Common Stock and the ability of the CAF shareholders to continue as shareholders in the combined company through the Conseco Common Stock to be paid to them in the Merger; (7) the alternatives available to CAF, including the likelihood that either remaining independent or pursuing a transaction involving any other strategic partner would not result in greater value to CAF or its shareholders; and (8) the opinion of DLJ, dated August 25, 1996, that the consideration to be received by the CAF shareholders pursuant to the terms of the Merger Agreement is fair to such holders from a financial point of view. In view of the variety of factors considered in connection with their evaluation of the Merger, the CAF Directors did not quantify or otherwise assign relative weights to the specific factors considered in their determination, but instead considered them as a totality in reaching their recommendation.

     After careful consideration of the terms of the proposed transaction and these factors, the CAF Directors believe that combining CAF's products and sales networks into Conseco will enable Conseco to achieve combined cost savings and increase combined sales to levels that would not be available to CAF on a stand-alone basis. As a result, the CAF Directors believe that the Conseco proposal represents the maximum value that could reasonably by expected to be achieved for CAF's shareholders in the near term.

     THE DIRECTORS OF CAF HAVE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND RECOMMEND THAT THE SHAREHOLDERS OF CAF VOTE FOR

THE PROPOSAL TO AUTHORIZE AND ADOPT THE MERGER AGREEMENT SET FORTH AS ITEM 1 ON THE PROXY CARD.

OPINION OF CAF'S FINANCIAL ADVISOR

     In its role as financial advisor to CAF, DLJ was asked by CAF to render its opinion to the CAF Board as to the fairness, from a financial point of view, to the shareholders of CAF of the Merger Consideration to be received by the shareholders of CAF pursuant to the terms of the Merger Agreement. On August 25, 1996, DLJ delivered its written opinion (the "DLJ Opinion") to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to the shareholders of CAF.

     A copy of the DLJ Opinion is attached hereto as Annex B. CAF shareholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by DLJ. The DLJ Opinion was prepared for the CAF Board and is directed only to the fairness, from a financial point of view, to the holders of CAF Common Stock and does not constitute a recommendation to any shareholder as to how to vote at the CAF Special Meeting.

     The DLJ Opinion does not constitute an opinion as to the price at which the Conseco Common Stock will actually trade at any time. The Merger Consideration was determined in arm's-length negotiations between CAF and Conseco, in which negotiations DLJ advised CAF. No restrictions or limitations were imposed by the CAF Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ reviewed the draft of August 24, 1996 of the Merger Agreement and the exhibits thereto and the draft of August 20, 1996 of the Shareholders Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to it by CAF and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of CAF for the years ending December 31, 1996 through December 31, 1998, and certain financial statements of Conseco which are pro forma for the Merger and for certain other transactions contemplated by Conseco for the year ended December 31, 1995 and the six months ended June 30, 1996, and certain financial projections of Conseco which are pro forma for the Merger and for certain other transactions contemplated by Conseco for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, DLJ compared certain financial and securities data of CAF and Conseco with certain financial and securities data of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of CAF Common Stock and Conseco Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by CAF and Conseco or their representatives, or that was otherwise reviewed by it. DLJ assumed that the financial projections of CAF supplied to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CAF as to the future operating and financial performance of CAF. DLJ assumed that the pro forma financial statements and pro forma financial projections of Conseco supplied to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the historical pro forma results of Conseco and future operating and financial performance of CAF and Conseco. DLJ did not assume any responsibility for an independent evaluation of CAF's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by it. DLJ relied as to all legal matters on advice of counsel to CAF.

     DLJ's opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

     The DLJ Opinion was based on receipt by the shareholders of CAF of Conseco Common Stock with a value of $6.50 as part of the Merger Consideration as contemplated by the Merger Agreement.

     The following is a summary of the presentation made by DLJ to the CAF Board at its August 25, 1996 meeting.

     TRANSACTION ANALYSIS. DLJ reviewed publicly available information for selected transactions involving the acquisition of accident and health insurance companies since January 1, 1993 (the "Selected Transactions"). In reviewing these transactions, several factors were considered, including: (i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of the merger and acquisition activity; and (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of accident and health insurance company transactions which have occurred. Rather, such transactions included only selected recent transactions involving accident and health insurance companies. Such transactions were used in this analysis because the companies involved were deemed by DLJ to operate in similar businesses or have similar financial characteristics to CAF and Conseco.

     DLJ reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed repaid or redeemed in such transactions (the "Transaction Value") as a multiple of statutory operating earnings for the latest twelve months ("LTM") or last fiscal year ("LFY") ended prior to the announcement of such transactions and as a multiple of statutory capital and surplus as of the end of the last fiscal quarter ("LFQ") or LFY ended prior to the announcement of such transactions. In analyzing acquisitions of accident and health insurance companies, the purchase price paid may be described in terms of multiples of the Transaction Value to statutory operating earnings and to statutory capital and surplus. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on surplus. Since statutory operating earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, analyses of multiples of statutory operating earnings and statutory capital and surplus are usually based on Transaction Value which includes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of Transaction Value to be paid for CAF by Conseco to the statutory operating earnings and statutory capital and surplus of CAF with the multiples paid in other transactions indicates whether the valuation being placed on CAF is within the range of values paid for other accident and health insurance companies.

     The low, average and high multiples of Transaction Value to statutory operating earnings for the LTM or LFY ended prior to the announcement of the Selected Transactions were 5.1x, 17.3x and 36.2x, respectively. Based upon the Merger Consideration, the implied multiple of Transaction Value to CAF's statutory operating earnings for the LTM ended June 30, 1996 was 46.9x. This multiple is greater than the high multiple of the Selected Transactions. The low, average and high multiples of Transaction Value to statutory capital and surplus as of the end of the LFQ or LFY ended prior to the announcement of the Selected Transactions were 1.3x, 2.1x and 5.3x, respectively. Based on the Merger Consideration, the implied multiple of Transaction Value to CAF's statutory capital and surplus as of June 30, 1996 was 6.9x. This multiple is greater than the high multiple of the Selected Transactions.

     Additionally, DLJ reviewed the consideration paid in the Selected Transactions in terms of the price paid for the common stock in the Selected Transactions as a multiple of GAAP operating earnings for the LTM ended prior to the announcement of such transactions and as a multiple of shareholders' equity as of the end of the LFQ ended prior to the announcement of such transactions. In analyzing acquisitions of accident and health insurance companies, the purchase price paid may be described in terms of multiples of the price paid for common stock to GAAP operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of the price offered to be paid for the CAF Common Stock by Conseco to the GAAP operating earnings and shareholders' equity of CAF with multiples paid by acquirers in other transactions indicates whether the valuation being placed on CAF is within the range of values paid for other accident and health insurance companies.

     The low, average and high multiples of price paid for common stock to LTM GAAP operating earnings for the Selected Transactions were 10.8x, 13.4x and 16.9x, respectively. Based on an offer price of $36.50 per share, the implied multiple of price paid for common stock to CAF's GAAP operating earnings for the LTM ended June 30, 1996 was 12.0x. This multiple is greater than the low multiple of the Selected Transactions. The low, average and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the Selected Transactions were 1.8x, 2.2x and 2.8x, respectively. Based on an offer price of $36.50 per share, the implied multiple of price paid for common stock to CAF's shareholders' equity as of June 30, 1996 was 2.2x. This multiple is equal to the average multiple of the Selected Transactions.

     DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of selected life insurance and accident and health insurance company transactions since January 1, 1993 where the acquired company's stock was publicly traded (the "Selected Public Transactions"). The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date for the Selected Public Transactions were 18.8%, 20.0% and 25.7%, respectively. An offer price of $36.50 per share represents premiums to the trading prices of CAF Common Stock one day, one week and one month prior to August 20, 1996 of 46.0%, 45.3% and 49.0%, respectively. These premiums are greater than the average premiums of the Selected Public Transactions.

     PUBLIC COMPANY ANALYSIS. To provide comparative market information, DLJ compared selected historical and projected operating and financial ratios for CAF to the corresponding data and ratios of selected accident and health insurance companies whose securities are publicly traded. Such companies included American Heritage Life Insurance Company, Delphi Financial Group, Inc., Penn Treaty American Corp. and Pioneer Financial Services, Inc. (the "Selected Small Capitalization Companies") and AFLAC, Inc., PennCorp Financial Group, Inc., Provident Companies and UNUM Corp. (the "Selected Large Capitalization Companies"). As of August 20, 1996, the average aggregate equity market capitalizations of the Selected Small Capitalization Companies and the Selected Large Capitalization Companies were $372 million and $3.9 billion, respectively. As of August 20, 1996, CAF's aggregate equity market capitalization was $438 million.

     Such analysis included, among other things, the ratios of stock price to GAAP operating earnings per share ("EPS") for the LTM ended June 30, 1996, estimated GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Small Capitalization Companies and the Selected Large Capitalization Companies and management's projections for CAF) and shareholders' equity per share as of June 30, 1996, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding ("Enterprise Value") to statutory operating earnings for the LTM or LFY and statutory capital and surplus as of the end of the LFQ or LFY. Closing prices as of August 20, 1996 were used in this analysis. The ratios described in this paragraph have been designed to reflect the value attributable in the public equity markets to various valuation measures of accident and health insurance companies. Measures utilized in the public marketplace to value the stock of publicly traded companies in the accident and health insurance industry are based on, among other things, a company's historical and projected GAAP operating earnings, historical statutory operating earnings, shareholders' equity and statutory capital and surplus. The multiples of stock price to GAAP operating EPS and Enterprise Value to statutory operating earnings reflect the value attributed to a company by public equity market investors based on the company's historical and projected earnings. The multiples of stock price to shareholders' equity per share and Enterprise Value to statutory capital and surplus reflect the values attributed to a company by public equity market investors based on the company's net worth. Variances in multiples for different companies may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes debt or preferred stock financing. Since statutory operating earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, analyses of multiples of statutory operating earnings and statutory capital and surplus are usually based on Enterprise Value, which includes debt or preferred stock financing. Comparing the multiples of price offered to be paid by Conseco to the GAAP operating EPS, shareholders' equity, statutory operating earnings and statutory capital and surplus of CAF with the multiples at which the Selected Small Capitalization Companies and the Selected Large Capitalization Companies trade indicates whether the valuation being placed on CAF is within the range of values at which the Selected Small Capitalization Companies and the Selected Large Capitalization Companies trade.

     The low, average and high multiples of public stock price to GAAP operating EPS for the LTM ended June 30, 1996 were 7.8x, 10.2x and 13.0x, respectively, for the Selected Small Capitalization Companies and 10.3x, 13.2x and 14.8x, respectively, for the Selected Large Capitalization Companies. Based on an offer price of $36.50 per share, the implied multiple of offer price to CAF's GAAP operating EPS for the LTM ended June 30, 1996 was 12.0x. This multiple is greater than the average multiple of the Selected Small Capitalization Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to estimated 1996 GAAP operating EPS were 7.5x, 9.4x and 11.7x, respectively, for the Selected Small Capitalization Companies and 10.4x, 13.1x and 15.1x, respectively, for the Selected Large Capitalization Companies. Based on the same offer price, the implied multiple of offer price to CAF's estimated 1996 GAAP operating EPS was 11.7x. This multiple is equal to the average multiple of the Selected Small Capitalization Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 6.1x, 8.1x and 10.0x, respectively, for the Selected Small Capitalization Companies and 9.0x, 11.2x and 12.9x, respectively, for the Selected Large Capitalization Companies. Based on the same offer price, the implied multiple of offer price to CAF's estimated 1997 GAAP operating EPS was 10.8x. This multiple is greater than the high multiple of the Selected Small Capitalization Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to shareholders' equity as of June 30, 1996 were 1.1x, 1.3x and 1.4x, respectively, for the Selected Small Capitalization Companies and 1.2x, 1.9x and 2.8x, respectively, for the Selected Large Capitalization Companies. Based on the same offer price, the implied multiple of offer price to CAF's shareholders' equity as of June 30, 1996 was 2.2x. This multiple is greater than the high multiple of the Selected Small Capitalization Companies and greater than the average multiple of the Selected Large Capitalization Companies. The low, average and high multiples of Enterprise Value to statutory operating earnings for the LTM or LFY were 14.1x, 22.2x and 29.1x, respectively, for the Selected Small Capitalization Companies and 27.1x, 31.6x and 37.1x, respectively, for the Selected Large Capitalization Companies. Based on the same offer price, the implied multiple of Transaction Value to CAF's statutory operating earnings for the LTM ended June 30, 1996 was 46.9x. This multiple is greater than the high multiples of both the Selected Small Capitalization Companies and the Selected Large Capitalization Companies. The low, average and high multiples of Enterprise Value to statutory capital and surplus as of the end of the LFQ or the LFY were 2.0x, 3.2x and 4.4x, respectively, for the Selected Small Capitalization Companies and 3.6x, 4.5x and 5.6x, respectively, for the Selected Large Capitalization Companies. Based on the same offer price,the implied multiple of Transaction Value to CAF's statutory capital and surpluses of June 30, 1996 was 6.9x. This multiple is greater than the high multiples of both the Selected Small Capitalization Companies and the Selected Large Capitalization Companies.

     Since a portion of the Merger Consideration will be in the form of Conseco Common Stock, to provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of Conseco to the corresponding data and ratios of Equitable of Iowa Companies, Liberty Financial

Companies, Inc., Presidential Life Corp., SunAmerica Inc. and Western National Corp. (The "Selected Annuity Companies") and of the Selected Large Capitalization Companies.

     Such analysis included, among other things, the multiples of stock price to estimated GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Annuity Companies and the Selected Large Capitalization Companies and management's projections for Conseco) and shareholders' equity per share as of June 30, 1996, as well as the multiples of Enterprise Value to statutory operating earnings for the LTM or the LFY and statutory capital and surplus as of the end of the LFQ or the LFY. Closing prices as of August 20, 1996 were used in this analysis. Comparing the multiples of Conseco's stock price to GAAP operating EPS, shareholders' equity, statutory operating earnings and statutory capital and surplus with the multiples at which the Selected Annuity Companies and the Selected Large Capitalization Companies trade indicates whether Conseco's stock price is within the range of values at which the Selected Annuity Companies and the Selected Large Capitalization Companies trade. Conseco's GAAP operating EPS, shareholders' equity, statutory operating earnings and statutory capital and surplus used in this analysis were adjusted to give pro forma effect to the LPG Merger and certain other matters.

     The low, average and high multiples of public stock price to estimated 1996 GAAP operating EPS were 9.4x, 11.7x and 16.4x, respectively, for the Selected Annuity Companies, and 10.4x, 13.1x and 15.1x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's estimated 1996 GAAP operating EPS was 12.8x. This multiple is greater than the average multiple of the Selected Annuity Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 8.4x, 10.5x and 14.3x, respectively, for the Selected Annuity Companies and 9.0x, 11.2x and 12.9x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's estimated 1997 GAAP operating EPS was 9.5x. This multiple is greater than the low multiples of both the Selected Annuity Companies and the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to shareholders' equity as of June 30, 1996 were 0.9x, 1.7x and 3.4x, respectively, for the Selected Annuity Companies and 1.2x, 1.9x and 2.8x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's shareholders' equity as of June 30, 1996 was 1.7x. This multiple is equal to the average multiple of the Selected Annuity Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of Enterprise Value to statutory operating earnings for the LTM or the LFY were 9.7x, 23.8x and 42.9x, respectively, for the Selected Annuity Companies and 27.1x, 31.6x and 37.1x, respectively, for the Selected Large Capitalization Companies. The multiple of Enterprise Value to Conseco's 1995 statutory operating earnings was 21.3x. This multiple is greater than the low multiple of the Selected Annuity Companies and less than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of Enterprise Value to statutory capital and surplus as of the end of the LFQ or the LFY were 1.2x, 1.8x and 2.2x, respectively, for the Selected Annuity Companies and 3.6x, 4.5x and 5.6x, respectively, for the Selected Large Capitalization Companies. The multiple of Enterprise Value to Conseco's statutory capital and surplus as of December 31, 1995 was 3.5x. This multiple is greater than the high multiple of the Selected Annuity Companies and less than the low multiple of the Selected Large Capitalization Companies.

     No company or transaction used in the Transaction Analysis or the Public Company Analysis described above was directly comparable to CAF, Conseco or the proposed Merger. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the transaction values and trading prices. For example, many qualitative factors are involved in valuing a company or analyzing a transaction in the life insurance, accident and health insurance and annuity industries, including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold and the company's market position relative to its competitors. Other factors that could affect the transaction values or trading prices include differences in distribution, products, geographic or demographic customer concentration, size, accounting practices, asset portfolio quality, interest rate sensitivity and other factors. These factors may affect the transaction values or trading prices in each case by affecting in varying degrees investors' expectations of such factors as the company's risk and future operating profitability.

     STOCK TRADING HISTORY. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both CAF Common Stock and Conseco Common Stock for various periods ending prior to the announcement of the Merger. DLJ also reviewed the daily closing prices of CAF Common Stock and Conseco Common Stock and compared the CAF and Conseco closing stock prices with the S&P 500 Index and indices of selected comparable companies. DLJ reviewed the trading history since the December 18, 1992 initial public offering of CAF Common Stock and the three year trading history of Conseco Common Stock to determine whether trading levels immediately prior to announcement of the Merger were reflective of longer term trading levels or were affected by recent unusual or event specific trading activity. In addition, DLJ reviewed the trading history of CAF Common Stock and Conseco Common Stock relative to indices of selected comparable companies in order to assess the relative stock price performance of CAF, Conseco and such indices.

     PRO FORMA MERGER ANALYSIS. DLJ analyzed certain pro forma financial effects resulting from the Merger. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the management of CAF and pro forma financial statements and pro forma financial projections provided by the management of Conseco. DLJ analyzed the pro forma effect of the Merger and of completing the ALH Transaction and the BLH Transaction on the EPS, stockholders' equity per share and leverage ratios of the combined companies. Conseco's management has indicated that it believes that the Merger will offer consolidation opportunities which will result in revenue enhancements and expense savings relative to the stand-alone projected revenues and expenses of CAF, Conseco, ALH and BLH. DLJ has incorporated estimates of such revenue enhancements and expense savings, determined in conjunction with the managements of CAF and Conseco, in its analysis although DLJ does not express an opinion as to the likelihood of such revenue enhancements and expense savings being realized. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis and assuming the Merger, the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt, Conseco's shareholders would realize EPS accretion of 1.7%, 1.9% and 2.0%, respectively, in 1996, 1997 and 1998, versus assuming only the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt. Assuming the Merger, the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt, Conseco's ratios of debt to total capitalization and debt and preferred stock to total capitalization as of June 30, 1996 would be 47.9% and 50.3%, respectively. Based on this analysis and assuming the Merger, the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed in part with $300 million of tax-deductible preferred stock and $280 million of Conseco Common Stock and Conseco's Series D Convertible Preferred Stock is converted into Conseco Common Stock, Conseco's shareholders would realize EPS dilution of 1.8%, 2.3% and 3.1%, respectively, in 1996, 1997 and 1998, versus assuming only the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt. Assuming the Merger, the ALH Transaction and the BLH Transaction are completed, the cash portion of the consideration paid in such transactions is financed in part with $300 million of tax-deductible preferred stock and $280 million of Conseco Common Stock and Conseco's Series D Convertible Preferred Stock is converted into Conseco Common Stock, Conseco's ratios of debt to total capitalization and debt and preferred stock to total capitalization as of June 30, 1996 would be 35.1% and 39.4%, respectively. There can be no assurance as to whether the assumptions regarding financing sources set forth in this paragraph will occur, and such assumptions are used only for purposes of illustration.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ in rendering the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the

Merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness, from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selected portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying the DLJ Opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The CAF Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and is familiar with CAF, its business and the life insurance, accident and health insurance and annuity industries. Pursuant to the terms of an engagement letter dated August 12, 1996 between CAF and DLJ, CAF paid DLJ a $100,000 retainer fee and an additional $750,000 upon rendering of the DLJ Opinion. Pursuant to the terms of the engagement letter, CAF will pay DLJ, on the Closing Date, cash compensation equal to five-eighths of one percent (0.625%) of the Transaction Value, less the $850,000 paid to date. Based on an assumed Transaction Value of approximately $675 million, CAF will pay DLJ, on the Closing Date, cash consideration of approximately $4.2 million, less the $850,000 paid to date. CAF also agreed to reimburse DLJ for out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement up to a maximum of $35,000 without CAF's written consent and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and CAF believe are customary in transactions of this nature, were negotiated at arms' length between CAF and DLJ and the CAF Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.


     In the ordinary course of business, DLJ may actively trade the securities of both CAF and Conseco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for CAF and Conseco in the past and has received usual and customary compensation for such services. In addition, DLJ acted as financial advisor to ATC in connection with the ATC Merger and THI in connection with the THI Merger.


CERTAIN CONSEQUENCES OF THE MERGER

     As a result of the Merger, the shareholders of CAF will become shareholders of Conseco, and thereby will continue to have an interest in CAF through Conseco. See "Comparison of Shareholders' Rights." Upon the consummation of the Merger, each outstanding share of CAF Common Stock (other than shares of CAF Common Stock held by CAF as treasury stock or Dissenting Shares) will be canceled and converted into the right to receive the Merger Consideration. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger listed on the NYSE.

     See "The Merger Agreement -- Treatment of CAF Stock Options" for a description of the treatment of CAF Stock Options in the Merger. Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of CAF Stock Options assumed in accordance with the Merger Agreement.

CONDUCT OF THE BUSINESS OF CONSECO AND CAF AFTER THE MERGER

     Pursuant to the Merger Agreement, (1) the members of the Board of Directors of the Merger Sub immediately prior to the consummation of the Merger shall become the directors of the Surviving Corporation following the consummation of the Merger and (2) the officers of the Merger Sub immediately prior to the consummation of the Merger shall become the officers of the Surviving Corporation following the consummation of the Merger. Conseco's Board of Directors and management will not be affected by the Merger. See "Management of the Surviving Corporation Upon Consummation of the Merger."


     Following the Merger, Conseco expects to achieve operating cost savings through the consolidation of Conseco and CAF operations and the elimination of redundant expenses. Such savings would be realized, over time, primarily through reductions in staff, the combination, elimination or relocation of certain office facilities and the consolidation of operations. There can be no assurance that such cost savings will be realized as anticipated by Conseco.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     EXECUTIVE STAY PAY AND OTHER ARRANGEMENTS. In connection with the Merger Agreement, an amount of money equal to one year's base salary ("Stay Pay") will be paid to certain employees if such persons remain employees of CAF for six months after the Effective Time or are terminated by CAF or Conseco, without cause, prior to that time. Stay Pay will be paid upon the earlier of termination or six months after the Effective Date. For purposes of determining entitlement to Stay Pay, "cause" means the commission of a felony involving moral turpitude or fraud against CAF. Those employees entitled to Stay Pay who are also directors and/or executive officers of CAF, and the amount of such pay, are:
Frank Astolfi - $300,000, Kenneth J. Coleman - $160,000, David H. Gunning - $600,000, James C. Helfrich - $175,000, Robert Kung - $180,000, Richard L. Osborne - $90,000, Ronald L. Sarosy - $150,000, Mark E. Shaw - $250,000,
Christopher L. Weaver - $250,000.


     In addition, in accordance with the terms of the Merger Agreement, all outstanding CAF Stock Options will become immediately exercisable in full and the restrictions on the Restricted Shares will lapse. The aggregate number of shares of CAF Common Stock that are covered by options (including those which will be so accelerated) and the aggregate number of Restricted Shares which will be without restrictions held by the directors and/or executive officers of CAF are as follows:

                                                               NUMBER OF SHARES OF
                                                                CAF COMMON STOCK          NUMBER OF
                            NAME                               COVERED BY OPTIONS     RESTRICTED SHARES
------------------------------------------------------------   -------------------    -----------------
R. Hale Andrews, Jr.........................................           3,000                    0
Frank Astolfi...............................................           5,000                    0
Kenneth J. Coleman..........................................          33,500                3,000
Robert A. Garda.............................................           3,000                    0
David H. Gunning............................................         380,000                    0
James C. Helfrich...........................................          17,000                3,000
William H. Heller...........................................           5,000                    0
Robert Kung.................................................          14,000                3,000
M. Thomas Moore.............................................           5,000                    0
Rowland T. Moriarty.........................................           5,000                    0
Richard L. Osborne..........................................           5,000                    0
John H. Outcalt.............................................           5,000                    0
William R. Robertson........................................           5,000                    0
Ronald L. Sarosy............................................          18,000                3,000
Mark E. Shaw................................................          63,000                3,000
Christopher L. Weaver.......................................          63,000                3,000

     Under the terms of the Merger Agreement, certain annual bonus awards by CAF, which are discretionary in amount up to a maximum, will become fixed at 75 percent of the maximum in each case. If an eligible employee's employment is terminated between the Effective Time and December 31, 1996, the amount payable shall be prorated based on the number of days such employee was employed during the year. Assuming employment through December 31, 1996, the maximum amount of discretionary bonus payable to each employee who is an executive officer of CAF is: Kenneth J. Coleman -- $15,000, David H. Gunning -- $56,250, James C. Helfrich -- $30,000, Robert Kung -- $15,000, Ronald L.
Sarosy -- $15,000, Mark E. Shaw -- $15,000 and Christopher L. Weaver -- $15,000.



     The terms of Mr. Gunning's employment agreement dated as of February 8, 1993 provide that in the event that while Mr. Gunning is employed by CAF there shall occur, among other things, a merger of CAF with another entity, CAF shall pay Mr. Gunning upon the consummation of any such transaction an amount in cash equal, as of the date of this Proxy Statement/Prospectus, to 0.7% of the aggregate consideration paid to CAF or its shareholders in connection with such transaction. For purposes of the employment agreement, the aggregate consideration payable in the Merger is approximately $664 million.


     CAF AFFILIATE REGISTRATION RIGHTS. Conseco is not required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Conseco Common Stock by CAF affiliates. Notwithstanding the foregoing, if any affiliate is unable because of the volume limitations of Rule 144 of the Commission to sell pursuant to Rule 144 the shares of Conseco Common Stock received by such affiliate as Merger Consideration and still held by such affiliate, such affiliate shall have the right, for so long as any such balance of the affiliate's Merger Consideration is not eligible for immediate sale under the applicable provisions of Rule 144, to require Conseco to elect, in Conseco's sole discretion, with respect to such balance, either to (1) acquire such shares directly from such affiliate at the current market price, (2) amend the Registration Statement and maintain its effectiveness to provide for resale of such shares or (3) file a Registration Statement on Form S-3 with the Commission to register such shares for resale by such affiliate.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE


     Pursuant to the Merger Agreement, the articles of incorporation and code of regulations of the Surviving Corporation and each of its subsidiaries shall contain the provisions with respect to indemnification set forth in the articles of incorporation and the code of regulations of CAF or the respective subsidiary, as the case may be, on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who at any time prior to the Effective Time were directors or officers of CAF or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Conseco has agreed to be jointly and severally liable for the indemnification obligations of CAF to the Indemnified Parties, as set forth above. Conseco has also agreed to honor the terms of existing indemnification agreements between CAF and certain of its officers and directors. In addition, Conseco has agreed to maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by CAF's existing officers' and directors' liability insurance policies. The foregoing provisions are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Conseco, the Surviving Corporation and CAF.


ACCOUNTING TREATMENT

     Conseco intends to account for the Merger under the purchase method of accounting in accordance with APB Opinion No. 16, "Business Combinations". Under this method of accounting, the cost of acquiring all outstanding shares of CAF Common Stock and the assumption of all outstanding CAF Stock Options will be determined by the value at the Effective Time of the Merger Consideration and the Conseco Common Stock (or cash) to be issued to holders of CAF Stock Options, plus the direct costs associated with the Merger. Conseco will allocate such cost in establishing new accounting and reporting bases for the underlying acquired assets and liabilities based on their estimated fair values at the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary description of the material federal income tax consequences of the Merger to CAF shareholders whose shares of CAF Common Stock are converted into the right to receive the Merger Consideration in the Merger (including any cash amounts received by dissenting CAF shareholders pursuant to the exercise of dissenters' rights). This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time and therefore could alter or modify the statements and conclusions set forth below. It is assumed that the shares of CAF Common Stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of federal income taxation that may be relevant to a particular CAF shareholder in light of such CAF shareholder's personal investment circumstances, or those CAF shareholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals), CAF shareholders who hold shares of CAF Common Stock as part of a conversion transaction, or to CAF shareholders who acquired their shares of CAF Common Stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state, local or estate and gift taxation that may be applicable to a CAF shareholder.


     CONSEQUENCES OF THE MERGER TO CAF SHAREHOLDERS. The receipt of the Merger Consideration (including any cash amounts received by dissenting CAF shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a CAF shareholder will recognize gain or loss equal to the difference between his or her adjusted tax basis in the shares of CAF Common Stock exchanged in the Merger, and the amount of cash and the fair market value of the Conseco Common Stock received therefor. Such gain or loss will be capital gain or loss, and will be long-term gain or loss if, on the date of the Merger, the shares of CAF Common Stock were held for more than one year. The tax basis of the Conseco Common Stock received by a CAF shareholder will be the fair market value of such shares of Conseco Common Stock at the Effective Time. If a former CAF shareholder disposes of the Conseco Common Stock received pursuant to the Merger in a future taxable transaction, such former CAF shareholder will recognize a capital gain or loss equal to the difference between (1) the cash and the fair market value of any other property received on disposition, and (2) the former CAF shareholder's tax basis in the Conseco Common Stock.


     In the event that the Effective Time does not occur by December 10, 1996, for each share of CAF Common Stock, a shareholder will receive an additional amount of $0.25, which amount will be increased by an additional $0.25 on the tenth day of each calendar month thereafter until the occurrence of the Effective Time (such additional amount or amounts are referred to as the "Time Factor"). In such event, the facts and circumstances that result in the payment of the Time Factor may affect whether the Time Factor is treated as additional purchase price that would increase the capital gain (or decrease the capital loss) recognized by a CAF shareholder on the disposition of his or her CAF Common Stock in the Merger or as interest that would be taxable as ordinary income. CAF and Conseco each have indicated its intention to treat any amount paid pursuant to the Time Factor as additional purchase price that would increase the capital gain (or decrease the capital loss) recognized by a CAF shareholder on the disposition of his or her CAF Common Stock in the Merger.

     BACKUP TAX WITHHOLDING. Under the federal income tax backup withholding rules, unless an exemption applies, the Paying Agent will be required to withhold, and will withhold, 31% of all payments to which a CAF shareholder or other payee is entitled pursuant to the Merger, unless the CAF shareholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders) and certifies under penalties of perjury that such number is correct. Each CAF shareholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 which will be included as part of the letter of transmittal to be returned to the Paying Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the Paying Agent. The exceptions provide that certain CAF shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (i.e., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's federal income tax liability for such year.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. CAF SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

REGULATORY APPROVALS


     ANTITRUST. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Conseco and CAF filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 7, 1996. The required waiting period under the HSR Act is scheduled to expire on November 6, 1996. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, the Antitrust Division of the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Conseco and CAF. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of CAF or businesses of Conseco or CAF. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


     Conseco and CAF believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Conseco and CAF would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

     INSURANCE. The consummation of the Merger will require the approvals or exemptive orders of the Insurance Commissioners (the "Insurance Commissioners") under the state insurance codes (the "Insurance Codes") of the states of Arizona and Ohio, which are the jurisdictions in which insurance companies owned by CAF are domiciled. The Insurance Codes generally contain provisions applicable to the acquisition of control of a domestic insurer, including a presumption of control that arises from the ownership of ten percent or more of the voting securities of a domestic insurer or a person that controls a domestic insurer. The filing of an application for acquisition of control of a domestic insurer gives rise to mandatory or, in some states, discretionary public hearing requirements and/or statutory periods (ranging from 30 to 90 days, which may be extended in certain circumstances) within which decisions must be rendered approving or disapproving the acquisition of control. Appropriate filings with the Insurance Commissioners of Arizona and Ohio have been made and it is anticipated, although there can be no assurance, that approvals of such Insurance Commissioners will be obtained.

NYSE LISTING OF CONSECO COMMON STOCK

     Pursuant to the Merger Agreement, Conseco is required to use its best efforts to obtain listing on the NYSE of the shares of Conseco Common Stock to be issued in connection with the Merger. Approval of the listing on the NYSE (or another national securities exchange or quotation on the NASDAQ National Market

System) of the shares of Conseco Common Stock to be issued in the Merger is a condition to the respective obligations of CAF, Conseco and Merger Sub to consummate the Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     Holders of CAF Common Stock who so desire will be entitled to relief as dissenting shareholders pursuant to Ohio Revised Code Section 1701.84. However, any such holder will be entitled to such relief only upon strict compliance with Ohio Revised Code Section 1701.85 ("Section 1701.85"). The following summary does not purport to be a complete statement of the method of compliance with
Section 1701.85 and is qualified in its entirety by reference to that Section, the full text of which is attached hereto as Annex C. A holder of CAF Common Stock who is considering the possibility of dissenting is urged to read Section 1701.85 in full, and is encouraged to consult his or her own counsel.

     A shareholder who wishes to perfect his or her rights as a dissenting shareholder MUST, if the Merger Agreement is adopted:

          (1) have been a record holder of the CAF Common Stock as to which he or she seeks relief on the CAF Record Date;

          (2) not have voted such CAF Common Stock in favor of adoption of the Merger Agreement; and


          (3) DELIVER to CAF, not later than ten days after the CAF Special Meeting, a written demand for payment of the fair cash value of the shares as to which he or she seeks relief. This written demand must state the name of the shareholder, his or her address, the number of shares as to which he or she seeks relief, and the amount claimed as the "fair cash value" thereof.



     A vote against the adoption of the Merger Agreement will not satisfy the requirements of a written demand for payment as described in clause (3) of the immediately preceding paragraph. Any written demand for payment must be DELIVERED to Capitol American Financial Corporation, 1001 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Secretary. Because the written demand must be delivered within the ten-day period immediately following the CAF Special Meeting, a shareholder should use a means of delivery, including hand delivery, that will assure timely delivery, and should consider use of a means of delivery that would provide a receipt establishing the timeliness thereof.


     If CAF or the Surviving Corporation sends to the dissenting shareholder, at the address specified in his or her demand, a request for the certificate(s) representing the shares as to which he or she seeks relief, the dissenting shareholder must DELIVER such certificate(s) to CAF or the Surviving Corporation for endorsement as to the fact of his or her demand. Failure to meet this requirement may, at the option of the CAF Board or the Board of Directors of the Surviving Corporation, terminate any dissenters' rights unless a court for good cause shown otherwise directs. Such request by CAF or the Surviving Corporation is not an admission by CAF or the Surviving Corporation that the shareholder is entitled to relief under Section 1701.85.

     Unless the dissenting shareholder and CAF or the Surviving Corporation shall agree on the fair cash value per share of CAF Common Stock as to which relief is sought, either CAF or the Surviving Corporation or the dissenting shareholder may, within three months after the delivery of the written demand by the shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value will be determined as of the day prior to the CAF Special Meeting, will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, will not exceed the amount specified in the shareholder's written demand, and will exclude any appreciation or depreciation in market value resulting from the Merger. Unless CAF or the Surviving Corporation and the dissenting shareholder shall otherwise agree in writing, or except in the case of any of the eventualities (1)-(4) summarized below, a court shall make a finding as to the fair cash value of a share of CAF Common Stock and render judgment against the Surviving Corporation for its payment with interest at such rate and from such date as the court considers equitable. The costs of these proceedings shall be assessed or apportioned as the court considers equitable.

     The rights, if any, of a dissenting shareholder will terminate if (1) he or she has not strictly complied with Section 1701.85 unless the CAF Board or the Board of Directors of the Surviving Corporation waives such failure; (2) CAF abandons or is enjoined or prevented from carrying out the Merger, or the holders of CAF Common Stock rescind their adoption of the Merger Agreement; (3) the dissenting shareholder withdraws his or her written demand, with the consent of the CAF Board or the Board of Directors of the Surviving Corporation; or (4) CAF or the Surviving Corporation and the dissenting shareholder shall not have agreed upon the fair cash value per share of CAF Common Stock and neither shall have timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares.

     From the time of giving the demand until either the termination of the rights and obligations arising from it or the purchase of the shares of CAF Common Stock by the Surviving Corporation, all other rights accruing from such shares of CAF Common Stock, including voting and dividend or distribution rights, are suspended. If, during the suspension, any dividend or distribution is paid in money upon shares of CAF Common Stock or any dividend or distribution is paid in money upon shares of Conseco Common Stock issued upon cancellation and conversion of such shares of CAF Common Stock, an amount equal to the dividend or distribution that, except for the suspension, would have been payable upon such shares shall be paid to the shareholder of record as a credit upon the fair cash value of the shares of CAF Common Stock; provided that, if the right to receive fair cash value is terminated otherwise than by the purchase of the shares of CAF Common Stock by the Surviving Corporation, all rights of the shareholder shall be restored and all distributions that, except for the suspension, would have been made shall be made to the shareholder of record of the shares of CAF Common Stock at the time of termination.

     For information relating to the CAF Shareholder Meeting, see "CAF Shareholder Meeting."

     BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT, A CAF SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTER'S RIGHTS MUST EITHER NOT SIGN AND RETURN HIS OR HER PROXY OR, IF HE OR SHE SIGNS AND RETURNS HIS OR HER PROXY, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT.

     Holders of Conseco Common Stock will not be entitled to appraisal or dissenters' rights under the Indiana Business Corporation Law in connection with the Merger.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. All shareholders are urged to read the Merger Agreement in its entirety.

THE MERGER

     The Merger Agreement provides that, subject to satisfaction or waiver of the terms and conditions contained in the Merger Agreement, including the approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of CAF, the Merger Sub will be merged with and into CAF, with CAF being the surviving corporation.

EFFECTIVE TIME

     The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions and the requisite approval of the shareholders of CAF, the Merger will be consummated by and will become effective on the date of the filing of a Certificate of Merger with the Secretary of State of Ohio or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement may be terminated by either Conseco or CAF if, among other reasons, the Merger has not been consummated on or before March 31, 1997. See "-- Conditions to the Merger" and "-- Termination."

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL AMOUNTS


     At the Effective Time, pursuant to the Merger Agreement, each share of CAF Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by CAF or Dissenting Shares (as defined below)) shall be converted into the right to receive (1) $30.00 in cash plus the Time Factor (as defined below), if any (collectively, "Cash Consideration"), and (2) the fraction (rounded to the nearest ten-thousandth of a share) of a share of Conseco Common Stock determined by dividing $6.50 by the Trading Value as defined below. The "Time Factor", if any, shall be equal to $0.25 if the Effective Time shall not have occurred by December 10, 1996, which amount shall be increased by an additional $0.25 on the tenth day of each calendar month thereafter until the occurrence of the Effective Date. The "Trading Value" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the 20 trading days immediately preceding the second trading day prior to the Effective Time. The Cash Consideration, the Conseco Common Stock to be issued to holders of shares of CAF Common Stock in accordance with the Merger and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."


     In the event of any change in Conseco Common Stock between the date of the Merger Agreement and the Effective Time of the Merger by reason of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of CAF Common Stock as provided in the Merger Agreement shall be proportionately adjusted.


     On October 16, 1996, the last full trading day for which information was available prior to the date of this Proxy Statement/Prospectus, the closing prices reported for shares of Conseco Common Stock and CAF Common Stock on the NYSE were $50 3/4 per share and $36 per share, respectively. There can be no assurance or prediction, and neither Conseco nor CAF hereby make any assurance or prediction, as to the future price of the Conseco Common Stock or CAF Common Stock.


     At the Effective Time, each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holder hereof, be converted into a share of common stock of CAF.

     No fractional shares of Conseco Common Stock will be issued in connection with the Merger. Each CAF shareholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Trading Value.

     Promptly after the Effective Time, the Paying Agent will mail to each record holder of an outstanding certificate or certificates, which prior thereto represented CAF Common Stock, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled. After receipt of such transmittal form, each holder of certificates formerly representing shares of CAF Common Stock should surrender such certificates to the Paying Agent together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and each such holder will be entitled to receive in exchange therefor the Cash Consideration and certificates for shares of Conseco Common Stock and/or a check for any cash which may be payable in lieu of a fractional share of Conseco Common Stock.

     CAF SHAREHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL LETTER AND INSTRUCTIONS.

     After the Effective Time, each outstanding certificate, which prior thereto represented CAF Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the Merger Consideration that the holder of such certificate is entitled to receive pursuant to the terms of the Merger Agreement.

TREATMENT OF CAF STOCK OPTIONS

     Immediately prior to the Effective Time, each CAF Stock Option and Restricted Share which has been granted pursuant to the 1992 Equity Participation Plan shall be fully vested. Each CAF Stock Option shall be deemed disposed to CAF and then converted automatically into an option (a "New Conseco Option") to purchase such number of shares of Conseco Common Stock (rounding the result to the nearest ten-thousandth of a share) equal to the number of shares of CAF Common Stock subject to such CAF Stock Option immediately prior to the Effective Time, multiplied by the Conversion Ratio (as defined below), for an exercise price equal to the Adjusted Exercise Price (as defined below). The "Conversion Ratio" shall mean the number determined by dividing the Merger Consideration for one share of CAF Common Stock by the Trading Value (rounding the result to the nearest ten-thousandth of a share). The "Adjusted Exercise Price" shall be determined by multiplying (1) the Trading Value by (2) the quotient obtained by dividing the current exercise price of the CAF Stock Option by the Merger Consideration for one share of CAF Common Stock.

     Notwithstanding the previous paragraph, with respect to (1) an employee of CAF who is either (A) given notice that he or she will not be asked to remain in his or her position beyond the period ending six months after the Effective Time or (B) terminated prior to the end of the six month period after the Effective Time or (2) a non-employee director of CAF, each CAF Stock Option held by such person immediately prior to the Effective Time shall be deemed disposed to CAF and then converted automatically at the Effective Time into the right to receive an amount in cash equal to the product of (A) the Merger Consideration for one share of CAF Common Stock minus the current exercise price of the CAF Stock Option multiplied by (B) the total number of shares of CAF Common Stock subject thereto.

     Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of CAF Stock Options assumed in accordance with the Merger Agreement and to register such shares of Conseco Common Stock with the Commission pursuant to a Registration Statement on Form S-8.

CAF EMPLOYEE MATTERS

     Pursuant to the Merger Agreement, CAF will provide severance benefits for eligible employees who are not subject to the Stay Pay arrangements described in "The Merger -- Interests of Certain Persons in the Merger." Severance pay will be applicable to all employees terminated within one year of the Effective Time in accordance with the following schedule: for those employees with less than three years of employment by CAF, such employees will receive four months' salary, for those employees with three years or more, but less than seven years of employment by CAF, such employees will receive eight months' salary, for those employees with seven years or more, but less than 15 years of employment by CAF, such employees will receive 12 months' salary, and for those employees with 15 years or more of employment by CAF, such employees will receive 18 months' salary.

DISSENTING SHARES

     Shares of CAF Common Stock which are held by the shareholders of CAF who shall have effectively dissented from the Merger and perfected their dissenters' rights in accordance with the provisions of Section 1701.85 of the Ohio Revised Code (the "Dissenting Shares") shall not be converted into or exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment from CAF of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85. See "The Merger -- Rights of Dissenting Shareholders" and "Comparison of Shareholders' Rights -- Dissenters' Rights."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain customary representations and warranties relating to, among other things, (1) each of Conseco's, the Merger Sub's and CAF's organization and similar corporate matters; (2) each of Conseco's, the Merger Sub's and CAF's capital structure; (3) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to Conseco, the Merger Sub and CAF and related matters; (4) documents filed by each of Conseco and CAF with the Commission and the accuracy of information contained therein; (5) the absence of material changes with respect to the business of Conseco and CAF; and (6) compliance with applicable laws.

CERTAIN COVENANTS

     The Merger Agreement contains certain customary covenants and agreements, including, without limitation, the following:


     CONDUCT OF BUSINESS. Pursuant to the Merger Agreement, Conseco has agreed that during the period from the date of the Merger Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and will not, among other things, except as set forth in the disclosure schedules of the Merger Agreement, (1)(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Conseco (other than its regular quarterly cash dividend on Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case with usual record and payment dates and in accordance with Conseco's Articles of Incorporation and its present dividend policy) or (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock; (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of this Proxy Statement/Prospectus; or (3) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of this Proxy Statement/Prospectus.


     Pursuant to the Merger Agreement, CAF has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, as set forth on the Disclosure Schedules thereto or as otherwise consented to in writing by Conseco, CAF will, and will cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and will not (without the prior consent of Conseco), among other things (1) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of CAF's outstanding capital stock (other than its regular quarterly cash dividends not in excess of $0.10 per share); (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, other than upon the exercise of CAF Stock Options outstanding on the date of the Merger Agreement; (3) amend its Articles of Incorporation or Code of Regulations; (4) acquire any business; (5) sell, mortgage or otherwise encumber any of its properties or assets that are material to CAF and its subsidiaries taken as a whole, except in the ordinary course of business; (6) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than within certain specified limitations, or make any loans or advances to any other person other than routine advances to employees or special individual advances of not more than $30,000 each to agents; (7) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to CAF and its subsidiaries taken as a whole; (8) pay, discharge, settle or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of CAF or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; (9) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments, except (A) as otherwise required by law, (B) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations, (C) in publicly traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations or (D) as otherwise provided in investment guidelines contained in the investment advisory agreement with Conseco Capital Management, Inc., a wholly-owned subsidiary of Conseco; (10) except as may be required by law, (A) make any change to the contracts, salaries, wages, or other compensation of any employee or any agent or consultant of CAF or any subsidiary other than routine changes or amendments that are required under existing contracts, (B) adopt, enter into, amend, alter or terminate any existing CAF benefit plan or any election made pursuant to the provisions of any existing CAF benefit plan, to accelerate any payments, obligations or vesting schedules under any existing CAF benefit plan, or (C) approve any general or company-wide pay increases for employees; (11) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which CAF or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; and (12) hold any meeting of the Board of Directors of CAF or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (A) written notice of any such meeting or any proposed action by written consent at the same time such notice or action is provided to the directors and (B) an agenda of any specific matters to be considered at such meeting or a copy of the proposed written consent.

     NO SOLICITATION. Pursuant to the Merger Agreement, CAF shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, CAF or any of its subsidiaries to, directly or indirectly, (1) solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving CAF, or any subsidiary of CAF, or any purchase of all or any significant portion of the assets of CAF or any subsidiary of CAF, or any equity interest in CAF or any subsidiary of CAF, other than the transactions contemplated by the Merger Agreement (each an "Acquisition Proposal") or (2) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The foregoing shall not prohibit the Board of Directors of CAF from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (1) the Board of Directors of CAF, after consultation with and based upon the advice of outside counsel, determines in good faith that such action is necessary for the Board of Directors of CAF to comply with its fiduciary duties to CAF under applicable law and (2) prior to taking such action, CAF (A) provides reasonable notice to Conseco to the effect that it is taking such action and (B) receives from such person or entity an executed confidentiality agreement in reasonably customary form.


     INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE. Pursuant to the Merger Agreement, Conseco has agreed that the articles of incorporation and code of regulations of the Surviving Corporation and each of its subsidiaries shall contain the provisions with respect to indemnification set forth in the articles of incorporation and code of regulations of CAF or the respective subsidiary, as the case may be, on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time unless such modification is required by law. Conseco has agreed to be jointly and severally liable for the indemnification obligations of CAF to the Indemnified Parties. Conseco has also agreed to honor terms of existing indemnification agreements between CAF and certain of its officers and directors. In addition, for a period of two years following the Effective Time Conseco has agreed to maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by CAF's existing officers' and directors' liability insurance policies.

CONDITIONS TO THE MERGER

     The respective obligations of Conseco, the Merger Sub and CAF to effect the Merger are subject to the following conditions, among others: (1) the Merger Agreement and the Merger shall have been approved and adopted by the shareholders of CAF; (2) all required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by CAF, Conseco and Merger Sub shall be obtained from (A) the insurance regulators in the States of Ohio and Arizona and (B) any other governmental entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of the Merger Agreement, unless the failure to obtain such consent, approval, permission or authorization (i) would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CAF and its subsidiaries, taken as a whole, or on the validity or enforceability of the Merger Agreement or (ii) is the approval of the Insurance Regulator of any life insurance subsidiary of CAF, which does not constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of CAF (a "Non-Significant Life Subsidiary") to the transfer of control of such Non-Significant Life Subsidiary, then such non-approval can be waived at the option of Conseco if certain specified actions are taken; (3) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired; (4) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; (5) the shares of Conseco Common Stock issuable to CAF's shareholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and (6) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     The obligations of Conseco and the Merger Sub to effect the Merger are subject to, among other things, the following additional conditions: (1) the representations and warranties of CAF contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CAF and its subsidiaries taken as a whole; (2) CAF shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and (3) the shareholders of CAF party to the Shareholders Agreement, dated as of the Merger Agreement by and among Conseco and such shareholders, shall have complied with their respective obligations.

     The obligation of CAF to effect the Merger is subject to, among other things, the following additional conditions: (1) the representations and warranties of Conseco and Merger Sub contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole; and (2) Conseco and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (1) by the mutual written consent of Conseco and CAF; or (2) by Conseco or CAF at any time (A) if, upon a vote at a duly held meeting of the shareholders of CAF or any adjournment thereof, any required approval of the shareholders of CAF shall not be obtained; (B) if the Merger shall not have been consummated on or before March 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (C) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (D) if the Board of Directors of CAF shall have exercised its rights set forth in Section 4.9 of the Merger Agreement with regard to an Acquisition Proposal. See "-- Right of CAF Board of Directors to Withdraw its Recommendation."

     If the Merger Agreement is validly terminated as described above, the Merger Agreement shall become void and have no effect, except for certain covenants regarding brokers, confidentiality and, as described herein, payment of expenses, and except that no party thereto will be relieved of any liability for damages that such party may have to the other party by reason of such party's breach of the Merger Agreement.

RIGHT OF CAF BOARD OF DIRECTORS TO WITHDRAW ITS RECOMMENDATION

     Under the Merger Agreement, the Board of Directors of CAF shall not (1) withdraw or modify, in a manner materially adverse to Conseco or Merger Sub, the approval or recommendation by the Board of Directors of CAF of the Merger Agreement or the Merger, (2) approve or recommend an Acquisition Proposal or (3) enter into any agreement with respect to any Acquisition Proposal, unless CAF receives an Acquisition Proposal and the Board of Directors of CAF determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to shareholders under applicable law it is necessary for the Board of Directors of CAF to withdraw or modify, in a manner materially adverse to Conseco or Merger Sub, its approval or recommendation of the Merger Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the Board of Directors of CAF takes any of the foregoing actions, CAF shall, concurrently with the taking of any such action, pay to Conseco the fee described in "-- Acquisition Proposal Fees."

ACQUISITION PROPOSAL FEES

     CAF has agreed to pay to Conseco upon demand $15 million, payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to CAF (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to CAF) and the Board of Directors of CAF, in accordance with its fiduciary duties, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of the Merger Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, or terminates the Merger Agreement.

EXPENSES

     Except for the acquisition proposal fees, whether or not the Merger is consummated, each of CAF, Conseco and Merger Sub will pay its own costs and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby except that the expenses incurred in connection with the printing, mailing and distribution of this Proxy Statement/Prospectus and the preparation and filing of the Registration Statement shall be borne equally by Conseco and CAF. CAF has agreed that the fees and expenses of CAF's legal and investment banking advisors incurred in connection with the Merger (but excluding reasonable fees and expenses related to litigation) shall not exceed $5,000,000.

MODIFICATION OR AMENDMENT


     Subject to the applicable provisions of the Ohio Revised Code, at any time prior to the Effective Time, CAF, Conseco and Merger Sub may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the shareholders of CAF, no amendment may be made which reduces the consideration payable in the Merger or adversely affects the rights of CAF's shareholders under the Merger Agreement without the approval of such shareholders.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO

     The unaudited pro forma consolidated statements of operations of Conseco for the year ended December 31, 1995, and for the six months ended June 30, 1996, present the consolidated operating results for Conseco as if the following planned transactions had occurred on January 1, 1995: (1) the Merger; (2) the BLH Transaction; (3) the ATC Merger; (4) the Preferred Securities Offering; and
(5) the THI Merger.

     The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (5) the increase of Conseco's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH Tender Offer; and (8) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (1)
Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (2) Conseco's Current Report on Form 8-K dated August 2, 1996; and (3)
Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996.

     The pro forma consolidated statement of operations data for Conseco for the six months ended June 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (5) the BLH Tender Offer. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (2) Conseco's Current Report on Form 8-K dated August 2, 1996; and (3) Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended June 30, 1996.

     The unaudited pro forma consolidated balance sheet as of June 30, 1996, gives effect to the following planned transactions as if each had occurred on June 30, 1996: (1) the Merger; (2) the BLH Transaction; (3) the ATC Merger; (4) the Preferred Securities Offering; and (5) the THI Merger.

     The unaudited pro forma consolidated balance sheet data as of June 30, 1996, set forth in the unaudited pro forma consolidated balance under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on June 30, 1996: (1) the Series D Call; (2) the ALH Transaction; and (3) the LPG Merger. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; and (2) Conseco's Current Report on Form 8-K dated August 2, 1996.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, CAF, ATC and THI and should be read in conjunction with their respective financial statements and notes. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the Merger, the ALH Transaction, the BLH Transaction, the ATC Merger and the THI Merger using estimated values of the assets and liabilities of LPG, CAF, ALH, BLH, ATC and THI as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the Merger, the ALH Transaction, the BLH Transaction, the ATC Merger and the THI Merger had occurred on the assumed merger dates.

                                    CONSECO

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                                  PRO FORMA
                                                                                                 ADJUSTMENTS
                                         PRO FORMA                    PRO FORMA                   RELATING
                                          CONSECO                    ADJUSTMENTS    PRO FORMA      TO THE        PRO FORMA
                                         BEFORE THE       CAF        RELATING TO     FOR THE         BLH          CONSECO
                                           MERGER      HISTORICAL    THE MERGER      MERGER      TRANSACTION    SUBTOTAL(A)
                                         ----------    ----------    -----------    ---------    -----------    -----------
Revenues:
  Insurance policy income..............   $  897.2       $146.6        $    --      $1,043.8        $  --        $ 1,043.8
  Investment activity:
    Net investment income..............      719.4         27.3           (1.7)(1)     745.0          0.1(20)        745.1
    Net trading losses.................       (7.3)                                     (7.3)                         (7.3)
    Net realized gains.................       15.4           .1            (.1)(1)      15.4                          15.4
  Fee revenue..........................       20.1                                      20.1                          20.1
  Restructuring income.................       30.4                                      30.4                          30.4
  Other income.........................       10.2                                      10.2                          10.2
                                          --------       ------         ------      --------         ----         --------
      Total revenues...................    1,685.4        174.0           (1.8)      1,857.6          0.1          1,857.7
                                          --------       ------         ------      --------         ----         --------
Benefits and expenses:
  Insurance policy benefits and change
    in future policy benefits..........      626.0         80.9           (1.5)(2)     705.4         (1.0)(20)       704.4
  Interest expense on annuities and
    financial products.................      378.3                                     378.3                         378.3
  Interest expense on notes payable....       67.6          1.0           (1.0)(3)      86.2                          86.2
                                                                          18.6(4)
  Interest expense on investment
    borrowings.........................       10.7                                      10.7                          10.7
  Amortization related to operations...      168.3         12.3          (12.3)(5)     187.4          0.1(20)        187.5
                                                                          16.2(5)
                                                                           2.9(6)
  Amortization related to realized
    gains..............................       15.1                                      15.1          0.1(20)         15.2
  Other operating costs and expenses...      157.9         38.2                        196.1          1.1(20)        197.2
                                          --------       ------         ------      --------         ----         --------
      Total benefits and expenses......    1,423.9        132.4           22.9       1,579.2          0.3          1,579.5
                                          --------       ------         ------      --------         ----         --------
      Income (loss) before income
         taxes, minority interest and
         extraordinary charge..........      261.5         41.6          (24.7)        278.4         (0.2)           278.2
Income tax expense (benefit)...........      100.3         14.5           (7.6)(7)     107.2          0.1(21)        107.3
                                          --------       ------         ------      --------         ----         --------
      Income (loss) before minority
         interest and extraordinary
         charge........................      161.2         27.1          (17.1)        171.2         (0.3)           170.9
Minority interest in consolidated
  subsidiaries:
  Dividends on redeemable preferred
    stock..............................         --                                        --                            --
  Dividends on preferred stock.........        4.4                                       4.4                           4.4
  Equity in earnings...................        7.9                                       7.9         (7.9)(22)          --
                                          --------       ------         ------      --------         ----         --------
      Income (loss) before
         extraordinary charge..........   $  148.9       $ 27.1        $ (17.1)     $  158.9        $ 7.6        $   166.5
                                          ========       ======         ======      ========         ====         ========
Earnings per common share and common
  equivalent share:
  Primary:
    Weighted average shares
      outstanding......................       77.0                         2.4(8)       79.4          2.6(23)         82.0
                                          ========                      ======      ========         ====         ========
    Income before extraordinary
      charge...........................   $   1.93                                  $   2.00                     $    2.03
                                          ========                                  ========                      ========
  Fully diluted:
    Weighted average shares
      outstanding......................       77.8                         2.4(8)       80.2          2.6(23)         82.8
                                          ========                      ======      ========         ====         ========
    Income before extraordinary
      charge...........................   $   1.91                                  $   1.98                     $    2.01
                                          ========                                  ========                      ========


-------------------------

(a) Amounts are carried forward to page 54.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                                    PRO FORMA
                                                                                                   ADJUSTMENTS
                                                                                                    RELATING
                                                                      PRO FORMA                      TO THE
                                        PRO FORMA                    ADJUSTMENTS      PRO FORMA     PREFERRED      PRO FORMA
                                         CONSECO         ATC         RELATING TO       CONSECO     SECURITIES       CONSECO
                                       SUBTOTAL(A)    HISTORICAL    THE ATC MERGER    SUBTOTAL      OFFERING      SUBTOTAL(B)
                                       -----------    ----------    --------------    ---------    -----------    -----------
Revenues:
  Insurance policy income...........    $ 1,043.8       $186.9          $   --        $1,230.7       $    --       $ 1,230.7
  Investment activity:
    Net investment income...........        745.1         21.3              .7(26)       767.1                         767.1
    Net trading losses..............         (7.3)                                        (7.3 )                        (7.3)
    Net realized gains..............         15.4          1.3             2.3(26)        19.0                          19.0
  Fee revenue.......................         20.1                                         20.1                          20.1
  Restructuring income..............         30.4                                         30.4                          30.4
  Other income......................         10.2                                         10.2                          10.2
                                         --------       ------          ------        --------        ------        --------
      Total revenues................      1,857.7        209.5             3.0         2,070.2                       2,070.2
                                         --------       ------          ------        --------        ------        --------
Benefits and expenses:
  Insurance policy benefits and
    change in future policy
    benefits........................        704.4        127.3                           831.7                         831.7
  Interest expense on annuities and
    financial products..............        378.3                                        378.3                         378.3
  Interest expense on notes
    payable.........................         86.2          4.0             1.0(27)        88.7         (10.8)(41)       77.9
                                                                          (2.5)(28)
  Interest expense on investment
    borrowings......................         10.7                                         10.7                          10.7
  Amortization related to
    operations......................        187.5         10.9           (10.9)(29)      207.9                         207.9
                                                                          13.2(29)
                                                                           7.2(30)
  Amortization related to realized
    gains...........................         15.2                                         15.2                          15.2
  Other operating costs and
    expenses........................        197.2         42.4                           239.6                         239.6
                                         --------       ------          ------        --------        ------        --------
      Total benefits and expenses...      1,579.5        184.6             8.0         1,772.1         (10.8)        1,761.3
                                         --------       ------          ------        --------        ------        --------
      Income (loss) before income
        taxes, minority interest and
        extraordinary charge........        278.2         24.9            (5.0)          298.1          10.8           308.9
Income tax expense (benefit)........        107.3          8.1              .8(31)       116.2           3.8(42)       120.0
                                         --------       ------          ------        --------        ------        --------
      Income (loss) before minority
        interest and extraordinary
        charge......................        170.9         16.8            (5.8)          181.9           7.0           188.9
Minority interest in consolidated
  subsidiaries:
    Dividends on redeemable
      preferred stock...............           --                                           --          10.6(43)        10.6
    Dividends on preferred stock....          4.4                                          4.4                           4.4
    Equity in earnings..............           --                                           --                            --
                                         --------       ------          ------        --------        ------        --------
      Income (loss) before
        extraordinary charge........    $   166.5       $ 16.8          $ (5.8)       $  177.5       $  (3.6)      $   173.9
                                         ========       ======          ======        ========        ======        ========
Earnings per common share and common
  equivalent share:
  Primary:
    Weighted average shares
      outstanding...................         82.0                         13.1(32)        95.1                          95.1
                                         ========                       ======        ========                      ========
    Income before extraordinary
      charge........................    $    2.03                                     $   1.87                     $    1.83
                                         ========                                     ========                      ========
  Fully diluted:
    Weighted average shares
      outstanding...................         82.8                         18.1(32)       100.9                         100.9
                                         ========                       ======        ========                      ========
    Income before extraordinary
      charge........................    $    2.01                                     $   1.78                     $    1.75
                                         ========                                     ========                      ========


-------------------------

(a) Amounts have been carried forward from page 53.


(b) Amounts have been carried forward to page 55.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                                   PRO FORMA
                                                                                                    FOR THE
                                                                                  PRO FORMA          MERGER
                                                    PRO FORMA                    ADJUSTMENTS       AND OTHER
                                                     CONSECO         THI         RELATING TO        PLANNED
                                                   SUBTOTAL(A)    HISTORICAL    THE THI MERGER    TRANSACTIONS
                                                   -----------    ----------    --------------    ------------
Revenues:
  Insurance policy income.......................    $ 1,230.7       $ 55.6          $   --          $1,286.3
     Net investment income......................        767.1         19.9            (3.3)(46)        783.7
     Net trading losses.........................         (7.3)                                          (7.3)
     Net realized gains.........................         19.0          0.3            (0.3)(46)         19.0
  Fee revenue...................................         20.1                                           20.1
  Restructuring income..........................         30.4                                           30.4
  Other income..................................         10.2          0.6                              10.8
                                                     --------        -----          ------          --------
       Total revenues...........................      2,070.2         76.4            (3.6)          2,143.0
                                                     --------        -----          ------          --------
Benefits and expenses:
  Insurance policy benefits and change in future
     policy benefits............................        831.7         37.1                             868.8
  Interest expense on annuities and financial
     products...................................        378.3                                          378.3
  Interest expense on notes payable.............         77.9          4.5            (4.5)(47)         78.5
                                                                                       0.6(47)
  Interest expense on investment borrowings.....         10.7                                           10.7
  Amortization related to operations............        207.9          4.2            (4.2)(48)        214.9
                                                                                       7.0(48)
  Amortization related to realized gains........         15.2                                           15.2
  Other operating costs and expenses............        239.6         16.7                             256.3
                                                     --------        -----          ------          --------
       Total benefits and expenses..............      1,761.3         62.5            (1.1)          1,822.7
                                                     --------        -----          ------          --------
       Income (loss) before income taxes,
          minority interest and extraordinary
          charge................................        308.9         13.9            (2.5)            320.3
Income tax expense (benefit)....................        120.0          4.9            (0.9)(49)        124.0
                                                     --------        -----          ------          --------
       Income (loss) before minority interest
          and extraordinary charge..............        188.9          9.0            (1.6)            196.3
Minority interest in consolidated subsidiaries:
  Dividends on redeemable preferred stock.......         10.6                                           10.6
  Dividends on preferred stock..................          4.4                                            4.4
  Equity in earnings............................           --                                             --
                                                     --------        -----          ------          --------
       Income (loss) before extraordinary
          charge................................    $   173.9       $  9.0          $ (1.6)         $  181.3
                                                     ========        =====          ======          ========
Earnings per common share and common equivalent
  share:
  Primary:
     Weighted average shares outstanding........         95.1                          4.7(50)          99.8
                                                     ========                       ======          ========
     Income before extraordinary charge.........    $    1.83                                       $   1.82
                                                     ========                                       ========
  Fully diluted:
     Weighted average shares outstanding........        100.9                          4.7(50)         105.6
                                                     ========                       ======          ========
     Income before extraordinary charge.........    $    1.75                                       $   1.74
                                                     ========                                       ========


-------------------------

(a) Amounts have been carried forward from page 54.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                             PRO FORMA
                                        PRO FORMA                                           ADJUSTMENTS
                                         CONSECO                  PRO FORMA                  RELATING
                                         BEFORE                  ADJUSTMENTS    PRO FORMA     TO THE         PRO FORMA
                                           THE         CAF       RELATING TO     FOR THE        BLH           CONSECO
                                         MERGER     HISTORICAL   THE MERGER      MERGER     TRANSACTION     SUBTOTAL(A)
                                        ---------   ----------   -----------    ---------   -----------     -----------
Revenues:
  Insurance policy income.............  $1,752.8      $282.1       $    --      $2,034.9      $  (0.3)(20)   $ 2,034.6
  Investment activity:
    Net investment income.............   1,461.1        48.6          (3.4)(1)   1,506.3         (0.1)(20)     1,506.2
    Net trading income................       2.5                                     2.5                           2.5
    Net realized gains................     220.3                       (.1)(1)     220.2         (0.4)(20)       219.8
  Fee revenue.........................      33.9                                    33.9                          33.9
  Restructuring income................      15.2                                    15.2                          15.2
  Other income........................      12.6          .1                        12.7         (0.1)(20)        12.6
                                        --------      ------        ------      --------       ------         --------
      Total revenues..................   3,498.4       330.8          (3.5)      3,825.7         (0.9)         3,824.8
                                        --------      ------        ------      --------       ------         --------
Benefits and expenses:
  Insurance policy benefits and change
    in future policy benefits.........   1,261.4       155.3          (3.0)(2)   1,413.7         (1.7)(20)     1,412.0
  Interest expense on annuities and
    financial products................     758.5                                   758.5          0.3(20)        758.8
  Interest expense on notes payable...     143.5         2.4          (2.4)(3)     180.6         (0.4)(20)       180.2
                                                                      37.1(4)
  Interest expense on investment
    borrowings........................      30.2                                    30.2                          30.2
  Amortization related to
    operations........................     307.3        21.5         (21.5)(5)     345.1         (2.8)(20)       342.3
                                                                      32.0(5)
                                                                       5.8(6)
  Amortization related to realized
    gains.............................     144.4                                   144.4         (0.6)(20)       143.8
  Loss on sale of long-term care
    business..........................        --
  Expenses of spin-off and related
    transactions......................        --
  Other operating costs and
    expenses..........................     356.4        80.0                       436.4          5.9(20)        442.3
                                        --------      ------        ------      --------       ------         --------
      Total benefits and expenses.....   3,001.7       259.2          48.0       3,308.9          0.7          3,309.6
                                        --------      ------        ------      --------       ------         --------
      Income (loss) before income
         taxes, minority interest and
         extraordinary charge.........     496.7        71.6         (51.5)        516.8         (1.6)           515.2
Income tax expense (benefit)..........     192.3        25.6         (16.0)(7)     201.9         (0.6)(21)       201.3
                                        --------      ------        ------      --------       ------         --------
      Income (loss) before minority
         interest and extraordinary
         charge.......................     304.4        46.0         (35.5)        314.9         (1.0)           313.9
Minority interest in consolidated
  subsidiaries:
    Dividends on redeemable preferred
      stock...........................        --                                      --                            --
    Dividends on preferred stock......       8.7                                     8.7                           8.7
    Equity in earnings................      12.6                                    12.6        (12.6)(22)          --
                                        --------      ------        ------      --------       ------         --------
      Income (loss) before
         extraordinary charge.........  $  283.1      $ 46.0       $ (35.5)     $  293.6      $  11.6        $   305.2
                                        ========      ======        ======      ========       ======         ========
Earnings per common share and common
  equivalent share:
  Primary:
    Weighted average shares
      outstanding.....................      75.7                       2.4(8)       78.1          2.6(23)         80.7
                                        ========                    ======      ========       ======         ========
    Income before extraordinary
      charge..........................  $   3.74                                $   3.76                     $    3.78
                                        ========                                ========                      ========
  Fully diluted:
    Weighted average shares
      outstanding.....................      76.0                       2.4(8)       78.4          2.6(23)         81.0
                                        ========                    ======      ========       ======         ========
    Income before extraordinary
      charge..........................  $   3.72                                $   3.74                     $    3.77
                                        ========                                ========                      ========


-------------------------
(a) Amounts are carried forward to page 57.

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                                          PRO FORMA
                                                                                                         ADJUSTMENTS
                                                                                                          RELATING
                                                                            PRO FORMA                      TO THE
                                               PRO FORMA                   ADJUSTMENTS      PRO FORMA     PREFERRED     PRO FORMA
                                                CONSECO        ATC         RELATING TO       CONSECO     SECURITIES      CONSECO
                                               SUBTOTAL(A)  HISTORICAL    THE ATC MERGER     SUBTOTAL     OFFERING      SUBTOTAL(B)
                                               ---------    ----------    --------------    ----------   -----------    ---------
Revenues:
  Insurance policy income...................   $2,034.6       $  273.9        $   --        $  2,308.5     $    --      $2,308.5
  Investment activity:
    Net investment income...................    1,506.2           23.2           1.8(26)       1,531.2                   1,531.2
    Net trading income......................        2.5                                            2.5                       2.5
    Net realized gains......................      219.8             .2           2.0(26)         222.0                     222.0
  Fee revenue...............................       33.9                                           33.9                      33.9
  Restructuring income......................       15.2                                           15.2                      15.2
  Other income..............................       12.6                                           12.6                      12.6
                                               --------          -----        ------           -------     -------      ---------
        Total revenues......................    3,824.8          297.3           3.8           4,125.9          --       4,125.9
                                               --------          -----        ------           -------     -------      ---------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits..................    1,412.0          172.9                         1,584.9                   1,584.9
  Interest expense on annuities and
    financial products......................      758.8                                          758.8                     758.8
  Interest expense on notes payable.........      180.2            3.3           1.9(27)         182.2       (21.5)(41)    160.7
                                                                                (3.2)(28)
  Interest expense on investment
    borrowings..............................       30.2                                           30.2                      30.2
  Amortization related to operations........      342.3           22.7         (22.7)(29)        380.2                     380.2
                                                                                23.5(29)
                                                                                14.4(30)
  Amortization related to realized gains....      143.8                                          143.8                     143.8
  Loss on sale of long-term care business...         --                                                                       --
  Expenses of spin-off and related
    transactions............................         --                                                                       --
  Other operating costs and expenses........      442.3           63.7                           506.0                     506.0
                                               --------          -----        ------           -------     -------      ---------
        Total benefits and expenses.........    3,309.6          262.6          13.9           3,586.1       (21.5)      3,564.6
                                               --------          -----        ------           -------     -------      ---------
        Income (loss) before income taxes,
          minority interest and
          extraordinary charge..............      515.2           34.7         (10.1)            539.8        21.5         561.3
Income tax expense (benefit)................      201.3           11.0           1.5(31)         213.8         7.5(42)     221.3
                                               --------          -----        ------           -------     -------      ---------
        Income (loss) before minority
          interest and extraordinary
          charge............................      313.9           23.7         (11.6)            326.0        14.0         340.0
Minority interest in consolidated
  subsidiaries:
  Dividends on redeemable preferred stock...         --                                             --        21.1(43)      21.1
  Dividends on preferred stock..............        8.7                                            8.7                       8.7
  Equity in earnings........................         --                                             --                        --
                                               --------          -----        ------           -------     -------      ---------
        Income (loss) before extraordinary
          charge............................   $  305.2       $   23.7        $(11.6)       $    317.3     $  (7.1)     $  310.2
                                               ========          =====        ======           =======     =======      =========
Earnings per common share and common
  equivalent share:
  Primary:
    Weighted average shares outstanding.....       80.7                         13.1(32)          93.8                      93.8
                                               ========                       ======           =======                  =========
    Income before extraordinary charge......   $   3.78                                     $     3.38                  $   3.31
                                               ========                                        =======                  =========
  Fully diluted:
    Weighted average shares outstanding.....       81.0                         18.1(32)          99.1                      99.1
                                               ========                       ======           =======                  =========
    Income before extraordinary charge......   $   3.77                                     $     3.22                  $   3.14
                                               ========                                        =======                  =========


-------------------------

(a) Amounts have been carried forward from page 56.


(b) Amounts have been carried forward to page 58.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                              PRO FORMA
                                                                              PRO FORMA        FOR THE
                                                                             ADJUSTMENTS        MERGER
                                                  PRO FORMA                   RELATING        AND OTHER
                                                   CONSECO         THI         TO THE          PLANNED
                                                 SUBTOTAL(A)    HISTORICAL   THI MERGER      TRANSACTIONS
                                                 -----------    ----------   -----------     ------------
Revenues:
  Insurance policy income......................   $2,308.5        $190.2       $    --         $2,498.7
  Investment activity:
     Net investment income.....................    1,531.2          49.7          (6.9)(46)     1,574.0
     Net trading income........................        2.5                                          2.5
     Net realized gains........................      222.0           6.7          (6.7)(46)       222.0
  Fee revenue..................................       33.9                                         33.9
  Restructuring income.........................       15.2                                         15.2
  Other income.................................       12.6                                         12.6
                                                  --------        ------        ------         --------
          Total revenues.......................    4,125.9         246.6         (13.6)         4,358.9
                                                  --------        ------        ------         --------
Benefits and expenses:
  Insurance policy benefits and change in
     future policy benefits....................    1,584.9         131.9                        1,716.8
  Interest expense on annuities and financial
     products..................................      758.8                                        758.8
  Interest expense on notes payable............      160.7           2.3          (2.3)(47)       161.9
                                                                                   1.2(47)
  Interest expense on investment borrowings....       30.2                                         30.2
  Amortization related to operations...........      380.2          24.5         (24.5)(48)       396.1
                                                                                  15.9(48)
  Amortization related to realized gains.......      143.8                                        143.8
  Loss on sale of long-term care business......                     68.5         (68.5)(51)          --
  Expenses of spin-off and related
     transactions..............................                      2.2          (2.2)(51)          --
  Other operating costs and expenses...........      506.0          58.3                          564.3
                                                  --------        ------        ------         --------
          Total benefits and expenses..........    3,564.6         287.7         (80.4)         3,771.9
                                                  --------        ------        ------         --------
          Income (loss) before income taxes,
            minority interest and extraordinary
            charge.............................      561.3         (41.1)         66.8            587.0
Income tax expense (benefit)...................      221.3         (14.3)         22.7(49)        229.7
                                                  --------        ------        ------         --------
          Income (loss) before minority
            interest and extraordinary
            charge.............................      340.0         (26.8)         44.1            357.3
Minority interest in consolidated subsidiaries:
  Dividends on redeemable preferred stock......       21.1                                         21.1
  Dividends on preferred stock.................        8.7                                          8.7
  Equity in earnings...........................         --                                           --
                                                  --------        ------        ------         --------
          Income (loss) before extraordinary
            charge.............................    $ 310.2        $(26.8)      $  44.1         $  327.5
                                                  ========        ======        ======         ========
Earnings per common share and common equivalent
  share:
  Primary:
     Weighted average shares outstanding.......       93.8                         4.7(50)         98.5
                                                  ========                      ======         ========
     Income before extraordinary charge........    $  3.31                                     $   3.33
                                                  ========                                     ========
  Fully diluted:
     Weighted average shares outstanding.......       99.1                         4.7(50)        103.8
                                                  ========                      ======         ========
     Income before extraordinary charge........    $  3.14                                     $   3.17
                                                  ========                                     ========


---------------


(a) Amounts have been carried forward from page 57.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)


                                                                                      PRO FORMA
                             PRO FORMA                  PRO FORMA                    ADJUSTMENTS
                              CONSECO                  ADJUSTMENTS       PRO FORMA   RELATING TO       PRO FORMA
                             BEFORE THE      CAF       RELATING TO        FOR THE      THE BLH          CONSECO
                               MERGER     HISTORICAL   THE MERGER         MERGER     TRANSACTION      SUBTOTAL(A)
                             ----------   ----------   -----------       ---------   -----------      -----------
Assets:
  Investments:
     Actively managed fixed
       maturity securities
       at fair value........ $ 15,872.3     $318.1         351.8(9)      $16,639.3     $    --         $ 16,639.3
                                                            97.1(10)
     Held-to-maturity fixed
       maturity
       securities...........         --      351.8        (351.8)(9)            --                             --
     Equity securities at
       fair value...........       99.6                                       99.6                           99.6
     Mortgage loans.........      404.2                                      404.2                          404.2
     Credit-tenant loans....      309.7                                      309.7                          309.7
     Policy loans...........      528.7                                      528.7                          528.7
     Other invested
       assets...............      191.0                                      191.0                          191.0
  Trading account securities
       .....................        0.7                                        0.7                            0.7
     Short-term
       investments..........      204.6        2.2        (534.0)(11)        206.8                          206.8
                                                           (26.0)(11)
                                                           (29.5)(11)
                                                           589.5(12)
     Assets held in separate
       accounts.............      271.6         --                           271.6                          271.6
                              ---------     ------       -------         ---------      ------          ---------
       Total investments....   17,882.4      672.1          97.1          18,651.6          --           18,651.6
  Accrued investment income
     .......................      284.1        8.3                           292.4                          292.4
  Cost of policies purchased...    1,893.6                 483.3(13)       2,376.9        65.0(20)        2,441.9
Cost of policies produced...      483.2      266.4        (266.4)(14)        483.2       (50.0)(20)         433.2
  Reinsurance receivables...      374.6         --                           374.6                          374.6
  Income taxes..............      209.7         --         (80.1)(15)         77.8        (5.3)(21)          72.5
                                                           (51.8)(15)
  Goodwill..................    1,566.8         --         232.5(16)       1,799.3        55.3(20)        1,854.6
  Property and equipment....       89.0        4.8                            93.8                           93.8
  Securities segregated for
     future redemption of
     redeemable preferred
     stock of a Partnership
     II entity..............       40.7         --                            40.7                           40.7
  Other assets..............      234.2       28.8                           263.0                          263.0
                              ---------     ------       -------         ---------      ------          ---------
       Total assets......... $ 23,058.3     $980.4       $ 414.6         $24,453.3     $  65.0         $ 24,518.3
                              =========     ======       =======         =========      ======          =========


-------------------------

(a) Amounts are carried forward to page 60.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)


                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS
                                                               PRO FORMA                   RELATING
                                                              ADJUSTMENTS                   TO THE
                                  PRO FORMA                    RELATING      PRO FORMA     PREFERRED      PRO FORMA
                                   CONSECO         ATC          TO THE        CONSECO     SECURITIES       CONSECO
                                 SUBTOTAL(A)    HISTORICAL    ATC MERGER     SUBTOTAL      OFFERING      SUBTOTAL(B)
                                 -----------    ----------    -----------    ---------    -----------    -----------
ASSETS:
  Investments:
     Actively managed fixed
       maturity securities at
       fair value...............  $ 16,639.3      $651.8        $    --      $17,291.1      $    --       $ 17,291.1
     Held-to-maturity fixed
       maturity securities......          --                                        --                            --
     Equity securities at fair
       value....................        99.6          --                          99.6                          99.6
     Mortgage loans.............       404.2          .4                         404.6                         404.6
     Credit-tenant loans........       309.7          --                         309.7                         309.7
     Policy loans...............       528.7          --                         528.7                         528.7
     Other invested assets......       191.0          --                         191.0                         191.0
     Trading account
       securities...............         0.7          --                           0.7                           0.7
     Short-term investments.....       206.8        17.5          (30.4)(33)     224.3        331.2(44)        224.3
                                                                   30.4(34)                  (331.2)(44)
     Assets held in separate
       accounts.................       271.6          --                         271.6                         271.6
                                   ---------     -------      ---------         ------    -------- -         -------
       Total investments........    18,651.6       669.7             --       19,321.3           --         19,321.3
  Accrued investment income.....       292.4         7.4                         299.8                         299.8
  Cost of policies purchased....     2,441.9        11.2          256.2(35)    2,698.1                       2,698.1
                                                                  (11.2)(35)
  Cost of policies produced.....       433.2       160.8         (160.8)(36)     433.2                         433.2
  Reinsurance receivables.......       374.6          --                         374.6                         374.6
  Income taxes..................        72.5          --          (25.6)(37)      25.9                          25.9
                                                                  (21.0)(37)
  Goodwill......................     1,854.6          --          577.3(38)    2,431.9                       2,431.9
  Property and equipment........        93.8         4.0                          97.8                          97.8
  Securites segregated for
     future redemption of
     redeemable preferred stock
     of a Partnership II
     entity.....................        40.7          --                          40.7                          40.7
  Other assets..................       263.0        14.3                         277.3                         277.3
                                   ---------     -------      ---------         ------    -------- -         -------
       Total assets.............  $ 24,518.3      $867.4        $ 614.9      $26,000.6      $    --       $ 26,000.6
                                   =========     =======      =========         ======    =========          =======


-------------------------

(a) Amounts have been carried forward from page 59.



(b) Amounts have been carried forward to page 61.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)


                                                                                                  PRO FORMA
                                                                                                   FOR THE
                                                                                PRO FORMA           MERGER
                                                    PRO FORMA                  ADJUSTMENTS        AND OTHER
                                                     CONSECO        THI        RELATING TO         PLANNED
                                                   SUBTOTAL(A)   HISTORICAL   THE THI MERGER     TRANSACTIONS
                                                   -----------   ----------   --------------     ------------
Assets:
  Investments:
     Actively managed fixed maturity securities
       at fair value.............................   $ 17,291.1     $480.5        $  (83.1)(52)    $ 17,688.5
     Held-to-maturity fixed maturity
       securities................................           --                                            --
     Equity securities at fair value.............         99.6        0.9                              100.5
     Mortgage loans..............................        404.6        8.6                              413.2
     Credit-tenant loans.........................        309.7                                         309.7
     Policy loans................................        528.7       17.8                              546.5
     Other invested assets.......................        191.0        5.1                              196.1
     Trading account securities..................          0.7                                           0.7
     Short-term investments......................        224.3       21.0            83.1(52)          245.3
                                                                                     18.5(53)
                                                                                    (18.5)(53)
                                                                                    (58.3)(53)
                                                                                    (24.8)(53)
     Assets held in separate accounts............        271.6                                         271.6
                                                     ---------     ------         -------          ---------
       Total investments.........................     19,321.3      533.9           (83.1)          19,772.1
  Accrued investment income......................        299.8        6.4                              306.2
  Cost of policies purchased.....................      2,698.1       11.3           121.9(54)        2,820.0
                                                                                    (11.3)(54)
  Cost of policies produced......................        433.2       28.8           (28.8)(55)         433.2
  Reinsurance receivables........................        374.6      319.7          (253.4)(57)         440.9
  Income taxes...................................         25.9                      (25.9)(56)            --
  Goodwill.......................................      2,431.9                                       2,431.9
  Property and equipment.........................         97.8                                          97.8
  Securities segregated for future redemption of
     redeemable preferred stock of a Partnership
     II entity...................................         40.7                                          40.7
  Other assets...................................        277.3       24.4                              301.7
                                                     ---------     ------         -------          ---------
       Total assets..............................   $ 26,000.6     $924.5        $ (280.6)        $ 26,644.5
                                                     =========     ======         =======          =========


-------------------------

(a) Amounts have been carried forward from page 60.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)


                                                                                                  PRO FORMA
                                PRO FORMA                      PRO FORMA                         ADJUSTMENTS
                                 CONSECO                      ADJUSTMENTS         PRO FORMA    RELATING TO THE     PRO FORMA
                                BEFORE THE       CAF        RELATING TO THE        FOR THE           BLH            CONSECO
                                  MERGER      HISTORICAL        MERGER             MERGER        TRANSACTION      SUBTOTAL(A)
                                ----------    ----------    ---------------       ---------    ---------------    -----------
Liabilities:
  Insurance liabilities.......  $ 18,133.2      $587.9          $  85.0(17)       $18,806.1        $    --         $18,806.1
  Income tax liabilities......          --        51.8            (51.8)(15)             --                               --
  Investment borrowings.......       516.6          --                                516.6                            516.6
  Other liabilities...........       457.9        16.9                                474.8                            474.8
  Liabilities related to
    separate accounts.........       271.6          --                                271.6                            271.6
  Notes payable of Conseco....     1,198.5        29.5            (29.5)(18)        1,788.0          437.9(24)       2,225.9
                                                                  589.5(12)
  Notes payable of Bankers
    Life Holding Corporation,
    not direct obligations of
    Conseco...................       437.9          --                                437.9         (437.9)(24)           --
                                 ---------      ------          -------           ---------        -------         ---------
      Total liabilities.......    21,015.7       686.1            593.2            22,295.0             --          22,295.0
Minority interest in
  consolidated subsidiaries:
    Company-obligated
      mandatorily redeemable
      preferred stock.........          --                                               --                               --
    Preferred stock...........        93.2                                             93.2                             93.2
    Common stock..............        57.5                                             57.5          (57.5)(22)           --
                                 ---------      ------          -------           ---------        -------         ---------
Shareholders' equity:
  Preferred stock.............       267.1          --                                267.1                            267.1
  Common stock and additional
    paid-in capital...........     1,040.9        35.5            (35.5)(19)        1,156.6          122.5(25)       1,279.1
                                                                  115.7(19)
  Unrealized appreciation
    (depreciation) of
    securities................       (56.1)       (2.1)             2.1(19)           (56.1)                           (56.1)
  Retained earnings...........       640.0       260.9           (260.9)(19)          640.0                            640.0
                                 ---------      ------          -------           ---------        -------         ---------
      Total shareholders'
         equity...............     1,891.9       294.3           (178.6)            2,007.6          122.5           2,130.1
                                 ---------      ------          -------           ---------        -------         ---------
      Total liabilities and
         shareholders'
         equity...............  $ 23,058.3      $980.4          $ 414.6           $24,453.3        $  65.0         $24,518.3
                                 =========      ======          =======           =========        =======         =========


-------------------------

(a) Amounts are carried forward to page 63.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)


                                                                                                PRO FORMA
                                                                                               ADJUSTMENTS
                                                                   PRO FORMA                    RELATING
                                                                  ADJUSTMENTS                    TO THE
                                        PRO FORMA                 RELATING TO      PRO FORMA    PREFERRED        PRO FORMA
                                         CONSECO        ATC         THE ATC         CONSECO    SECURITIES         CONSECO
                                       SUBTOTAL(A)   HISTORICAL     MERGER         SUBTOTAL     OFFERING        SUBTOTAL(B)
                                       -----------   ----------   -----------      ---------   -----------      -----------
Liabilities:
  Insurance liabilities..............   $ 18,806.1     $563.9       $    --        $19,370.0     $    --         $ 19,370.0
  Income tax liabilities.............           --       21.0         (21.0)(37)          --                             --
  Investment borrowings..............        516.6         --                          516.6                          516.6
  Other liabilities..................        474.8        8.0          11.2(39)        494.0                          494.0
  Liabilities related to separate
    accounts.........................        271.6         --                          271.6                          271.6
  Notes payable of Conseco...........      2,225.9      103.5          30.4(34)      2,496.3      (331.2)(44)       2,165.1
                                                                      136.5(39)
  Notes payable of Bankers Life
    Holding Corporation, not direct
    obligations of Conseco...........           --         --                             --                             --
                                         ---------     ------       -------        ---------     -------          ---------
         Total liabilities...........     22,295.0      696.4         157.1         23,148.5      (331.2)          22,817.3
                                         ---------     ------       -------        ---------     -------          ---------
Minority interest in consolidated
  subsidiaries:
    Company-obligated mandatorily
      redeemable preferred stock.....           --                                        --       350.0(45)          350.0
    Preferred stock..................         93.2                                      93.2                           93.2
    Common stock.....................           --                                        --                             --
                                         ---------     ------       -------        ---------     -------          ---------
Shareholders' equity:
  Preferred stock....................        267.1         --                          267.1                          267.1
  Common stock and additional paid-in
    capital..........................      1,279.1       63.8         (63.8)(40)     1,907.9       (18.8)(45)       1,889.1
                                                                      628.8(40)
  Unrealized appreciation
    (depreciation) of securities.....        (56.1)     (10.8)         10.8(40)        (56.1)                         (56.1)
  Retained earnings..................        640.0      118.0        (118.0)(40)       640.0                          640.0
                                         ---------     ------       -------        ---------     -------          ---------
      Total shareholders' equity.....      2,130.1      171.0         457.8          2,758.9       (18.8)           2,740.1
                                         ---------     ------       -------        ---------     -------          ---------
      Total liabilities and
         shareholders' equity........   $ 24,518.3     $867.4       $ 614.9        $26,000.6     $    --         $ 26,000.6
                                         =========     ======       =======        =========     =======          =========


-------------------------


(a) Amounts have been carried forward from page 62.



(b) Amounts have been carried forward to page 64.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)


                                                                                                   PRO FORMA
                                                                                                    FOR THE
                                                                                 PRO FORMA           MERGER
                                                   PRO FORMA                    ADJUSTMENTS        AND OTHER
                                                    CONSECO         THI         RELATING TO         PLANNED
                                                  SUBTOTAL(A)    HISTORICAL    THE THI MERGER     TRANSACTIONS
                                                  -----------    ----------    --------------     ------------
Liabilities:
  Insurance liabilities........................    $ 19,370.0      $612.7         $ (253.4)(57)    $ 19,729.3
  Income tax liabilities.......................            --        18.4              2.8(56)           21.2
  Investment borrowings........................         516.6                                           516.6
  Other liabilities............................         494.0        17.0                               511.0
  Liabilities related to separate accounts.....         271.6                                           271.6
  Notes payable of Conseco.....................       2,165.1       108.3            (58.3)(58)       2,183.6
                                                                                     (50.0)(58)
                                                                                      18.5(58)
  Notes payable of Bankers Life Holding
     Corporation, not direct obligations of
     Conseco...................................            --                                              --
                                                    ---------      ------          -------          ---------
          Total liabilities....................      22,817.3       756.4           (340.4)          23,233.3
                                                    ---------      ------          -------          ---------
Minority interest in consolidated subsidiaries:
  Company-obligated mandatorily redeemable
     preferred stock...........................         350.0                                           350.0
  Preferred stock..............................          93.2                                            93.2
  Common stock.................................            --                                              --
                                                    ---------      ------          -------          ---------
Shareholders' equity:
  Preferred stock..............................         267.1        22.8            (22.8)(59)         267.1
  Common stock and additional paid-in
     capital...................................       1,889.1       169.7           (169.7)(59)       2,117.0
                                                                                     121.7(59)
                                                                                     106.2(59)
  Unrealized appreciation (depreciation) of
     securities................................         (56.1)        4.0             (4.0)(59)         (56.1)
  Retained earnings............................         640.0       (28.4)            28.4(59)          640.0
                                                    ---------      ------          -------          ---------
       Total shareholders' equity..............       2,740.1       168.1             59.8            2,968.0
                                                    ---------      ------          -------          ---------
       Total liabilities and shareholders'
          equity...............................    $ 26,000.6      $924.5         $ (280.6)        $ 26,644.5
                                                    =========      ======          =======          =========


-------------------------

(a) Amounts have been carried forward from page 63.


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

PRO FORMA ADJUSTMENTS

TRANSACTIONS RELATING TO THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. In the Merger, each outstanding share of CAF common stock is assumed to be exchanged for $30 in cash and the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to its closing (it is assumed that such average price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of
 .1354). Conseco will pay approximately $534 million in cash and issue an assumed
2.4 million shares of Conseco Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco is expected to assume a note payable of CAF of $29.5 million and incur costs related to the Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $26 million.

     The cost to acquire CAF is allocated as follows (dollars in millions):

        Book value of assets acquired based on the assumed date of the
          Merger (June 30, 1996)............................................   $ 294.3
        Notes payable of CAF assumed by Conseco at the assumed date of the
          Merger............................................................      29.5
        Increase (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the
          Merger:
             Actively managed fixed maturity securities.....................     448.9
             Held-to-maturity fixed maturity securities.....................    (351.8)
             Cost of policies purchased (related to the Merger).............     483.3
             Cost of policies produced......................................    (266.4)
             Goodwill (related to the Merger)...............................     232.5
             Insurance liabilities..........................................     (85.0)
             Income taxes...................................................     (80.1)
                                                                                ------
               Total estimated fair value adjustments.......................     381.4
                                                                                ------
        Total cost to acquire CAF...........................................   $ 705.2
                                                                                ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the Merger as of January 1, 1995, are summarized below.

          (1) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

          (2) Change in policy benefits is reduced to reflect the purchase accounting adjustments made at the assumed date of the Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

          (3) Interest expense is reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the Merger.

          (4) Interest expense is increased to reflect the increase in borrowings under Conseco's revolving credit facility used to complete the Merger.

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

               A change in interest rates of .5 percent on the additional borrowings under Conseco's revolving credit facility used to complete the Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $2.9 million and $1.5 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $1.9 million and $1.0 million for the same respective periods.

          (5) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1995, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages
     5.5 percent.)

          (6) Amortization of goodwill acquired in the Merger is recognized over a 40-year period on a straight-line basis.

          (7) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

          (8) Common shares outstanding are increased to reflect the shares issued in the Merger.

     Adjustments to the pro forma consolidated balance sheet to give effect to the Merger as of June 30, 1996, are summarized below.

          (9) After the Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

          (10) CAF's fixed maturity securities are restated to estimated fair value.

          (11) Cash is reduced for payments made to complete the Merger.

          (12) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the Merger.

          (13) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.

                The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

             - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

             - Cost of capital available to fund the acquisition.

             - The perceived likelihood of changes in insurance regulations and tax laws.

             - Complexity of the acquired company.

             - Prices paid (i.e.,discount rates used in determining valuations)
               on similar blocks of business sold recently.

                The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

     equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

               YEAR ENDING               BEGINNING        GROSS          ACCRETION          NET          ENDING
                 JUNE 30,                 BALANCE      AMORTIZATION     OF INTEREST     AMORTIZATION     BALANCE
    ----------------------------------   ---------     ------------     -----------     ------------     -------
      1997............................    $ 483.3         $ 59.3           $26.6           $ 32.7        $ 450.6
      1998............................      450.6           54.2            24.7             29.5          421.1
      1999............................      421.1           51.3            23.2             28.1          393.0
      2000............................      393.0           48.6            21.7             26.9          366.1
      2001............................      366.1           46.1            20.1             26.0          340.1

          (14) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

          (15) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. In addition, deferred tax liabilities of CAF are netted against deferred tax assets of Conseco.

          (16) Goodwill acquired in the Merger is recognized.

          (17) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

          (18) Notes payable are reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the Merger.

          (19) The prior shareholders' equity of CAF is eliminated in conjunction with the Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the Merger.

OTHER PLANNED TRANSACTIONS

  Transactions relating to the BLH Transaction

     Conseco has proposed to acquire all of the common stock of BLH, not previously owned by Conseco. In the BLH Transaction, each share of BLH common stock would be converted into the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to closing (it is assumed that such price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of .5208 shares valued at $25.00). Conseco will issue an assumed 2.6 million shares of Conseco Common Stock with a value of approximately $122.5 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the BLH Transaction is valued at the assumed dates of acquisition.

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

     Adjustments to give effect to the BLH Transaction are summarized below:

          (20) As described above, the BLH Transaction is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the BLH Transaction was completed on the assumed dates of acquisition.

          (21) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

          (22) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

          (23) Common shares outstanding are increased to reflect the shares of Conseco Common Stock issued in the acquisition of additional shares of BLH common stock.

          (24) Notes payable of BLH are reclassified as notes payable of Conseco, since BLH is now wholly owned by Conseco.

          (25) Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the acquisition of additional shares of BLH common stock.

  Transactions Relating to the ATC Merger

     The ATC Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire ATC will be allocated to the assets and liabilities acquired based on their fair values as of the date of the ATC Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the ATC Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC intends to sell a portion of the Conseco Common Stock it receives in the ATC Merger shortly after the Effective Time. In the ATC Merger, each outstanding share of ATC Common Stock is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on an average price of Conseco's Common Stock prior to its closing (it is assumed the Conseco Share Price will be $48.00, resulting in an exchange ratio of .7298 shares valued at $35.03). Conseco will issue an assumed 13.1 million shares of Conseco Common Stock with a value of approximately $628.8 million to acquire the ATC Common Stock. In addition, Conseco will assume ATC's outstanding convertible subordinated debentures, which will be convertible into an assumed 5.0 million shares of Conseco Common Stock with a value of approximately $240 million. In addition, Conseco is expected to incur costs related to the ATC Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $30.4 million.

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

     The cost to acquire ATC is allocated as follows (dollars in millions):

        Book value of assets acquired based on the assumed date of the ATC
          Merger (June 30, 1996)............................................   $ 171.0
        Convertible subordinated debentures assumed by Conseco at the
          assumed date of the ATC Merger....................................     103.5
        Increase (decrease) in ATC's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the
          ATC Merger:
             Cost of policies purchased (related to the ATC Merger).........     256.2
             Cost of policies produced and cost of policies purchased
              (historical)..................................................    (172.0)
             Goodwill (related to the ATC Merger)...........................     577.3
             Income taxes...................................................     (25.6)
             Other liabilities..............................................     (11.2)
                                                                               -------
               Total estimated fair value adjustments.......................     624.7
                                                                               -------
        Total cost to acquire ATC...........................................   $ 899.2
                                                                               =======

     Adjustments to the pro forma consolidated statement of operations to give effect to the ATC Merger as of January 1, 1995, are summarized below.

          (26) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

          (27) Interest expense is increased to reflect the increase in borrowings under Conseco's revolving credit facility used to complete the ATC Merger.

                A change in interest rates of .5 percent on the additional borrowings under Conseco's revolving credit facility used to complete the ATC Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.2 million and $.1 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $.1 million and $.1 million for the same respective periods.

          (28) Interest expense is reduced to reflect the amortization of the liability established at the assumed date of the ATC Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

          (29) Amortization of the cost of policies produced and the cost of policies purchased prior to the ATC Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

          (30) Amortization of goodwill acquired in the ATC Merger is recognized over a 40-year period on a straight-line basis.

          (31) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

          (32) Common shares outstanding are increased to reflect the Conseco shares issued in the ATC Merger. Fully diluted shares also include Conseco shares which will be issued when ATC's convertible subordinated debentures are converted.

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

     Adjustments to the pro forma consolidated balance sheet to give effect to the ATC Merger as of June 30, 1996, are summarized below.

          (33) Cash is reduced for payments made to complete the ATC Merger.

          (34) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the ATC Merger.

          (35) ATC's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the ATC Merger. Cost of policies purchased reflects the estimated fair value of ATC's business in force and represents the portion of the cost to acquire ATC that is allocated to the value of the right to receive future cash flows from the acquired policies.

                The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           - Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           - Complexity of the acquired company.

           - Prices paid (i.e.,discount rates used in determining valuations) on similar blocks of business sold recently.

                The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

               YEAR ENDING               BEGINNING        GROSS          ACCRETION          NET          ENDING
                 JUNE 30,                 BALANCE      AMORTIZATION     OF INTEREST     AMORTIZATION     BALANCE
    ----------------------------------   ---------     ------------     -----------     ------------     -------
      1997............................    $ 256.2         $ 33.7           $13.5           $ 20.2        $ 236.0
      1998............................      236.0           30.8            12.3             18.5          217.5
      1999............................      217.5           28.2            11.4             16.8          200.7
      2000............................      200.7           26.0            10.4             15.6          185.1
      2001............................      185.1           24.0             9.6             14.4          170.7

          (36) ATC's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

          (37) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax liabilities of ATC are netted against deferred tax assets of Conseco.

          (38) Goodwill acquired in the ATC Merger is recognized.

          (39) Notes payable are increased to reflect the fair value of ATC's convertible subordinated debentures at the date of the ATC Merger. Such fair value represents the value of the Conseco Common Stock which ATC's convertible subordinated debentures will be convertible into after the ATC Merger.

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

     It is assumed that the holders of such debentures do not convert into Conseco Common Stock at the time of the ATC Merger.

                In addition, a liability is established representing the present value of the interest payable on such debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

          (40) The prior shareholders' equity of ATC is eliminated in conjunction with the ATC Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the ATC Merger.

  Transactions relating to the Preferred Securities Offering

     A subsidiary of Conseco intends to issue $350 million par value of 9.25 percent tax deductible Preferred Securities. The Conseco subsidiary will purchase $350 million subordinated notes from Conseco. Conseco will use the proceeds to reduce borrowings under the Conseco Credit Agreement.

          (41) Interest expense is reduced to reflect the repayment of borrowings under the Conseco Credit Agreement.

                A change in interest rates of .5 percent on the borrowings under the Conseco Credit Agreement to be repaid from the Preferred Securities Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $1.7 million and $.8 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) an increase (or decrease) in pro forma net income of $1.1 million and $.5 million for the same respective periods.

          (42) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.


          (43) Minority interest is adjusted to reflect the dividends (net of the related tax benefit) on the Preferred Securities.


          (44) Notes payable are reduced to reflect the repayment of borrowings under the Conseco Credit Agreement using the net proceeds from the Preferred Securities.


          (45) The Company's obligations are increased by the total par value of the Preferred Securities. Issuance and other transaction costs related to the Preferred Securities are charged to paid-in capital.


  Transactions relating to the THI Merger


     The THI Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the THI Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the THI Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the THI Merger, each outstanding share of THI common stock (or its equivalent) is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on the price of Conseco Common Stock prior to its closing (it is assumed such average price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of 1.4583 shares valued at $70.00). Conseco will issue an assumed 2.5 million shares of Conseco Common Stock with a value of approximately $121.7 million to acquire the THI Common Stock (or equivalents). In addition, THI's convertible subordinated notes (the "THI Convertible Notes") will be exchanged for Conseco convertible subordinated notes (the "Conseco Convertible Notes") which will be convertible into shares of Conseco Common Stock based on the price of Conseco Common

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)


Stock prior to the THI Merger (such fully converted value being the same as the THI Convertible Notes). Using the same assumption that each share of THI will be convertible into 1.4583 shares of Conseco Common Stock with a value of $70.00, in the aggregate, the Conseco Convertible Notes will be convertible into 2.2 million shares of Conseco Common Stock with a value of approximately $106.2 million. Immediately after the THI Merger, Conseco plans to cause the Conseco Convertible Notes to be converted by payment of a premium of $8.5 million. Conseco is expected to incur costs related to the THI Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $10 million.


The cost to acquire THI is allocated as follows (dollars in millions):

        Book value of assets acquired based on assumed date of the THI Merger
          (June 30, 1996)....................................................   $168.1
        THI Convertible Notes exchanged into Conseco Convertible Notes and converted to Conseco Common Stock at the assumed date of the THI
          Merger.............................................................     50.0
        Less book value of THI preferred stock...............................    (22.8)
        Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the
          THI Merger:
             Cost of policies purchased (related to the THI Merger)..........    121.9
             Cost of policies produced and cost of policies purchased
              (historical)...................................................    (40.1)
             Income taxes....................................................    (28.7)
             Premium incurred to cause the conversion of the Conseco
              Convertible Notes..............................................     (8.5)
             Premium incurred to retire THI preferred stock..................     (2.0)
                                                                                ------
               Total estimated fair value adjustments........................     42.6
                                                                                ------
        Total cost to acquire THI............................................   $237.9
                                                                                ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the THI Merger as of January 1, 1995, are summarized below.

          (46) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.1 million fixed maturity investments, with the proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $24.8 million.

          (47) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the Conseco Convertible Notes (which were issued in exchange for the THI Convertible Notes) into Conseco Common Stock. Interest expense is increased to reflect borrowings by Conseco to:
     (i) pay the estimated cost of the THI Merger; and (ii) pay the $8.5 million premium to cause Conseco's Convertible Notes to be converted.

          (48) Amortization of the cost of policies produced and the cost of policies purchased prior to the THI Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

          (49) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

          (50) Common shares outstanding are increased to reflect the Conseco shares issued in the THI Merger and the conversion of the Conseco Convertible Notes.

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

          (51) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Conseco consolidated group after the ATC Merger (and previous pro forma adjustments for the ATC Merger did not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

     Adjustments to the pro forma consolidated balance sheet to give effect to the THI Merger as of June 30, 1996, are summarized below.

          (52) Actively managed fixed maturity securities with a carrying value of $83.1 million are assumed to be sold at the date of the THI Merger.

          (53) Short-term investments are reduced for: (i) payments made to complete the THI Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $24.8 million; and (iv) the payment of the $8.5 million premium to cause the Conseco Convertible Notes to be converted to Conseco Common Stock. Short-term investments are increased by additional borrowings by Conseco of $18.5 million to complete the THI Merger and related transactions.

          (54) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the THI Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.

                The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           - Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           - Complexity of the acquired company.

           - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

                The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate

                            CONSECO AND SUBSIDIARIES

                                  (UNAUDITED)

     equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

               YEAR ENDING               BEGINNING        GROSS          ACCRETION          NET          ENDING
                  JUNE 30,                BALANCE      AMORTIZATION     OF INTEREST     AMORTIZATION     BALANCE
    ----------------------------------   ---------     ------------     -----------     ------------     -------
      1997............................    $ 121.9         $ 20.7           $ 6.8           $ 13.9        $ 108.0
      1998............................      108.0           17.2             6.0             11.2           96.8
      1999............................       96.8           15.7             5.4             10.3           86.5
      2000............................       86.5           14.4             4.8              9.6           76.9
      2001............................       76.9           13.8             4.3              9.5           67.4

          (55) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

          (56) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

          (57) Reinsurance receivables and insurance liabilities related to business of THI ceded to ATC are eliminated in consolidation.

          (58) Notes payable are decreased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the Conseco Convertible Notes (which were issued in exchange for the THI Convertible Notes) into Conseco Common Stock. In addition, notes payable are increased to reflect additional borrowings by Conseco used to complete the THI Merger and related transactions.

          (59) The prior shareholders' equity of THI is eliminated in conjunction with the THI Merger. Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the THI Merger. The value of the Conseco Convertible Notes represents the value of the Conseco common stock which the Conseco Convertible Notes are convertible into. Preferred stock of THI is eliminated to reflect its redemption.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     The rights of Conseco shareholders are governed by Conseco's Amended and Restated Articles of Incorporation (the "Conseco Articles of Incorporation"), its Amended and Restated Code of By-laws (the "Conseco By-laws") and the Indiana Corporation Law. The rights of CAF shareholders are governed by its Amended and Restated Articles of Incorporation (the "CAF Articles of Incorporation"), its Amended Code of Regulations (the "CAF Code of Regulations") and the Ohio Revised Code. After the Effective Time, the rights of CAF shareholders who become Conseco shareholders will be governed by the Conseco Articles of Incorporation, the Conseco By-laws and the Indiana Corporation Law. The following is a summary of the material differences between the rights of Conseco shareholders and the rights of CAF shareholders.

AMENDMENT OF BY-LAWS

     The Conseco By-laws may be amended by majority vote of the Board of Directors.

     The CAF Code of Regulations may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of CAF on such proposal.

VOTING WITH RESPECT TO CERTAIN BUSINESS COMBINATIONS

     The Conseco Articles of Incorporation provide that Conseco may not enter into a "Special Business Combination Transaction" (defined as a merger or other business combination transaction with or involving a beneficial owner of more than ten percent of Conseco Common Stock (a "Related Person")) unless (1) the consideration to be received per share by holders of Conseco Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person or (2) the transaction shall have been approved by two-thirds of the Continuing Directors (defined as the directors of Conseco in office prior to the date on which a Related Person became such).

     The CAF Articles of Incorporation provides that the affirmative vote of the holders of a majority of the CAF Common Stock and at least two-thirds of the CAF Preferred Shares, if any outstanding (no CAF Preferred Shares were outstanding as of the date of the Proxy Statement/Prospectus), shall be necessary to effect the merger or consolidation of CAF into or with any other corporation or the merger of any other corporation into CAF. In addition, Section 1704.01 et seq. of the Ohio Revised Code prohibits "Transactions Involving Interested Shareholders" (defined to include a merger, consolidation, combination or majority share acquisition with or involving a beneficial owner of a sufficient number of shares of a public corporation that would entitle that person, directly or indirectly, to exercise ten percent or more of the voting power of such public corporation (the "Interested Shareholder")) within three years of the Interested Shareholder's share acquisition date unless (1) prior to the Interested Shareholder's share acquisition date, the directors of the issuing public corporation have approved the acquisition for purposes of Section 1704.02 of the Ohio Revised Code or (2) any of the exceptions of Section 1704.05 of the Ohio Revised Code are applicable.

CERTAIN PROVISIONS RELATING TO ACQUISITIONS

     The Indiana Corporation Law contains certain provisions, including the ones described below, which purport to apply to certain types of shares acquisitions or corporate transactions.

     BUSINESS COMBINATIONS. Section 23-1-43 of the Indiana Corporation Law provides that a corporation may not engage in any business combination with any interested shareholder (defined as the beneficial owner of ten percent or more of the voting power of the outstanding voting shares) for a period of five years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the interested shareholder's share acquisition date.

     CONTROL SHARE ACQUISITIONS. Section 23-1-42 of the Indiana Corporation Law requires that, unless the articles of incorporation or by-laws of a corporation exempt the corporation (which Conseco's Articles of Incorporation and By-Laws do not), the acquisition by any person of more than one-fifth, one-third or a majority of the voting power of an issuing public corporation in the election of directors be approved by the shareholders of the issuing public corporation.

     TAKEOVER OFFERS. Section 23-2-3.1 of the Indiana Corporation Law provides that a person shall not make a takeover offer unless the following conditions are satisfied: (1) a statement which consists of each document required to be filed with the Commission is filed with the Indiana securities commissioner and delivered to the president of the target company; (2) a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner; (3) the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms;
(4) a hearing is held within 20 business days after required statements are filed; and (5) the Indiana securities commissioner shall have approved the takeover offer. A "takeover bid" includes an offer to acquire or an acquisition of any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company. A "target company" means an issuer of securities which is organized under the laws of Indiana, has its principal place of business in Indiana and has substantial assets in Indiana.

     The Ohio Revised Code contains certain provisions, including the ones described below, which purport to apply to certain types of share acquisitions or corporate transactions.

     COMBINATION AND MAJORITY SHARE ACQUISITION. Section 1701.83 of the Ohio Revised Code (the "Majority Share Acquisition Statute") requires the directors and shareholders of an acquiring corporation to authorize transactions involving a combination or majority share acquisition if such transaction involves the issuance or transfer by the acquiring corporation of such numbers of its shares as entitle the holders to exercise one-sixth or more of the voting power of such corporation in the election of directors immediately after the consummation of such transaction.

     CONTROL SHARE ACQUISITIONS. The Ohio Revised Code contains a provision (the "Ohio Control Share Acquisition Act") which, unless the articles or regulations of a corporation exempt the corporation (which CAF's Articles of Incorporation do not), requires that the acquisition by any person of more than one-fifth, one-third or a majority of the voting power of a publicly held corporation be approved by a majority of the voting power of the corporation excluding shares held by the potential acquiror or any officer or employee director of the corporation. The Ohio Control Share Acquisition Act requires shareholder approval of such an acquisition regardless of approval by the corporation's board of directors and requires that a special meeting of shareholders be held to vote on a proposed acquisition.


     CONTROL BIDS. Chapter 1707 of the Ohio Revised Code purports to regulate control bids for the securities of a subject company by a tender offer. It would require a filing with the division of securities of Ohio and permit the division to call a hearing. A "control bid" includes the purchase of or offer to purchase any equity security of a subject company from a resident of Ohio if (1) after the purchase, the offeror would become the beneficial owner of more than ten percent of any class of equity security of the issuer, or (2) the offeror is the subject company, there is a pending control bid by a person other than the issuer, and the number of issued and outstanding shares of the subject company would be reduced by over ten percent. A control bid does not include, among other things, an offer to acquire any equity security solely in exchange for any other equity security, or the acquisition of any equity security pursuant to an offer, for the sole account of the offeror, in good faith and not for the purpose of avoiding the provisions of the chapter, and not involving any public offering of the other security. The subject company includes an issuer that has
(A) its principal place of business or principal executive office in Ohio, and
(B) more than ten percent of its beneficial or equity security holders resident in Ohio, more than ten percent of its equity securities owned beneficially or of record by residents of Ohio, or more than one thousand of its beneficial or equity security holders resident in Ohio.


     CERTAIN SHORT-TERM PROFITS. Chapter 1707 of the Ohio Revised Code generally requires a person or entity that makes a proposal, or publicly discloses an intention or possibility of making a proposal to acquire control of a corporation to repay to that corporation any profits of an aggregate of $250,000 or more made from dispositions of the company's stock within 18 months after making the control proposal, unless such person can establish either that his, her or its sole intention in making such proposal or disclosure was to succeed in acquiring control of the corporation or that the proposal or disclosure was not made with the purpose of affecting, and did not materially affect, market trading in the corporation's stock.

RIGHT TO BRING BUSINESS BEFORE AN ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS

     The Conseco Articles of Incorporation and the Conseco By-laws do not contain any restriction on the ability of shareholders to bring business before a special meeting of shareholders.

     The CAF Code of Regulations provides that no business other than that specified in the call of a special meeting of the shareholders shall be considered at any special meeting. Special meetings of the shareholders of CAF shall be called upon the written request of the chairman of the board, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise 50 percent of the voting power of CAF entitled to vote thereat. Unless waived, written notice of each annual or special meeting stating the time, place and the purposes thereof shall be given to each shareholder of CAF not more than 60 days nor less than seven days before any such meeting.

SHAREHOLDER ACTION BY WRITTEN CONSENT

     The Conseco By-laws specifically authorize shareholder action by written consent of all the shareholders entitled to vote on such action.

     The Ohio Revised Code provides that unless the articles or the regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all of the shareholders who would be entitled to notice of a shareholders' meeting held for such purpose. Neither CAF's Articles of Incorporation nor Code of Regulations prohibit the authorization or taking of any action of the shareholders without a meeting and thus CAF's shareholders can take action by a written consent signed by all shareholders.

REMOVAL OF DIRECTORS

     The Conseco Articles of Incorporation provides for the board of directors to be divided into three classes. Under the Conseco By-laws, a director may be removed, either for or without cause, at any special meeting of shareholders called for that purpose, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy and entitled to vote for the election of such director.

     The CAF Code of Regulations provides for nine directors, all of whom hold office until the annual meeting next succeeding his or her election and until his or her successor is elected and qualified. Under the CAF Code of Regulations, a director may be removed either for cause or without cause by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed.

DIRECTOR LIABILITY

     The Conseco Articles of Incorporation and the Conseco By-laws do not contain a specific exculpatory provision regarding director liability. The Indiana Corporation Law, however, provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the Indiana Corporation Law (which requires, among other things, that a director discharge his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation), and (2) the breach or failure to perform constitutes willful misconduct or recklessness.

     Similarly, the CAF Articles of Incorporation and the CAF Code of Regulations do not contain a specific exculpatory provision regarding director liability. However, Section 1701.59 of the Ohio Revised Code provides that a director is liable for any action he fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. The Ohio Corporation Law further provides that a director shall not be found to have violated his duties unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances.

INDEMNIFICATION

     The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

     The Ohio Revised Code grants authorization to Ohio corporations to indemnify officers and directors for their conduct if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, if the indemnification relates to an action or suit by or in the right of the corporation to procure a judgment in its favor, additional requirements must be satisfied prior to indemnification. The Ohio Revised Code permits corporations to purchase insurance in this regard. The indemnification provided in the Ohio Revised Code is in addition to any other rights granted to those seeking indemnification under the articles, regulations, any agreement, a vote of shareholders or disinterested directors or otherwise.

     The Conseco By-laws provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his or her duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

     The Conseco Articles of Incorporation and Conseco By-laws do not provide for the advancement of expenses. However, under the Indiana Corporation Law, a corporation may advance expenses if (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct called for by Section 23-1-37-8 of the Indiana Corporation Law (which states that a corporation may indemnify an individual made a part to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (A) the individual's conduct was in good faith; and (B) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, the individual either: (i) had reasonable cause to believe the individual's conduct was lawful; or (ii) had no reasonable cause to believe the individual's conduct was unlawful), (2) the director furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct and
(3) a determination is made that the facts then known would not preclude indemnification under Indiana laws.

     The CAF Code of Regulations provides that CAF shall indemnify any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (1) is or was a director or officer of CAF or (2) is or was serving at the request of CAF as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CAF, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, the CAF Code of Regulations provides that CAF shall indemnify any person who was or is threatened to be named a party to a proceeding by or in the right of CAF by reason of the fact that he or she (1) is or was a director or officer of CAF or (2) is or was serving at the request of CAF as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of CAF. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to CAF unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for such expenses as the Court of Common Pleas or such court shall deem proper.

     The CAF Code of Regulations provides that the right of indemnification shall include the right to be paid by CAF expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by CAF. In the event of the death of any person having a right of indemnification, such right shall inure to the benefit of his or her heirs, executors and administrators. The rights conferred by the CAF Code of Regulations are not exclusive of any other right to which any person may be entitled under the CAF Articles of Incorporation, the CAF Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise.

DIVIDENDS AND REPURCHASES

     Under the Indiana Corporation Law, a corporation may make distributions to its shareholders as long as the corporation's net assets are greater than zero, debts may be paid as they come due, and the payment of these distributions is consistent with the corporation's articles of incorporation.

     Under the Ohio Revised Code, a corporation may pay dividends and distributions in an amount not to exceed the combination of the surplus of the corporation and the difference between (1) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106, "Employers Accounting for Post Retirement Benefits Other Than Pensions" ("SFAS No. 106"), issued by the financial accounting standards board, and (2) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the Corporation had elected to amortize its recognition of the transition obligation under SFAS No. 106. Under the Ohio Revised Code, a corporation shall not purchase or redeem its own shares if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the corporation is insolvent, or if there is reasonable ground to believe that by such purchase or redemption it would be rendered insolvent.

DISSENTERS' RIGHTS

     Under both Ohio and Indiana law, a shareholder is entitled, under certain circumstances, to receive payment of the fair value of the shareholder's common stock if the shareholder dissents from a proposed merger or consolidation, a share exchange or the sale of all or substantially all of the assets of a corporation. Dissenters' rights will be available to CAF shareholders in connection with the Merger. See "The Merger Agreement -- Dissenting Shares."

     The Indiana Corporation Law further provides that dissenters' rights can also be made applicable by affirmative provision in the articles of incorporation, bylaws or a Board of Directors' resolution, or by other actions requiring a shareholder vote. However, unlike the Ohio Revised Code, under the Indiana Corporation Law, dissenters' rights are unavailable to holders of shares registered on a national securities exchange or quoted on NASDAQ on the record date for a meeting of shareholders at which action on the proposed transaction otherwise subject to dissenters' rights is to be taken.

DIRECTOR AND OFFICER DISCRETION


     Under Sections 23-1-35-1(d), (f), and (g) of the Indiana Corporation Law, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent.


     Under Section 1701.59 of the Ohio Revised Code, a director, in determining what he or she reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his or her discretion, may consider any of the following: (1) the interests of the corporation's employees, suppliers, creditors and customers; (2) the economy of the state and nation; (3) community and societal considerations; and
(4) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     The foregoing discussion of certain similarities and material differences between the rights of Conseco shareholders and the rights of CAF shareholders is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the Indiana Corporation Law and the common law thereunder, the Ohio Revised Code and the common law thereunder, and the full text of the Articles of Incorporation and By-laws or Code of Regulations, as the case may be, of Conseco and CAF.

                    MANAGEMENT OF THE SURVIVING CORPORATION
                        UPON CONSUMMATION OF THE MERGER


     The directors and executive officers of the Merger Sub are Stephen C. Hilbert, Ngaire E. Cuneo, Rollin M. Dick, Donald F. Gongaware and Lawrence W. Inlow, and such individuals will be the directors and executive officers of the Surviving Corporation upon consummation of the Merger. Such individuals are also the executive officers of Conseco and will have the same titles with the Surviving Corporation as they currently have with Conseco. For information with respect to the directors and executive officers of Conseco, see Items 10-13 of Conseco's Annual Report (which incorporates portions of Conseco's proxy statement dated April 24, 1996), which is incorporated herein by reference.


                                 LEGAL MATTERS


     The validity of the Conseco Common Stock to be issued in connection with the Merger will be passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, General Counsel and Secretary of Conseco. Mr. Inlow is a full-time employee and officer of Conseco and owns 808,374 shares of Conseco Common Stock and holds options to purchase 1,406,900 shares of Conseco Common Stock.


                                    EXPERTS

     The consolidated financial statements of Conseco at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/ Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of CAF at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of ATC at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of THI at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of LPG at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

                            INDEPENDENT ACCOUNTANTS

     Representatives of KPMG Peat Marwick LLP will be present at the CAF Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Board of Directors of CAF does not intend to present, and has not been informed that any other person intends to present, any matter for action at the CAF Special Meeting, other than as discussed herein.


     If the Merger is consummated, shareholders of CAF will become shareholders of Conseco as of the Effective Time. Conseco shareholders may submit to Conseco proposals for formal consideration at the 1997 annual meeting of Conseco's shareholders and inclusion in Conseco's proxy statement for such meeting. Any such proposals must have been received in writing by the Secretary of Conseco, 11825 North Pennsylvania Street, Carmel, Indiana 46032, by December 24, 1996 in order to be considered for inclusion in Conseco's proxy statement and proxy for the 1997 annual meeting.


     CAF will not hold a 1997 annual meeting of shareholders if the Merger is consummated. If such a meeting is held, any shareholder proposal intended to be presented at the CAF 1997 annual meeting of shareholders and to be included in the proxy statement and form of proxy relating to that meeting must be received by CAF at its principal executive offices located at 1001 Lakeside Avenue, Cleveland, Ohio 44114 not later that December 1, 1996.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 25, 1996

                                  BY AND AMONG

                                 CONSECO, INC.,

                            CAF ACQUISITION COMPANY

                                      AND

                     CAPITOL AMERICAN FINANCIAL CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          ----
                                           ARTICLE I

THE MERGER.............................................................................    A-1
1.1     The Merger.....................................................................    A-1
1.2     Closing........................................................................    A-1
1.3     Effective Time.................................................................    A-1
1.4     Articles of Incorporation......................................................    A-1
1.5     Code of Regulations............................................................    A-1
1.6     Directors......................................................................    A-2
1.7     Officers.......................................................................    A-2
1.8     Conversion of CAF Acquisition Shares...........................................    A-2
1.9     Conversion of Shares...........................................................    A-2
1.10    Exchange of Certificates.......................................................    A-3

                                           ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................    A-5
2.1     Organization, Standing and Corporate Power.....................................    A-5
2.2     Capital Structure..............................................................    A-5
2.3     Authority; Noncontravention....................................................    A-6
2.4     SEC Documents..................................................................    A-7
2.5     Absence of Certain Changes or Events...........................................    A-7
2.6     Absence of Changes in Benefit Plans............................................    A-7
2.7     Benefit Plans..................................................................    A-8
2.8     Taxes..........................................................................    A-8
2.9     No Excess Parachute Payments; Section 162(m) of the Code.......................    A-8
2.10    Voting Requirements............................................................    A-9
2.11    Compliance with Applicable Laws................................................    A-9
2.12    State Takeover Laws............................................................   A-10
2.13    Opinion of Financial Advisor...................................................   A-10
2.14    Brokers........................................................................   A-10

                                           ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CONSECO AND CAF ACQUISITION..........................   A-10
3.1     Organization, Standing and Corporate Power.....................................   A-10
3.2     Conseco Capital Structure......................................................   A-11
3.3     Authority; Noncontravention....................................................   A-11
3.4     SEC Documents..................................................................   A-12
3.5     Absence of Certain Changes or Events...........................................   A-12
3.6     Compliance with Applicable Laws................................................   A-12
3.7     No Prior Activities............................................................   A-13
3.8     Brokers........................................................................   A-13
3.9     Financing......................................................................   A-13

                                           ARTICLE IV

ADDITIONAL AGREEMENTS..................................................................   A-13
        Preparation of Form S-4 and the Proxy Statement/Prospectus; Information
4.1     Supplied.......................................................................   A-13
4.2     Meeting of Shareholders........................................................   A-14
4.3     Letter of the Company's Accountants............................................   A-14
4.4     Letter of Conseco's Accountants................................................   A-14
4.5     Access to Information; Confidentiality.........................................   A-14

                                                                                          PAGE
                                                                                          ----
4.6     Best Efforts...................................................................   A-15
4.7     Public Announcements...........................................................   A-15
4.8     Acquisition Proposals..........................................................   A-15
4.9     Fiduciary Duties...............................................................   A-15
4.10    Consents, Approvals and Filings................................................   A-16
4.11    Employee Matters...............................................................   A-16
4.12    Affiliates and Certain Shareholders............................................   A-17
4.13    NYSE Listing...................................................................   A-17
4.14    Shareholder Litigation.........................................................   A-17
4.15    Indemnification................................................................   A-17
4.16    Capitol Insurance Company of Ohio..............................................   A-18
4.17    Certain Fees...................................................................   A-18

                                           ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER..............................   A-18
5.1     Conduct of Business by the Company.............................................   A-18
5.2     Conduct of Business by Conseco.................................................   A-20
5.3     Stock Options and Restricted Shares............................................   A-20
5.4     Other Actions..................................................................   A-21
5.5     Conduct of Business of CAF Acquisition.........................................   A-21
5.6     Investment Advisory Agreements.................................................   A-21
5.7     Certain Company Actions........................................................   A-21

                                           ARTICLE VI

CONDITIONS PRECEDENT...................................................................   A-22
6.1     Conditions to Each Party's Obligation to Effect the Merger.....................   A-22
6.2     Conditions to Obligations of Conseco and CAF Acquisition.......................   A-23
6.3     Conditions to Obligation of the Company........................................   A-23

                                           ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER......................................................   A-24
7.1     Termination....................................................................   A-24
7.2     Effect of Termination..........................................................   A-24
7.3     Amendment......................................................................   A-24
7.4     Extension; Waiver..............................................................   A-24
7.5     Procedure for Termination, Amendment, Extension or Waiver......................   A-24

                                           ARTICLE VIII

SURVIVAL OF PROVISIONS.................................................................   A-25
8.1     Survival.......................................................................   A-25

                                           ARTICLE IX

NOTICES................................................................................   A-25
9.1     Notices........................................................................   A-25

                                           ARTICLE X

MISCELLANEOUS..........................................................................   A-26
10.1    Entire Agreement...............................................................   A-26
10.2    Expenses.......................................................................   A-26
10.3    Counterparts...................................................................   A-26
10.4    No Third Party Beneficiary.....................................................   A-26
10.5    Governing Law..................................................................   A-26

                                                                                          PAGE
                                                                                          ----
10.6    Assignment; Binding Effect.....................................................   A-26
10.7    Headings, Gender, etc. ........................................................   A-26
10.8    Invalid Provisions.............................................................   A-26
10.9    Waiver of Jury.................................................................   A-27
10.10   Enforcement....................................................................   A-27

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 25, 1996 by and among Conseco, Inc., an Indiana corporation ("Conseco"), CAF Acquisition Company, an Ohio corporation and wholly-owned subsidiary of Conseco ("CAF Acquisition"), and Capitol American Financial Corporation, an Ohio corporation (the "Company").

                                    PREAMBLE

     WHEREAS, the respective Boards of Directors of Conseco, CAF Acquisition and the Company have approved the merger of CAF Acquisition with and into the Company, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Conseco, CAF Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.3 hereof), CAF Acquisition shall be merged with and into the Company (the "Merger"), in accordance with the Ohio Revised Code (the "Ohio Code"), and the separate corporate existence of CAF Acquisition shall cease and the Company shall continue as the surviving corporation under the laws of the State of Ohio (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Ohio Code. The Merger shall have the effects set forth in the Ohio Code.

     1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the office of Conseco in Carmel, Indiana, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3 EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the State of Ohio (the "Ohio Secretary of State") on the date of the Closing (or on such other date as Conseco and the Company may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the Ohio Code, and make all other filings or recordings required under the Ohio Code in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Ohio Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

     1.5 CODE OF REGULATIONS. The Code of Regulations of CAF Acquisition, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation until thereafter amended as provided by law.

     1.6 DIRECTORS. The directors of CAF Acquisition at the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and the Code of Regulations of the Surviving Corporation, or as otherwise provided by law.

     1.7 OFFICERS. The officers of CAF Acquisition at the Effective Time shall be the officers of the Surviving Corporation.

     1.8 CONVERSION OF CAF ACQUISITION SHARES. Each share of common stock of CAF Acquisition issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     1.9 CONVERSION OF SHARES. (a) Outstanding Shares. Each of the shares of common stock, without par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company or Dissenting Shares (as defined below)) including all outstanding Restricted Shares (as defined below) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive (i) $30.00 in cash plus the Time Factor (as defined below), if any (collectively, the "Cash Consideration") and (ii) the fraction (rounded to the nearest ten-thousandth of a share) of a validly issued, fully paid and nonassessable share of common stock, without par value, of Conseco ("Conseco Common Stock") determined by dividing (x) $6.50 by (y) the Trading Value (as defined below). For purposes hereof, the term "Total Consideration Amount" shall mean the sum of the amount of the Cash Consideration and $6.50. The "Trading Value" shall be equal to the average of the closing prices of the Conseco Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time. The "Time Factor", if any, shall be equal to $0.25 if the Effective Time shall not have occurred by December 10, 1996, which amount shall be increased by an additional $0.25 on the tenth day of each calendar month thereafter until the occurrence of the Effective Time. The Cash Consideration, the Conseco Common Stock to be issued to holders of Shares in accordance with this Section and any cash to be paid in accordance with Section
1.10 in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

     (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company or any of its subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof.

     (c) Impact of Stock Splits, etc. In the event of any change in Conseco Common Stock between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

     (d) Company Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are held by the Company shareholders who shall have effectively dissented from the Merger and perfected their dissenters' rights in accordance with the provisions of Section 1701.85 of the Ohio Code (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the Ohio Code; provided, however, that if any such holder shall have failed to perfect such dissenters' rights or shall have effectively withdrawn or lost such rights, his or her outstanding Shares shall thereupon be converted into and exchangeable for, as if completed at the Effective Time, the Merger Consideration, as determined and paid in the manner set forth in this Agreement, without any interest thereon. The Company shall give Conseco (i) prompt notice of any notice or demands for payment for Dissenting Shares pursuant to Section 1701.85 of the Ohio Code received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Conseco, make any payment with respect to, to settle, offer to settle or otherwise negotiate, any such demands.

     (e) Treatment of Company Stock Options and Restricted Shares. (i) Except as otherwise provided in Section 1.9(e) of the Disclosure Schedule (as defined below), immediately prior to the Effective Time, each outstanding unexpired employee or director stock option to purchase Shares ("Company Stock Option") and restricted stock right ("Restricted Shares") which have been granted pursuant to the Company's 1992 Equity Participation Plan, as amended to the date hereof (the "Company Stock Option Plan") shall be fully vested.

     (ii) Except as otherwise provided in Section 1.9(e)(iii) or Section 1.9(e) of the Disclosure Schedule, at the Effective Time each Company Stock Option shall be deemed disposed to the Company in accordance with final Rule 16b-3 as promulgated by the Securities and Exchange Commission ("SEC") pursuant to Release 34-37260 (May 31, 1996) ("New Section 16") and then converted automatically into an option (a "New Conseco Option") to purchase such number of shares of Conseco Common Stock (rounding the result to the nearest ten-thousandth of a share) equal to the number of Shares subject to such Company Stock Option immediately prior to the Effective Time, multiplied by the Conversion Ratio (as defined below), for an exercise price equal to the Adjusted Exercise Price (as defined below), but otherwise on the same terms and conditions as were applicable under the Company Stock Option Plan and the underlying stock option agreement. The "Conversion Ratio" shall mean the number determined by dividing the Total Consideration Amount by the Trading Value (rounding the result to the nearest ten-thousandth of a share). The "Adjusted Exercise Price" shall be determined by multiplying (A) the Trading Value by (B) the quotient of the current exercise price divided by Total Consideration Amount.

     (iii) If prior to the Effective Time Conseco has given notice that any holder of a Company Stock Option who is an employee of the Company will not be asked to remain in his or her position beyond the period ending at the end of six months after the Effective Time, with respect to each Company Stock Option held by such person immediately prior to the Effective Time and, irrespective of the giving of any notice, with respect to each Company Stock Option held by a non-employee director of the Company, except as otherwise provided in Section 1.9(e) of the Disclosure Schedule, at the Effective Time such Company Stock Option shall be deemed disposed to the Company in accordance with New Section 16 and then converted automatically at the Effective Time into the right to receive an amount (the "Spread") in cash equal to the product of (A) the Total Consideration Amount minus the current exercise price thereof multiplied by (B) the total number of Shares subject thereto.

     (iv) with respect to any holder of a Company Stock Option who is an employee of the Company immediately prior to the Effective Time who does not receive the Spread at the Effective Time pursuant to Section 1.9(e)(iii), if the employment of such person shall be terminated prior to the end of the six month period after the Effective Time, with respect to each New Conseco Option held by such person at the time of termination of his employment, such New Conseco Option shall be deemed not to have been issued pursuant to Section 1.9(e)(ii) and the holder thereof shall be deemed to have disposed to the Company immediately prior to the Effective Time the Company Stock Options then held by such employee in accordance with New Section 16 and, with respect to each such Company Stock Option, then converted automatically into the right to receive the Spread, which Spread shall be payable to the employee in cash upon termination.

     1.10 EXCHANGE OF CERTIFICATES. (a) Paying Agent. As of the Effective Time, Conseco shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of Shares, cash equal to the total Cash Consideration to be paid to holders of Shares pursuant to Section 1.9(a) and certificates representing the shares of Conseco Common Stock to be issued to holders of Shares pursuant to Section 1.9(a) (such cash and certificates, together with any dividends or distributions with respect to such certificates and cash payable pursuant to Section 1.10(f), being hereinafter referred to as the "Payment Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to (i) a certificate representing that number of whole shares of Conseco Common Stock (and cash in lieu of fractional shares of Conseco Common Stock as contemplated by this
Section 1.10) which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.9(a) of this Agreement, and (ii) cash equal to the amount of the Cash Consideration multiplied by the number of Shares previously represented by such certificate or certificates surrendered. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10(b), each certificate representing Shares (other than certificates representing Shares to be cancelled in accordance with Section 1.9(b)), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 1.9. No interest will be paid or will accrue on any cash payable as Merger Consideration.

     (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to
Section 1.9.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Conseco Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, until the surrender for exchange of such certificate in accordance with this Article l. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Conseco Common Stock into which the Shares represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.9, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Conseco Common Stock.

     (e) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article l shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Conseco.

     (ii) Notwithstanding any other provisions of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Trading Value.

     (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for 180 days after the Effective Time shall be delivered to Conseco, upon demand, and any holders of Shares who have not theretofore complied with this Article shall thereafter look only to Conseco and only as general creditors thereof for payment of their claim for any Merger Consideration and any dividends or distributions with respect to Conseco Common Stock.

     (h) Merger Consideration for Dissenting Shares. Any portion of the Merger Consideration together with any dividends or other distributions payable pursuant to Section 1.10(d) and cash for payment in lieu of fractional Shares deposited with the Paying Agent to pay for Dissenting Shares for which the right to receive a payment pursuant to Section 1701.85 of the Ohio Code shall have been perfected shall be returned to the Surviving Corporation, upon demand.

     (i) No Liability. None of Conseco, CAF Acquisition, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Conseco and CAF Acquisition as follows:

     2.1 ORGANIZATION, STANDING AND CORPORATE POWER. (i) Each of the Company and each Subsidiary of the Company (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has delivered to Conseco complete and correct copies of its Articles of Incorporation and Code of Regulations, as amended to the date of this Agreement.

     (ii) Except as disclosed in Section 2.1(ii) of the Disclosure Schedule (the "Disclosure Schedule") dated the date hereof and delivered by the Company to Conseco concurrently herewith (the "Subsidiaries"), the Company has no subsidiaries and does not control, directly or indirectly, any other person.

     2.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of (i) 40,000,000 Shares and (ii) 5,000,000 shares of Preferred Stock without par value (the "Preferred Stock"). At the close of business on August 23, 1996:
(a) 17,489,190 Shares were issued and outstanding, 696,000 Shares were reserved for issuance pursuant to outstanding Company Stock Options (b) 18,000 Restricted Shares were issued and outstanding; and (c) no shares of Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on August 23, 1996, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Option Plan, or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Section 2.2 of the Disclosure

Schedule, no bonds, debentures, notes or other indebtedness of the Company or any Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company or any Subsidiary of the Company may vote are issued or outstanding. Except for the Restricted Shares and as disclosed in
Section 2.2 of the Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") except as may be provided by law. Except for the Restricted Shares and as set forth above or in Section 2.2 of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any Subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Subsidiary of the Company or (ii) restricts the transfer of Shares.

     2.3 AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its shareholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its shareholders as set forth in Section 6.1(a). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Conseco and CAF Acquisition, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.3 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or the Code of Regulations of the Company or the comparable documents of any Subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the adoption by the shareholders of the Company of this Agreement (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Ohio Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

     2.4 SEC DOCUMENTS. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 2.5 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends of $0.10 per Share, in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

     2.6 ABSENCE OF CHANGES IN BENEFIT PLANS. Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.7). Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

     2.7 BENEFIT PLANS. (i) Each "employee pension benefit plan" (as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms. The Company, its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements.

     (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (each a "Commonly Controlled Entity") (a) has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

     (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

     2.8 TAXES. Except as disclosed in Section 2.8 of the Disclosure Schedule,

          (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and, except as set forth on Section 2.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or any of its subsidiaries has expired, through such taxable years as are set forth in Section 2.8 of the Disclosure Schedule.

          (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto.

     2.9 NO EXCESS PARACHUTE PAYMENTS; SECTION 162(M) OF THE CODE. (i) Except as disclosed in Section 2.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (ii) Except as disclosed in Section 2.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

     2.10 VOTING REQUIREMENTS. The affirmative vote of a majority of the votes cast by the holders of the Shares entitled to vote thereon at the Shareholders Meeting with respect to the approval of this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement under the Articles of Incorporation, the Code of Regulations or the Ohio Code.

     2.11 COMPLIANCE WITH APPLICABLE LAWS. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed SEC Documents and except with respect to the matters covered by Section 2.11(iii), the Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed SEC Documents and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators") and except with respect to the matters covered by Section 2.11(iii), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened.

     (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Conseco prior to the date of this Agreement.

     (iii) Except as set forth in Section 2.11(iii) of the Disclosure Schedule,
(a) the Company and its subsidiaries (exclusive of their agents) and, to the knowledge of the Company (without independent inquiry), their agents have marketed, sold and issued Company products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of the Company and its subsidiaries ("Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of the Company, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other

Governmental Entity or (z) no investigations by or on behalf of the Company (other than routine investigations in connection with the Company's hiring practices) ((x), (y) and (z) being collectively referred to as "Actions") pending or, to the knowledge of the Company, threatened, against or involving the Company, any of its subsidiaries or, to the knowledge of the Company (without independent inquiry), any of its agents that include allegations that the Company, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Laws, and, to the knowledge of the Company, no facts exist which would reasonably be expected to result in the filing or commencement of any such Action, which Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (c) the Company and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any Insurance Regulator or other Governmental Entity to the Company or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and the Company or any of its subsidiaries ("Regulatory Agreement"), which Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each Regulatory Agreement issued or entered into after December 31, 1992 is identified in Section 2.11(iii) of the Disclosure Schedule.

     2.12 STATE TAKEOVER LAWS. The Board of Directors of the Company has approved the transactions contemplated by this Agreement and by the Shareholders Agreement (as defined below) such that the provisions of Section 1701.83 of the Ohio Code and the provisions of Chapter 1704 of the Ohio Code will not apply to this Agreement or the Shareholders Agreement or any of the transactions contemplated hereby or thereby.

     2.13 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders is fair from a financial point of view to the Company's shareholders.

     2.14 BROKERS. Except with respect to DLJ, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Conseco, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against Conseco, the Company or any subsidiary for a finder's fee, brokerage commission, or similar payment. The Company has provided Conseco with a true and complete copy of the agreement between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF CONSECO AND CAF ACQUISITION

     Conseco and CAF Acquisition hereby represent and warrant to the Company as follows:

     3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Conseco and CAF Acquisition and each Significant Subsidiary of Conseco (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Conseco and CAF Acquisition and each Significant Subsidiary of Conseco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Conseco has delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of Conseco means any subsidiary of Conseco that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     3.2 CONSECO CAPITAL STRUCTURE. The authorized capital stock of Conseco consists of 500,000,000 shares of Conseco Common Stock and 20,000,000 shares of preferred stock, without par value. At the close of business on August 23, 1996,
(i) 58,416,433 shares of Conseco Common Stock, 5,264,767 shares of $3.25 Series D Cumulative Convertible Preferred Stock of Conseco (the "Conseco Series D Preferred Stock") and 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities of Conseco (the "Conseco PRIDES") were issued and outstanding (net of treasury shares or shares held by subsidiaries), (ii) 13,721,689 shares of Conseco Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Conseco Common Stock and other benefits granted under Conseco's benefit plans (the "Conseco Stock Plans"),
(iii) 8,258,314 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco Series D Preferred Stock and (iv) 8,739,400 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco PRIDES. Except (x) as set forth above, (y) for outstanding options to purchase an aggregate of 1,105,550 shares of Bankers Life Holding Corporation under its Stock Option Plan and (z) with respect to stock units awarded under the Conseco Stock Plans, at the close of business on August 23, 1996, no shares of capital stock or other voting securities of Conseco were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Conseco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of CAF Acquisition consists of 750 shares of common stock, no par value, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Conseco free and clear of any Lien. No bonds, debentures, notes or other indebtedness of Conseco or any Significant Subsidiary of Conseco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Conseco or any Significant Subsidiary of Conseco may vote are issued or outstanding. All the outstanding shares of capital stock of each Significant Subsidiary of Conseco have been validly issued and are fully paid and nonassessable and (other than Bankers Life Holding Corporation) are owned by Conseco, free and clear of all Liens except as disclosed in the Filed Conseco SEC Documents (as defined below). Except as set forth above or as disclosed in the Filed Conseco SEC Documents, neither Conseco nor any Significant Subsidiary of Conseco has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates Conseco or any Significant Subsidiary of Conseco to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Conseco or any Significant Subsidiary of Conseco or (ii) restricts the transfer of Conseco Common Stock.

     3.3 AUTHORITY; NONCONTRAVENTION. Conseco and CAF Acquisition have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Conseco and CAF Acquisition and the consummation by Conseco and CAF Acquisition of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Conseco and CAF Acquisition. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of each of Conseco and CAF Acquisition, enforceable against such party in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Conseco, the Articles of Incorporation or the Code of Regulations of CAF Acquisition or the comparable documents of any Significant Subsidiary of Conseco, (ii) subject to the governmental filings, other matters referred to in the following sentence and
Section 3.3 of the Conseco Disclosure Schedule, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Conseco or any of its subsidiaries is a party or by which Conseco or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the

United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Conseco or CAF Acquisition in connection with the execution and delivery of this Agreement by Conseco or CAF Acquisition or the consummation by Conseco or CAF Acquisition, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of the registration statement on Form S-4 to be filed with the SEC by Conseco in connection with the issuance of Conseco Common Stock in the Merger (the "Form S-4"), and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the certificate of merger with the Ohio Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in
Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

     3.4 SEC DOCUMENTS. Conseco and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "Conseco SEC Documents"). As of their respective dates, the Conseco SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Conseco SEC Documents, and none of the Conseco SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Conseco included in the Conseco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Conseco SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Conseco SEC Documents") or in Section 3.5 of a Disclosure Schedule dated the date hereof and delivered concurrently herewith by Conseco to the Company (the "Conseco Disclosure Schedule"), since the date of the most recent audited financial statements included in the Filed Conseco SEC Documents, Conseco has conducted its business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Conseco's outstanding capital stock (other than regular quarterly cash dividends of $.0625 per share, on Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case in accordance with usual record and payment dates and in accordance with Conseco's dividend policy and Articles of Incorporation at the date of such payment), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Conseco materially affecting its assets, liabilities or business, except as may have been required by a change in generally accepted accounting principles.

     3.6 COMPLIANCE WITH APPLICABLE LAWS. (i) Each of Conseco and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed Conseco SEC Documents, Conseco and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed Conseco SEC Documents and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), as of the date of this Agreement, to the knowledge of Conseco, no investigation by any Governmental Entity with respect to Conseco or any of its subsidiaries is pending or threatened.

     (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of Conseco that is an Insurance Company, in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with, present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Conseco prior to the date of this Agreement.

     3.7 NO PRIOR ACTIVITIES. CAF Acquisition has not incurred, and will not incur, directly or through any subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with obtaining financing in connection with the Merger. Except as contemplated by this Agreement, CAF Acquisition (i) has not engaged, directly or through any subsidiary, in any business activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person or entity, and (iii) is not subject to or bound by any obligation or undertaking.

     3.8 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Conseco directly with the Company, without the intervention of any person on behalf of Conseco in such manner as to give rise to any valid claim by any person against the Company or any of the Subsidiaries for a finder's fee, brokerage commission, or similar payment.

     3.9 FINANCING. At the Effective Time, Conseco will have sufficient funds to pay the aggregate Cash Consideration and any other cash payable in respect of Shares pursuant to Section 1.9, on the terms and subject to the conditions contemplated by this Agreement.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     4.1 PREPARATION OF FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS; INFORMATION SUPPLIED. (a) As soon as practicable following the date of this Agreement, the Company and Conseco shall prepare and file with the SEC the Proxy Statement and Conseco shall prepare and file with the SEC the Form S-4 and the Proxy Statement and Prospectus required pursuant to such Form shall be included (the "Proxy Statement/Prospectus"). Each of the Company and Conseco shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Conseco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Conseco Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Common Stock as may be reasonably requested in connection with any such action.

     (b) The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Conseco or CAF Acquisition specifically for inclusion or incorporated by reference in the Proxy Statement.

     (c) Conseco agrees that none of the information supplied or to be supplied by Conseco or CAF Acquisition specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Form S-4 and the Prospectus contained therein will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference in either the Form S-4 or the Prospectus based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

     4.2 MEETING OF SHAREHOLDERS. The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and the Code of Regulations to convene a meeting of its shareholders (the "Shareholders Meeting") to consider and vote upon the adoption of this Agreement. Subject to
Section 4.9 hereof, the Company will, through its Board of Directors, recommend to its shareholders the adoption of this Agreement. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.9, its obligations pursuant to the first sentence of Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company will use its best efforts to hold the Shareholders Meeting and (subject to Section 4.9 hereof) to obtain the favorable votes of its shareholders as soon as practicable after the date hereof.

     4.3 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use its best efforts to cause to be delivered to Conseco a letter of KPMG Peat Marwick L.L.P., the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of KPMG Peat Marwick L.L.P., dated a date within two business days before the Closing Date, addressed to Conseco, in form and substance reasonably satisfactory to Conseco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     4.4 LETTER OF CONSECO'S ACCOUNTANTS. Conseco shall use its best efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Conseco's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     4.5 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Conseco shall, and

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

shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, Conseco will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 12, 1996, between Conseco and the Company (the "Confidentiality Agreement"). Except as required by law, the Company will hold, and will cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Conseco in confidence to the same extent that Conseco is required to hold information of the Company in confidence pursuant to the Confidentiality Agreement.

     4.6 BEST EFFORTS. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

     4.7 PUBLIC ANNOUNCEMENTS. Conseco and CAF Acquisition, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     4.8 ACQUISITION PROPOSALS. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as herein after defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section
4.8 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or a entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to the Company under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to Conseco to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Conseco orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, of any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. The Company will keep Conseco informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any Subsidiary of the Company, or any equity interest in the Company or any Subsidiary of the Company, other than the transactions contemplated hereby.

     4.9 FIDUCIARY DUTIES. The Board of Directors of the Company shall not (i) withdraw or modify, in a manner materially adverse to Conseco or CAF Acquisition, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to the Company under applicable law it is necessary for the Board of Directors to withdraw or modify, in a manner materially adverse to Conseco or CAF Acquisition, its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Conseco the Section 4.17 Fee (as defined below). Nothing contained in this Section 4.9 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law; provided that the Company does not withdraw or modify, in a manner materially adverse to Conseco or CAF Acquisition, its position with respect to the Merger or approve or recommend an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 4.9 shall not constitute a breach of this Agreement by the Company.

     4.10 CONSENTS, APPROVALS AND FILINGS. The Company and Conseco will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Conseco will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Conseco shall use best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to participate in all meetings and material conversations with Governmental Entities.

     4.11 EMPLOYEE MATTERS. (i) From and after the Effective Time, Conseco shall, with respect to benefits accrued, honor in accordance with their respective terms the employee benefit plans, programs, policies, arrangements and agreements listed on Section 4.11 of the Disclosure Schedule (the "Section
4.11 Plans") and shall not take, or permit to be taken, any action that would reduce, eliminate or otherwise adversely affect the compensation accrued or benefits accrued at the Effective Time (or, if greater, at termination of employment after the Effective Time) for any employee or former employee of the Company or any Company Affiliate under any Section 4.11 Plan. For purposes of any Section 4.11 Plan that contains a provision relating to a change in control of the Company, Conseco acknowledges that the consummation of the Merger constitutes such a change in control.

     (ii) For the year ending December 31, 1996, the Company or the Surviving Corporation shall pay to each employee of the Company and/or its Subsidiaries who is entitled to receive a cash bonus under the bonus arrangement established by the Company prior to the date of this Agreement (the "Bonus") and who is an employee of the Company or its Subsidiaries as of the Effective Time (each, a "Bonus Payee"), one or more cash payments as follows: (a) with respect to the non-discretionary portion of the Bonus, the amount thereof shall be calculated in accordance with the terms of the Bonus and shall be paid at the time it is determined in accordance with past practice, whether or not any Bonus Payee is then an employee of the Company or the Surviving Corporation; provided, that if the employment with the Company of any Bonus Payee is terminated between the Effective Time and December 31, 1996, such Bonus Payee shall be entitled to receive a prorated portion thereof based on the number of days that such Bonus Payee was employed by the Company or the Surviving Corporation during the year ending December 31, 1996 (the "Prorated Portion") and (b) with respect to the discretionary portion of the Bonus, the amount thereof shall equal 75% of the amount previously established by the Company as the maximum to be paid as a discretionary award for 1996, which amount shall be paid in cash at the earlier of (i) the time of the payment of the non-discretionary portion of the Bonus and (ii) termination of any Bonus Payee's employment with the Company or the Surviving Corporation; provided, that if the employment with the Company of any Bonus Payee is terminated between the Effective Time and December 31, 1996, upon termination such Bonus Payee shall be paid the Prorated Portion.

     4.12 AFFILIATES AND CERTAIN SHAREHOLDERS. Prior to the Closing Date, the Company shall deliver to Conseco a letter identifying all persons who are, at the time the Merger is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Conseco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Disclosure Schedule. Conseco shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Conseco Common Stock by such affiliates. Conseco Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Agreement.

     If any such affiliate is unable because of the volume limitations of Rule 144 of the SEC to sell pursuant to Rule 144 the shares of Conseco Common Stock received by such affiliate as Merger Consideration and still held by such affiliate, such affiliate shall have the right, for so long as any such balance of the affiliate's Merger Consideration is not eligible for immediate sale under the applicable provisions of Rule 144, to require Conseco to elect, in Conseco's sole discretion, with respect to such balance, either to (i) acquire such shares directly from such affiliate at the current market price, (ii) amend the Form S-4 and maintain its effectiveness to provide for registration of such shares or
(iii) file promptly and in any event within 10 business days a Registration Statement on Form S-3 with the SEC to register such shares for resale by such affiliate and provide customary indemnities with respect thereto.

     4.13 NYSE LISTING. Conseco shall use its best efforts to cause the shares of Conseco Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     4.14 SHAREHOLDER LITIGATION. The Company shall give Conseco the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Conseco's consent, which consent shall not be unreasonably withheld.

     4.15 INDEMNIFICATION. (a) The articles of incorporation and the code of regulations of the Surviving Corporation and each of its subsidiaries shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and the Code of Regulations of the Company or the respective Subsidiary, as the case may be, on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Conseco agrees to be jointly and severally liable for the indemnification obligations of the Company to the Indemnified Parties, as set forth above.

     (b) From and after the Effective Time, Conseco shall honor in accordance with their respective terms the indemnification agreements identified in Section
4.15 of the Disclosure Schedule and shall not take, or permit to be taken, any action that would reduce, eliminate or otherwise adversely affect the rights of the persons entitled to indemnification thereunder.

     (c) For a period of two years after the Effective Time, Conseco shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.

     (d) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Conseco, CAF Acquisition, the Company and the Surviving Corporation.

     4.16 CAPITOL INSURANCE COMPANY OF OHIO. The Company shall use its reasonable best efforts to have control of Capitol Insurance Company of Ohio, a mutual association organized under the Ohio Non-Profit Corporation Law, transferred to Conseco.

     4.17 CERTAIN FEES. The Company shall pay to Conseco upon demand $15 million (the "Section 4.17 Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to the Company) and the Board of Directors of the Company, in accordance with Section 4.9, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of this Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal or terminates this Agreement.

                                   ARTICLE V

                         COVENANTS RELATING TO CONDUCT
                          OF BUSINESS PRIOR TO MERGER

     5.1 CONDUCT OF BUSINESS BY THE COMPANY. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. The Company agrees throughout such time to allow representatives of Conseco to have access to the management and other personnel of the Company so that Conseco can be fully informed at all times as to significant day-to-day executive, legal, financial, marketing and other operational matters involving the Company, its Subsidiaries or their businesses. Prior to taking or approving any action with respect to any such significant matters involving the Company, management of the Company will notify the representative of Conseco designated by Conseco for oversight of the functional area(s) involved with such decision and will, if consistent with the legal or fiduciary obligations of such officer or the Directors of the Company, follow any suggestions made by the Conseco representative with respect to the proposed action. During such time, the Company will cause its personnel to cooperate with personnel from Conseco in preparing for any proposed relocation by Conseco of the Company's operations following Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Conseco:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock (other than regular quarterly cash dividends not in excess of $0.10 per Share, with usual record and payment dates and in accordance with the Company's present dividend policy), (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Company Stock Options outstanding on the date of this Agreement;

          (iii) amend its Articles of Incorporation, the Code of Regulations or other comparable charter or organizational documents;

          (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (v) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than (A) indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned subsidiary of the Company, (B) indebtedness incurred by the Company in connection with the declaration and payment of the regular quarterly dividend or (C) indebtedness incurred by the Company in connection with the payment of its expenses relating to this Agreement and the transactions contemplated hereby, subject to the limitation set forth in Section 10.2 or (y) make any loans or advances to any other person, other than (A) to the Company, or to any direct or indirect wholly-owned subsidiary of the Company, (B) routine advances to agents of the Company or
     (C) special individual advances of not more than $30,000 each to agents of the Company;

          (vii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

          (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (ix) except as otherwise provided in the investment guidelines to be contained in the investment advisory agreements specified in Section 5.6 hereof, invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments (which investments shall, in each case, be classified as available-for-sale in accordance with SFAS 115, as defined in Section 5.6) other than cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, or commercial paper rated A-I or P-1), except (i) as otherwise required by law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (iii) publicly-traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations;

          (x) except as may be required by law,

             (i) make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any employee or any agent or consultant of the Company or any subsidiary other than routine changes or amendments that are required under existing contracts or by law;

             (ii) adopt, enter into, amend, alter or terminate, partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Benefit Plan;

             (iii) approve any general or company-wide pay increases for employees; or

             (iv) make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or any subsidiary to do any of the foregoing;

          (xi) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

          (xii) hold any meeting of the Board of Directors of the Company or any Subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (i) written notice of any such meeting or any proposed action by written consent at the same time such notice or action is provided to the directors and (ii) an agenda of any specific matters to be considered at such meeting or a copy of the proposed written consent; or

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.2 CONDUCT OF BUSINESS BY CONSECO. During the period from the date of this Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as set forth in Sections 3.5 or 5.2 of the Conseco Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Conseco shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Conseco (other than regular quarterly cash dividends of $.0625 per share of Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case with usual record and payment dates and in accordance with Conseco's Articles of Incorporation and its present dividend policy) or (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock;

          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of the Proxy Statement/Prospectus;

          (iii) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of the Proxy Statement/Prospectus; or

          (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.3 STOCK OPTIONS AND RESTRICTED SHARES. (i) The Company agrees to use its best efforts, including without limitation additional actions by its Board of Directors or the committee thereof which administers the Company Stock Option Plan, to cause to be made such clarifications, modifications, amendments or supplements to the Company Stock Option Plan and to the agreements evidencing outstanding Company Stock Options and Restricted Shares to give effect to the desires and intentions of the parties with respect to Company Stock Options and Restricted Shares as contemplated by this Agreement, including the following:

          (a) The treatment of the Company Stock Options and Restricted Shares in accordance with Section 1.9; and

          (b) The Board of Directors of the Company shall approve the disposition of Company Stock Options and Restricted Shares to the Company pursuant to Section 1.9(e) in accordance with New Section 16 in a manner intended to exempt the disposition from Section 16(b) of the Exchange Act.

     (ii) Conseco agrees to use its best efforts, including without limitation additional actions by its Board of Directors or the committee thereof which administers compensation, to give effect to the following desires and intentions of the parties with respect to Company Stock Options and Restricted Shares which remain outstanding immediately prior to the Effective Time:

          (a) Conseco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of the New Conseco Options. Following the Effective Time, Conseco will issue the Conseco Common Shares required to be issued upon the exercise of any New Conseco Options as provided in Section 1.9. As soon as practicable after the Effective Time, Conseco shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Conseco Common Stock subject to the New Conseco Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as New Conseco Options remain outstanding.

          (b) The Board of Directors of Conseco shall approve the grant of the New Conseco Options in accordance with New Section 16 in a manner intended to exempt the grant from Section 16(b) of the Exchange Act.

     (iii) The parties agree that after the date hereof, except for the Company Stock Options and Restricted Shares outstanding on the date hereof and the changes thereto, as described in the Disclosure Schedule, no options, warrants or other rights of any kind to purchase capital stock of the Company shall be granted or made, under the Company Stock Plan or otherwise, and no amendment, repricing or other change to the outstanding Company Stock Options and Restricted Shares shall be made, without the prior written consent of Conseco, and any such grant, issuance, amendment, repricing or other change without Conseco's consent shall be null, void and unenforceable against the Surviving Corporation or Conseco.

     5.4 OTHER ACTIONS. Except as otherwise contemplated by this Agreement, the Company and Conseco shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue as of the date of this Agreement in any material respect or (ii) any of the conditions of the Merger set forth in Article VI not being satisfied.

     5.5 CONDUCT OF BUSINESS OF CAF ACQUISITION. During the period from the date of this Agreement to the Effective Time, CAF Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

     5.6 INVESTMENT ADVISORY AGREEMENTS. Except with respect to investments classified on the date of this Agreement as "held-to-maturity" under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), the Company agrees to enter into, and to cause each of its Subsidiaries to enter into, an investment advisory agreement with Conseco Capital Management, Inc. ("CCM"), a wholly-owned subsidiary of Conseco. Such agreements shall be effective as of the date of this Agreement and shall contain terms and conditions which are customary in investment advisory agreements between CCM and its clients.

     5.7 CERTAIN COMPANY ACTIONS. Notwithstanding any other provision of this Agreement to the contrary, the Directors of the Company and its officers and employees shall be entitled to take all actions necessary, appropriate or desirable to cause the stay pay and severance arrangements identified in Section
5.1 of the Disclosure Schedule and for the special cash bonus described in
Section 1.9(e) to the Disclosure Schedule to be adopted and implemented and all payments identified in such Sections 1.9(e) and 5.1 of the Disclosure Schedule to be paid as provided therein.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been adopted by the affirmative vote of the shareholders of the Company entitled to cast at least a majority of the votes which all shareholders of the Company are entitled to cast thereon.

          (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Conseco and CAF Acquisition shall be obtained from (i) the Insurance Regulators in the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, and (ii) any other Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the validity or enforceability of this Agreement; provided, however, that, notwithstanding the foregoing, in the event that all governmental and regulatory consents required hereunder shall have been obtained except the approval of the Insurance Regulator of any life insurance subsidiary of the Company, which does not constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of the Company (a "Non-Significant Life Subsidiary") to the transfer of control of such Non-Significant Life Subsidiary, then, subject to Article VII hereof, at any time thereafter at the option of Conseco, the parties shall take one of the following actions with respect to such Non-Significant Life Subsidiary and otherwise proceed to consummate the Merger in accordance with this
     Agreement: (a) place into escrow, pursuant to an escrow agreement reasonably acceptable to the parties, the outstanding shares of capital stock of such Non-Significant Life Subsidiary; such escrow agreement shall contain customary provisions concerning duties and responsibilities of the escrow agent and payment of the fees and expenses of the escrow agent and shall provide that (i) pending transfer of control of the Non-Significant Life Subsidiary to Conseco, its current Board of Directors shall retain all power to vote its shares of capital stock and to direct its business not inconsistent with this Agreement, (ii) promptly following receipt of the approval of the Insurance Regulator, control of the capital stock of such Non-Significant Life Subsidiary shall be transferred to Conseco and (iii) at any time following June 30, 1997 and prior to receipt of the Insurance Regulator's approval, Conseco may elect to terminate the escrow agreement, in which event such Non-Significant Life Subsidiary shall be liquidated and dissolved and the proceeds thereof shall be paid to Conseco; (b) cause such Non-Significant Life Subsidiary to surrender its certificate of authority to do business in its state of domicile; (c) cause such Non-Significant Life Subsidiary to commence proceedings for its liquidation and dissolution; (d) enter into an agreement for the sale and transfer of the Non-Significant Life Subsidiary to a third party; or (e) take such other action as may be mutually agreeable to the Company and Conseco.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use best reasonable efforts to have any such order or injunction vacated.

          (e) NYSE Listing. The shares of Conseco Common Stock issuable to the Company's shareholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     6.2 CONDITIONS TO OBLIGATIONS OF CONSECO AND CAF ACQUISITION. The obligations of Conseco and CAF Acquisition to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time) other than such breaches of representations and warranties which in the aggregate (after disregarding any qualification with respect to a material adverse effect in Section 2.11(iii)) would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company shall have delivered to Conseco a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of the Company, to the effect set forth in this
     Section 6.2(a).

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Conseco shall have received a certificate dated as of the Closing Date signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Shareholders Agreement. The Shareholders thereunder shall have complied with their respective obligations under the Shareholders Agreement, dated the date hereof, by and among Conseco and the shareholders of the Company parties thereto (the "Shareholders Agreement").

     6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Conseco and CAF Acquisition contained in this Agreement shall have been true and correct on the date of this Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole. Conseco shall have delivered to the Company a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of Conseco, to the effect set forth in this Section 6.3(a).

          (b) Performance of Obligations of Conseco and CAF Acquisition. Conseco and CAF Acquisition shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate dated as of the Closing Date signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco to such effect.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

          (a) by mutual written consent of Conseco and the Company;

          (b) by either Conseco or the Company:

             (i) if, upon a vote at a duly held Shareholders Meeting or any adjournment thereof, any required approval of the shareholders of the Company shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before March 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

             (iv) if the Board of Directors of the Company shall have exercised its rights set forth in Section 4.9 of this Agreement.

     7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Conseco as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Conseco, CAF Acquisition or the Company, other than the last two sentences of Section 4.5 and Sections 2.14, 3.8, 4.17, 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     7.3 AMENDMENT. Subject to the applicable provisions of the Ohio Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the shareholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Conseco, CAF Acquisition or the Company action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

     8.1 SURVIVAL. The representations and warranties respectively required to be made by the Company, Conseco and CAF Acquisition in this Agreement, or in any certificate, respectively, delivered by the Company or Conseco pursuant to
Section 6.2 or Section 6.3 hereof will not survive the Closing.

                                   ARTICLE IX

                                    NOTICES

     9.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to the Company, to:

          Capitol American Financial Corporation
           1001 Lakeside Avenue
           Cleveland, OH 44114
           Attention: David H. Gunning
                    Chairman, President and Chief Executive Officer
               Telephone: (216) 363-6306
           Telecopy: (216) 363-6373

     with copies to:

          Jones, Day, Reavis & Pogue
           599 Lexington Avenue
           New York, New York 10022
           Attention: Joanne L. Bober
           Telephone: (212) 326-3939
           Telecopy: (212) 755-7306

     If to Conseco, to:

          Conseco
           11825 N. Pennsylvania Street
           Carmel, Indiana 46032
           Attention: Lawrence W. Inlow, Esq.
           Telephone: (317) 817-6163
           Telecopy: (317) 817-6327

     If to CAF Acquisition, to:

          CAF Acquisition
           11825 N. Pennsylvania Street
           Carmel, Indiana 46032
           Attention: Lawrence W. Inlow, Esq.
           Telephone: (317) 817-6163
           Telecopy: (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 ENTIRE AGREEMENT. Except for documents executed by the Company, Conseco and CAF Acquisition pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, the Conseco Disclosure Schedule and other documents delivered in connection herewith), the Shareholders Agreement and the Confidentiality Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     10.2 EXPENSES. Except as provided in Section 4.17, whether or not the Merger is consummated, each of the Company, Conseco and CAF Acquisition will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby except that the expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement/Prospectus and the preparation and filing of the Form S-4 shall be borne equally by Conseco and the Company. The Company agrees and covenants that the fees and expenses of the Company's legal and investment banking advisors (including DLJ) incurred in connection with the Merger (but excluding reasonable fees and expenses incurred in connection with related litigation) shall not exceed $5,000,000.

     10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     10.4 NO THIRD PARTY BENEFICIARY. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     10.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     10.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

     10.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Conseco under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     10.9 WAIVER OF JURY TRIAL. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

     10.10 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or were otherwise breached, therefore the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company, Conseco and CAF Acquisition effective as of the date first written above.

                                          CONSECO, INC.

                                          By:     /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                                     Stephen C. Hilbert
                                                   Chairman of the Board,
                                                    President and Chief
                                                     Executive Officer

                                          CAF ACQUISITION COMPANY

                                          By:     /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                                     Stephen C. Hilbert
                                                         President

                                          CAPITOL AMERICAN FINANCIAL
                                            CORPORATION

                                          By:      /s/ DAVID H. GUNNING

                                            ------------------------------------
                                                      David H. Gunning
                                                   Chairman of the Board,
                                                    President and Chief
                                                     Executive Officer

                                    ANNEX B

                       DONALDSON, LUIFKIN & JENRETTE LOGO

                                August 25, 1996

Board of Directors
Capitol American Financial Corporation
1001 Lakeside Avenue
Cleveland, OH 44114

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of Capitol American Financial Corporation (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger to be dated as of August 25, 1996 (the "Agreement"), by and among Conseco, Inc. ("Conseco"), Capitol American Acquisition Corp. (the "Acquisition Subsidiary"), a wholly owned subsidiary of Conseco, and the Company, pursuant to which Acquisition Subsidiary will be merged (the "Merger") with and into the Company whereby the Company will become a wholly owned subsidiary of Conseco.

     Pursuant to the Agreement, each share of common stock, without par value, of the Company ("Company Common Stock") will be converted into the right to receive, subject to certain exceptions, (i) $30.00 in cash (subject to increase as provided in the Agreement) and (ii) the fraction of a share of common stock, without par value, of Conseco ("Conseco Common Stock") determined by dividing $6.50 by the average of the closing prices of Conseco Common Stock for the 20 consecutive trading days immediately preceding the second trading day prior to the consummation of the Merger.

     In arriving at our opinion, we have reviewed the draft of August 24, 1996 of the Agreement and the exhibits thereto and the draft of August 20, 1996 of the Shareholders Agreement by and among Conseco, Inc. and Barry J. Hershey and Connie Hershey. We have also reviewed financial and other information that was publicly available or furnished to us by the Company and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the years ending December 31, 1996 through December 31, 1998, and certain financial statements of Conseco which are pro forma for the Merger and for certain other transactions contemplated by Conseco for the year ended December 31, 1995 and the six months ended June 30, 1996 and certain financial projections of Conseco which are pro forma for the Merger and for certain other transactions contemplated by Conseco for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, we have compared certain financial and securities data of the Company and Conseco with certain financial and securities data of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and Conseco Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Conseco or its representatives, or that was otherwise reviewed by us. With respect to the financial projections of the Company supplied to us, we have assumed that they have been reasonably

BOARD OF DIRECTORS
CAPITOL AMERICAN FINANCIAL CORPORATION
PAGE 2                                                           AUGUST 25, 1996

prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the historical pro forma results of Conseco and future operating and financial performance of the Company and Conseco. We have not assumed any responsibility for an independent evaluation of the Company's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Conseco Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any member of the Board of Directors of the Company or shareholder as to how such member or shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company and Conseco in the past and has received usual and customary compensation for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the holders of Company Common Stock pursuant to the terms of the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:       /s/ MARK K. GORMLEY

                                            ------------------------------------
                                                      Mark K. Gormley
                                                     Managing Director

                                    ANNEX C

                          APPRAISAL DISSENTER'S RIGHTS

SECTION 1701.85 OHIO REVISED CODE

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation, the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holder of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

          (c) The dissenting shareholder withdraws his demand, with th consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division;

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

     The By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

     The above discussion of Conseco's By-laws and the Indiana Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


    2          --   Agreement and Plan of Merger dated as of August 25, 1996 by and among
                    Conseco, Inc., CAF Acquisition Company and Capitol American Financial
                    Corporation (included as Annex A to the Proxy Statement/Prospectus
                    (schedules omitted -- the Registrant agrees to furnish a copy of any schedule to the Securities and Exchange Commission (the "Commission") upon request)).**
    5          --   Opinion of Lawrence W. Inlow, General Counsel to Conseco, Inc., as to the
                    validity of the issuance of the securities registered hereby.**
    23(a)      --   Consent of Lawrence W. Inlow, General Counsel to Conseco, Inc. (included in the opinion filed as Exhibit 5 to the Registration Statement).**
    23(b)      --   Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of the Registrant.*
    23(c)      --   Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                    Capitol American Financial Corporation.*
    23(d)      --   Consent of Arthur Andersen LLP with respect to the financial statements of
                    American Travellers Corporation.*
    23(e)      --   Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Life Partners Group, Inc.*
    23(f)      --   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.**
    23(g)      --   Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                    Transport Holdings Inc.*
    24         --   Powers of Attorney of directors and officers of Conseco.**
    99(a)      --   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as
                    Annex B to the Proxy Statement/Prospectus).**
    99(b)      --   Form of proxy card for CAF Common Stock.*
    99(c)      --   Shareholders Agreement dated as of August 25, 1996 by and among Conseco,
                    Barry J. Hershey and Connie Hershey (incorporated by reference to Exhibit
                    99.1 to the Registrant's Current Report on Form 8-K dated August 25, 1996).


-------------------------
*  Filed herewith.


** Previously filed.


     (b) Financial Statement Schedules -- Inapplicable.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes as follows:


          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (f) See Part II -- Item 20.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and the State of Indiana, on the 16th day of October, 1996.


                                          CONSECO, INC.


                                          By: /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                            Stephen C. Hilbert,
                                            Chairman of the Board,
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                                 TITLE                            DATE
------------------------------   -------------------------------------------   ----------------


             *                   Director, Chairman of the Board, Chief        October 16, 1996
------------------------------   Executive Officer President and (Principal
Stephen C. Hilbert               Executive Officer of the Registrant)

             *                   Director, Executive Vice President and        October 16, 1996
------------------------------   Chief Financial Officer (Principal
Rollin M. Dick                   Financial and Accounting Officer of the
                                 Registrant)

             *                   Director                                      October 16, 1996
------------------------------
Ngaire E. Cuneo

                                 Director                                      October 16, 1996
------------------------------
David R. Decatur

                                 Director                                      October 16, 1996
------------------------------
M. Phil Hathaway

             *                   Director                                      October 16, 1996
------------------------------
Louis P. Ferrero

             *                   Director                                      October 16, 1996
------------------------------
Donald F. Gongaware

             *                   Director                                      October 16, 1996
------------------------------
James D. Massey

             *                   Director                                      October 16, 1996
------------------------------
Dennis E. Murray, Sr.

* By: /s/  KARL W. KINDIG
     -------------------------
     Karl W. Kindig,
     Attorney-in-Fact